                                                                  EXHIBIT 10.27

                                 THIRD AMENDMENT

         THIS THIRD AMENDMENT dated as of April 14, 2003 (this "Amendment") is among DREYER'S GRAND ICE CREAM, INC. (the "Company"), Dreyer's Grand Ice Cream Holdings, Inc. ("New Dreyer's"), various financial institutions and BANK OF AMERICA, N.A., as Agent (in such capacity, the "Agent").

         WHEREAS, the Company, various financial institutions and the Agent are parties to a Credit Agreement dated as of July 25, 2000 (as previously amended, the "Credit Agreement"; capitalized terms used but not otherwise defined herein have the respective meanings given to them in the Credit Agreement);

         WHEREAS, pursuant to an Agreement and Plan of Merger and Contribution, dated as of June 16, 2002 and amended as of October 25, 2002, as of February 5, 2003 and as of June 16, 2003 (as so amended the "Transaction Agreement") among, the Company, New Dreyer's (then known as New December, Inc.), December Merger Sub, Inc., Nestle Holdings, Inc. and Nestle Ice Cream Company, LLC ("NICC"), the Company and NICC will become wholly-owned subsidiaries of New Dreyer's; and

         WHEREAS, the parties hereto have agreed to amend the Credit Agreement to, among other things, add New Dreyer's as a party to the Credit Agreement and revise various provisions of the Credit Agreement to account for the consummation of the Transaction;

         NOW, THEREFORE, for good and valuable consideration (the receipt and sufficiency of which are hereby acknowledged), the parties hereto agree as follows:

         SECTION 1. AMENDMENTS. Subject to the satisfaction of the conditions precedent set forth in Section 3, the Company, New Dreyer's, the Majority Banks and the Agent agree that, on the Third Amendment Effective Date (as defined below), the Credit Agreement shall be amended in its entirety to read as set forth on the attached Exhibit A.

         SECTION 2. REPRESENTATIONS AND WARRANTIES. The Company and New Dreyer's represent and warrant to the Agent and the Banks that (a) the representations and warranties made in Article VI of the Credit Agreement as amended hereby (as so amended, the "Amended Credit Agreement") are true and correct on and as of the Third Amendment Effective Date with the same effect as if made on and as of such date (except to the extent such representations and warranties expressly refer to an earlier date, in which case they were true and correct as of such earlier date); (b) on and as of the Third Amendment Effective Date (and after giving effect hereto), no Default or Event of Default will exist; (c) the execution and delivery by the Company and New Dreyer's of this Amendment and the performance by the Company and New Dreyer's of their respective obligations under the Amended Credit Agreement (i) are within the corporate powers of the Company and New Dreyer's, (ii) have been duly authorized by all necessary corporate action, (iii) have received all necessary governmental approval and (iv) do not and will not contravene or conflict with any provision of law or of any agreement or other contract, or any judgment, order or decree, which is binding upon the Company or New Dreyer's; (e) upon the effectiveness hereof, the Amended Credit Agreement will be the legal, valid and binding obligation of the Company and New Dreyer's, enforceable against the

Company and New Dreyer's in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency or similar laws affecting the enforcement of creditors' rights generally or by equitable principles relating to enforceability; (f) the Transaction will comply in all material respects with all applicable legal requirements; and (g) the consummation of the Transaction will not violate any statute or regulation of the United States or any other applicable jurisdiction, or any order, judgment or decree of any court or other Governmental Authority, or result in a breach of, or constitute a default under, any material agreement, indenture, instrument or other document, or any judgment, order or decree, binding upon or affecting New Dreyer's, the Company or any other Subsidiary of New Dreyer's (including any entity which will be a Subsidiary of New Dreyer's after giving effect to the Transaction).

         SECTION 3. EFFECTIVENESS. The amendments set forth in Section 1 shall become effective if, and only if, (a) all required approvals (including approval under the Hart-Scott-Rodino Antitrust Improvements Act of 1976) for the Transaction have been received on or before July 31, 2003 and (b) all of the following conditions precedent have been satisfied on or before August 29, 2003 (and the date on which all such conditions precedent have been satisfied is called the "Third Amendment Effective Date").

                  3.1 Amendment. The Agent shall have received counterparts of this Amendment executed by the Company, New Dreyer's and the Majority Banks (it being understood that the Agent may rely on facsimile confirmation of the execution of a counterpart hereof by any party hereto).

                  3.2 Guaranty. The Agent shall have received a guaranty substantially in the form of Exhibit B (the "Guaranty") duly executed by each Guarantor (as defined in the Amended Credit Agreement).

                  3.3 Corporate Documents. The Agent shall have received a certificate of the secretary of assistant Secretary of the Company, New Dreyer's and each other Guarantor as to (a) resolutions of the Board of Directors or other governing body of such Person authorizing the execution and delivery by such Person of this Amendment and/or the Guaranty, as applicable, and the performance by such Person of its obligations under the Amended Credit Agreement and/or the Guaranty, as applicable; and (b) the incumbency and signatures of the officers of such Person who are authorized to execute and deliver this Amendment and/or the Guaranty, as applicable.

                  3.4 Opinion(s). The Agent shall have received satisfactory opinions of counsel to the Company and the Guarantors.

                  3.5 Officer's Certificate. The Agent shall have received a certificate of a Responsible Officer (as defined in the Amended Credit Agreement) to the effect that (a) there has been no material adverse change in the operations, business, properties, assets, liabilities, condition (financial or otherwise) or prospects of the Company and its Subsidiaries taken as a whole since December 29, 2001 or of NICC and its Subsidiaries taken as a whole since September 29, 2002; (b) there is no action, suit, investigation or proceeding pending or, to the knowledge of New Dreyer's or the Company, threatened in any court or before any arbitrator or governmental authority that (x) is reasonably likely to materially and adversely affect New Dreyer's and its Subsidiaries taken as a whole or (y) purports to affect the Amendment or any transaction contemplated thereby or the ability of the Company or any Guarantor to perform its obligations under the Credit Agreement or the Guaranty, as applicable; (c) all required consents and approvals (including approval under the Hart-Scott-Rodino Antitrust Improvements Act of 1976) for the (i) the consummation of the Transaction, (ii) the execution and delivery by New Dreyer's and the Company of this Amendment, (iii) the execution and delivery by the Guarantors of the Guaranty and (iv) the performance by the Company, New Dreyer's and the other Guarantors of their respective obligations under the Amended Credit Agreement and the Guaranty, as applicable, have been obtained and are in full force and effect; and (d) the obligations of the Company under the Amended Credit Agreement and the obligations of the Guarantors under the Guaranty will not be structurally subordinated to any other material debt of the Company or any Guarantor.

                  3.6 Nestle Credit Arrangements. The Agent shall have received evidence that the Nestle Credit Arrangements (as defined in the Amended Credit Agreement) are in full force and effect.

                  3.7 Transaction. The Transaction shall have been consummated in accordance with the Transaction Agreement (without any amendment or other modification thereto unless approved in writing by the Majority Banks).

                  3.8      Payment of Fees and Expenses.

                           (a)      The Company shall have paid to the Agent for
the account of each Bank which executed this Amendment on or before the close of business on April 14, 2003, an amendment fee equal to 0.125% of the amount of such Bank's Commitment; and

                           (b)      The Company shall have paid all other
accrued and unpaid fees, costs and expenses related to the Credit Agreement and this Amendment, in each case to the extent then due.

                  3.9 Accuracy of Statements. Each of the representations and warranties in Section 2, and each of the statements in the certificate delivered pursuant to Section 3.5, shall be true and correct in all material respects as of such date (except to the extent any such representation, warranty or statement expressly refers to an earlier date, in which case it shall have been true and correct as of such earlier date).

         SECTION 4.        MISCELLANEOUS.

                  4.1 Continuing Effectiveness, etc. As amended hereby, the Credit Agreement shall remain in full force and effect and is hereby ratified and confirmed in all respects. After the Third Amendment Effective Date, all references in the Credit Agreement, the Notes, each other Loan Document and any similar document to the "Credit Agreement" or similar terms shall refer to the Amended Credit Agreement.

                  4.2 Counterparts. This Amendment may be executed in any number of counterparts and by the different parties on separate counterparts, and each such counterpart shall be deemed to be an original but all such counterparts shall together constitute one and the same Amendment.

                  4.3 Expenses. The Company agrees to pay the reasonable costs and expenses of the Agent (including Attorney Costs) in connection with the preparation, execution and delivery of this Amendment.

                  4.4 Governing Law. This Amendment shall be a contract made under and governed by the laws of the State of Illinois applicable to contracts made and to be performed entirely within such State.

                  4.5 Successors and Assigns. This Amendment shall be binding upon the Company, New Dreyer's, the Banks and the Agent and their respective successors and assigns, and shall inure to the benefit of the Company, the Banks and the Agent and the successors and assigns of the Banks and the Agent.

                  4.6 Waivers by Majority Banks. The Majority Banks waive any Default or Event of Default which occurs prior to the Third Amendment Effective Date and results solely from (i) the Company or any of its Subsidiaries entering into any agreement related to the Transaction or (ii) the Company or any of its Subsidiaries entering into any agreement to dispose of any assets (so long as the actual disposition of such assets is permitted by the Credit Agreement or permitted by the Amended Credit Agreement).

                  4.7 Intercreditor Agreement. Each Bank hereby consents to the execution and delivery by the Agent of an Intercreditor Agreement substantially in the form of Exhibit C and agrees, on behalf of itself and any of its Affiliates which may at any time enter into a Swap Contract with the Company, that the Agent is authorized to execute and deliver, and otherwise represent such Bank and any such Affiliate in connection with, such Intercreditor Agreement.

                             [SIGNATURES TO FOLLOW]

Delivered at Chicago, Illinois, as of the day and year first above written.

                                              DREYER'S GRAND ICE CREAM, INC.

                                              By: /S/ William C. Collett
                                              Name: William C. Collett
                                              Title: Treasurer

                                              DREYER'S GRAND ICE CREAM HOLDINGS,
                                              INC.

                                              By: /S/ William C. Collett
                                              Name: William C. Collett
                                              Title: Treasurer

                                              BANK OF AMERICA, N.A., as Agent

                                              By: /S/ Casey Cosgrove
                                              Name: Casey Cosgrove
                                              Title: Vice President

                                              BANK OF AMERICA N.A., as a Bank

                                              By: /S/ Casey Cosgrove
                                              Name: Casey Cosgrove
                                              Title: Vice President

                                              UNION BANK OF CALIFORNIA, N.A.

                                              By: /S/ Henry G. Montgomery
                                              Name: Henry G. Montgomery
                                              Title: Vice President

                                              HARRIS TRUST AND SAVINGS BANK

                                              By: /S/ Leili Ghazi
                                              Name: Leili Ghazi
                                              Title: Vice President

                                              COBANK, ACB

                                              By: /S/ S. Richard Dill
                                              Name: S. Richard Dill
                                              Title: Vice President

                                              SUNTRUST BANK

                                              By:  /S/ Michael F. Lapresi
                                              Name: Michael F. Lapresi
                                              Title: Director

                                              COOPERATIEVE CENTRALE RAIFFEISEN-
                                              BOERENLEENBANK B.A., "RABOBANK
                                              INTERNATIONAL" NEW YORK BRANCH

                                              By: /S/ Bradford F. Scott
                                              Name: Bradford F. Scott
                                              Title: Executive Director

                                              By: /S/ Ian Reece
                                              Name: Ian Reece
                                              Title: Managing Director

                                              FARM CREDIT SERVICES OF MINNESOTA
                                              VALLEY, PCA, dba FCS Commercial
                                              Finance Group

                                              By: /S/ James M. Grafing
                                              Name: James M. Grafing
                                              Title: SVP Syndicated Finance

                                              THE BANK OF NEW YORK

                                              By: /S/ Elizabeth T. Ying
                                              Name: Elizabeth T. Ying
                                              Title: Vice President

                                    EXHIBIT A

                                CREDIT AGREEMENT

                                CREDIT AGREEMENT

         This CREDIT AGREEMENT is entered into as of July 25, 2000, among Dreyer's Grand Ice Cream, Inc., a Delaware corporation (the "Company"), Dreyer's Grand Ice Cream Holdings, Inc., a Delaware corporation ("New Dreyer's"), the several financial institutions from time to time party to this Agreement (collectively, the "Banks"; individually, a "Bank"), Bank of America, N.A., as letter of credit issuing bank, and Bank of America, N.A., as agent for the Banks.

         WHEREAS, the Company, certain financial institutions party thereto, ABN-AMRO Bank N.V., San Francisco International Branch as Co-Agent, and Bank of America, N.A. (then known as Bank of America National Trust and Savings Association), as agent for the Banks, entered into an Amended and Restated Credit Agreement dated as of March 27, 1998 (as amended as of the date of this Agreement, the "Prior Credit Agreement");

         WHEREAS, the Banks have agreed to make available to the Company a revolving credit facility upon the terms and conditions set forth in this Agreement, the initial borrowings of which will be used to repay principal, interest, and all other sums then due and payable under the Prior Credit Agreement;

         NOW, THEREFORE, in consideration of the mutual agreements, provisions and covenants contained herein, the parties agree as follows:

                                    ARTICLE I
                                   DEFINITIONS

         1.1 Certain Defined Terms. The following terms have the following meanings:

                  "Acquisition" means any transaction or series of related transactions for the purpose of or resulting, directly or indirectly, in (a) the acquisition of all or substantially all of the assets of a Person, or of any business or division of a Person, (b) the acquisition of in excess of 50% of the capital stock, partnership interests, membership interests, or equity of any Person, or otherwise causing any Person to become a Subsidiary, or (c) a merger or consolidation or any other combination with another Person (other than a Person that is a Subsidiary).

                  "Affiliate" means, as to any Person, any other Person which, directly or indirectly, is in control of, is controlled by, or is under common control with, such Person. A Person shall be deemed to control another Person if the controlling Person possesses, directly or indirectly, the power to direct or cause the direction of the management and policies of the other Person, whether through the ownership of voting securities, membership interests, by contract, or otherwise.

                  "Agent" means BofA in its capacity as agent for the Banks hereunder, and any successor agent arising under Section 10.9.

                  "Agent-Related Persons" means BofA, any successor agent arising under Section 9.9 and any successor to BofA as letter of credit issuing bank hereunder, together with their respective Affiliates (including, in the case of BofA, the Arranger), and the officers, directors, employees, agents and attorneys-in-fact of such Persons and Affiliates.

                  "Agent's Payment Office" means the address for payments set forth on Schedule 10.2 in relation to the Agent, or such other address as the Agent may from time to time specify.

                  "Agreement" means this Credit Agreement as in effect from time to time.

                  "Arranger" means Banc of America Securities LLC.

                  "Assignee" has the meaning specified in subsection 11.8(a).

                  "Attorney Costs" means and includes all fees and disbursements of any law firm or other external counsel, the allocated cost of internal legal services and all disbursements of internal counsel.

                  "Bank" has the meaning specified in the introductory clause hereto. References to the "Banks" shall include BofA in its capacity as Swing Line Bank and Issuing Bank; for purposes of clarification only, to the extent that the Swing Line Bank or the Issuing Bank may have any rights or obligations in addition to those of the other Banks due to its status as a Swing Line Bank or Issuing Bank, as the case may be, its status as such will be specifically referenced.

                  "Bankruptcy Code" means the Federal Bankruptcy Reform Act of 1978 (11 U.S.C. Section 101, et seq.).

                  "Base Rate" means, for any day, the higher of: (a) 0.50% per annum above the Federal Funds Rate for such day; and (b) the rate of interest in effect for such day as publicly announced from time to time by BofA in Charlotte, North Carolina, as its "Prime Rate." (The "Prime Rate" is a rate set by BofA based upon various factors including BofA's costs and desired return, general economic conditions and other factors, and is used as a reference point for pricing some loans, which may be priced at, above, or below such announced rate.) Any change in the Prime Rate announced by BofA shall take effect at the opening of business on the day specified in the public announcement of such change.

                  "Base Rate Loan" means a Loan that bears interest based on the Base Rate.

                  "Base Rate Margin" - see Schedule 1.1.

                  "BofA" means Bank of America, N.A., a national banking association.

                  "Borrowing" means a borrowing hereunder consisting of Loans of the same Type made to the Company on the same day under Article II and, other than in the case of Base Rate Loans, having the same Interest Period.

                  "Borrowing Date" means any date on which a Borrowing occurs under Section 2.3 or a Swing Line Loan is made under Section 2.14.

                  "Business Day" means any day other than a Saturday, Sunday or other day on which commercial banks in Chicago, Illinois, Dallas, Texas, Charlotte, North Carolina, New York, New York, or San Francisco, California are authorized or required by law to close and, if the applicable Business Day relates to any Offshore Rate Loan, means such a day on which dealings are carried on in the applicable offshore dollar interbank market.

                  "Capital Adequacy Regulation" means any guideline, request or directive of any central bank or other Governmental Authority, or any other law, rule or regulation, whether or not having the force of law, in each case, regarding capital adequacy of any bank or of any corporation controlling a bank.

                  "Cash Collateralize" means to pledge and deposit with or deliver to the Agent, for the benefit of the Agent, the Issuing Banks and the Banks, as collateral for the L/C Obligations, cash or deposit account balances pursuant to documentation in form and substance satisfactory to the Agent and the Majority Banks. Derivatives of such term shall have corresponding meanings. Cash collateral shall be maintained in blocked accounts at BofA or, with BofA's consent, the applicable Issuing Bank.

                  "Cash Equivalents" means:

                           (a) securities issued or fully guaranteed or insured
by the United States Government or any agency thereof and backed by the full faith and credit of the United States having maturities of not more than six months from the date of acquisition;

                           (b) certificates of deposit, time deposits,
Eurodollar time deposits, repurchase agreements, reverse repurchase agreements, or bankers' acceptances, having in each case a tenor of not more than six months, issued by any Bank, or by any U.S. commercial bank or any branch or agency of a non-U.S. bank licensed to conduct business in the U.S. having combined capital and surplus of not less than $100,000,000 whose short term securities are rated at least A-1 by Standard & Poor's Corporation and P-1 by Moody's Investors Service, Inc.;

                           (c) commercial paper of an issuer (other than an
Affiliate of New Dreyer's) rated at least A-1 by Standard & Poor's Corporation or P-1 by Moody's Investors Service, Inc. and in either case having a tenor of not more than three months.

                  "Closing Date" means the date on which all conditions precedent set forth in Section 5.1 are satisfied or waived by all Banks (or, in the case of subsection 5.1(d), waived by the Person entitled to receive such payment), which date must occur before July 25, 2000.

                  "Code" means the Internal Revenue Code of 1986, and regulations promulgated thereunder.

                  "Commitment", as to each Bank, has the meaning specified in
Section 2.1.

                  "Commitment Fee Rate" - see Schedule 1.1.

                  "Company" has the meaning specified in the introductory clause hereto.

                  "Compliance Certificate" means a certificate substantially in the form of Exhibit A.

                  "Consolidated Net Worth" means the consolidated stockholders' equity of New Dreyer's (including the account related to the Class A Callable Puttable Common Shares of New Dreyer's) minus any treasury stock.

                  "Contingent Obligation" means, as to any Person, any direct or indirect liability of that Person, whether or not contingent, with or without recourse, (a) with respect to any Indebtedness, lease, dividend, letter of credit or other obligation (the "primary obligations") of another Person (the "primary obligor"), including any obligation of that Person (i) to purchase, repurchase or otherwise acquire such primary obligations or any security therefor, (ii) to advance or provide funds for the payment or discharge of any such primary obligation, or to maintain working capital or equity capital of the primary obligor or otherwise to maintain the net worth or solvency or any balance sheet item, level of income or financial condition of the primary obligor, (iii) to purchase property, securities or services primarily for the purpose of assuring the owner of any such primary obligation of the ability of the primary obligor to make payment of such primary obligation, or (iv) otherwise to assure or hold harmless the holder of any such primary obligation against loss in respect thereof (each, a "Guaranty Obligation"); (b) with respect to any Surety Instrument issued for the account of that Person or as to which that Person is otherwise liable for reimbursement of drawings or payments;
(c) to purchase any materials, supplies or other property from, or to obtain the services of, another Person if the relevant contract or other related document or obligation requires that payment for such materials, supplies or other property, or for such services, shall be made regardless of whether delivery of such materials, supplies or other property is ever made or tendered, or such services are ever performed or tendered, or (d) in respect of any Swap Contract. The amount of any Contingent Obligation shall, in the case of Guaranty Obligations, be deemed equal to the stated or determinable amount of the primary obligation in respect of which such Guaranty Obligation is made or, if not stated or if indeterminable, the maximum reasonably anticipated liability in respect thereof, and in the case of other Contingent Obligations other than in respect of Swap Contracts, shall be equal to the maximum reasonably anticipated liability in respect thereof and, in the case of Contingent Obligations in respect of Swap Contracts, shall be equal to the Swap Termination Value.

                  "Contractual Obligation" means, as to any Person, any provision of any security issued by such Person or of any agreement, undertaking, contract, indenture, mortgage, deed of trust or other instrument, document or agreement to which such Person is a party or by which it or any of its property is bound.

                  "Conversion/Continuation Date" means any date on which, under
Section 2.4, the Company (a) converts Loans of one Type to another Type, or (b) continues as Loans of the same Type with a new Interest Period, Loans of the same Type with Interest Periods expiring on such date.

                  "Default" means any event or circumstance which, with the giving of notice, the lapse of time, or both, would (if not cured or otherwise remedied during such time) constitute an Event of Default.

                  "Dollars", "dollars" and "$" each mean lawful money of the United States.

                  "Domestic Subsidiary" means each Subsidiary other than a Foreign Subsidiary.

                  "EBITDA" means, for any Person for any period, such Person's consolidated earnings before interest, taxes, depreciation and amortization of non-cash charges, all determined on a consolidated basis and in accordance with GAAP for such period, plus, in the case of New Dreyer's and the Company, to the extent deducted in determining consolidated earnings for such period, the first $110,000,000 of merger-related expenses incurred in connection with the Transaction and the first $103,000,000 of non-cash expenses related to management stock option expense and the accretion of management and employee stock options in connection with the Transaction.

                  "Effective Amount" means, with respect to any outstanding L/C Obligations on any date, the amount of such L/C Obligations on such date after giving effect to any Issuances of Letters of Credit occurring on such date, any other changes in the aggregate amount of the L/C Obligations as of such date, including as a result of any reimbursements of outstanding unpaid drawings under any Letter of Credit or any reduction in the maximum amount available for drawing under Letters of Credit taking effect on such date.

                  "Eligible Assignee" means (i) a commercial bank organized under the laws of the United States, or any state thereof, and having a combined capital and surplus of at least $100,000,000; (ii) a commercial bank organized under the laws of any other country which is a member of the Organization for Economic Cooperation and Development (the "OECD"), or a political subdivision of any such country, and having a combined capital and surplus of at least $100,000,000, provided that such bank is acting through a branch or agency located in the country in which it is organized or another country which is also a member of the OECD; or (iii) a Person that is primarily engaged in the business of commercial banking with total assets of at least $100,00,000.

                  "Environmental Claims" means all written claims received by New Dreyer's or any Subsidiary, however asserted, by any Governmental Authority or other Person alleging potential liability or responsibility for violation of any Environmental Law, or for release or injury to the environment.

                  "Environmental Laws" means all federal, state, local, or foreign laws and regulations, relating to pollution or protection of public health and the environment (including ambient air, surface water, ground water, land surface or subsurface strata), including laws and regulations relating to emissions, discharges, releases or threatened releases of Materials of Environmental Concern, or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport, or handling of Materials of Environmental Concern.

                  "ERISA" means the Employee Retirement Income Security Act of 1974, and regulations promulgated thereunder.

                  "ERISA Affiliate" means any trade or business (whether or not incorporated) under common control with New Dreyer's within the meaning of
Section 414(b) or (c) of the

Code (and Sections 414(m) and (o) of the Code for purposes of provisions relating to Section 412 of the Code).

                  "ERISA Event" means (a) a Reportable Event with respect to a Pension Plan; (b) a withdrawal by New Dreyer's or any ERISA Affiliate from a Pension Plan subject to Section 4063 of ERISA during a plan year in which it was a substantial employer (as defined in Section 4001(a)(2) of ERISA) or a cessation of operations which is treated as such a withdrawal under Section 4062(e) of ERISA; (c) a complete or partial withdrawal by New Dreyer's or any ERISA Affiliate from a Multiemployer Plan or notification that a Multiemployer Plan is in reorganization; (d) the filing of a notice of intent to terminate, the treatment of a Plan amendment as a termination under Section 4041 or 4041A of ERISA, or the commencement of proceedings by the PBGC to terminate a Pension Plan or Multiemployer Plan; (e) an event or condition which might reasonably be expected to constitute grounds under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Pension Plan or Multiemployer Plan; or (f) the imposition of any liability under Title IV of ERISA, other than PBGC premiums due but not delinquent under Section 4007 of ERISA, upon New Dreyer's or any ERISA Affiliate.

                  "Event of Default" means any of the events or circumstances specified in Section 9.1.

                  "Exchange Act" means the Securities Exchange Act of 1934, and regulations promulgated thereunder.

                  "Existing Letter of Credit" means the Letters of Credit listed on Schedule 4.1.

                  "FDIC" means the Federal Deposit Insurance Corporation, and any Governmental Authority succeeding to any of its principal functions.

                  "Federal Funds Rate" means, for any day, the rate set forth in the weekly statistical release designated as H.15(519), or any successor publication, published by the Federal Reserve Bank of New York (including any such successor, "H.15(519)") on the preceding Business Day opposite the caption "Federal Funds (Effective)"; or, if for any relevant day such rate is not so published on any such preceding Business Day, the rate for such day will be the arithmetic mean as determined by the Agent of the rates for the last transaction in overnight Federal funds arranged prior to 9:00 a.m. (New York City time) on that day by each of three leading brokers of Federal funds transactions in New York City selected by the Agent.

                  "Fee Letter" has the meaning specified in subsection 2.9(a).

                  "Foreign Subsidiary" means each Subsidiary of the Company which is organized under the laws of any jurisdiction other than, and which is conducting the majority of its business outside of, the United States or any state thereof.

                  "FRB" means the Board of Governors of the Federal Reserve System, and any Governmental Authority succeeding to any of its principal functions.

                  "Funded Debt" of any Person means, without duplication, (a) all indebtedness for borrowed money; (b) all obligations issued, undertaken or assumed as the deferred purchase price of property or services (other than trade payables entered into in the ordinary course of business on ordinary terms); (c) all obligations evidenced by notes, bonds, debentures or similar instruments, including obligations so evidenced incurred in connection with the acquisition of property, assets or businesses; (d) all indebtedness created or arising under any conditional sale or other title retention agreement, or incurred as financing, in either case with respect to property acquired by the Person (even though the rights and remedies of the seller or bank under such agreement in the event of default are limited to repossession or sale of such property); (e) all obligations with respect to capital leases; and (f) all Synthetic Lease Obligations of such Person.

                  "Funded Debt/EBITDA Ratio" means, with respect to any Person at any time, the ratio of (i) Funded Debt of such Person and its Subsidiaries determined on a consolidated basis at such time to (ii) EBITDA for the most recent period of four fiscal quarters of such Person for which financial statements have been delivered pursuant to Section 7.1.

                  "GAAP" means generally accepted accounting principles set forth from time to time in the opinions and pronouncements of the Accounting Principles Board and the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board (or agencies with similar functions of comparable stature and authority within the U.S. accounting profession), which are applicable to the circumstances as of the date of determination.

                  "Governance Agreement" means a governance agreement among Nestle Holdings, Inc., Nestle S.A. and New Dreyer's, substantially in the form provided to the Banks prior to the Third Amendment Effective Date.

                  "Governmental Authority" means any nation or government, any state or other political subdivision thereof, any central bank (or similar monetary or regulatory authority) thereof, any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government, and any corporation or other entity owned or controlled, through stock or capital ownership or otherwise, by any of the foregoing.

                  "Grand Soft Capital Company" means Grand Soft Capital Company, a California corporation.

                  "Grand Soft Equipment Company" means Grand Soft Equipment Company, a Kentucky corporation.

                  "Grand Soft Program" means (i) all sales by Grand Soft Capital Company or Grand Soft Equipment Company of leases covering machinery manufactured for or by Grand Soft Equipment Company; (ii) all sales and leasebacks by Grand Soft Capital Company or Grand Soft Equipment Company of machinery manufactured for or by Grand Soft Equipment Company; and (iii) all leases of equipment manufactured for or by Grand Soft Equipment Company leased by Grand Soft Equipment Company or Grand Soft Capital Company.

                  "Guarantor" means each of New Dreyer's, NICC and each other Domestic Subsidiary of New Dreyer's (other than any Immaterial Subsidiary).

                  "Guaranty" means the Guaranty, dated as of the Third Amendment Effective Date, of the Guarantors in favor of the Agent and the Banks.

                  "Guaranty Obligation" has the meaning specified in the definition of "Contingent Obligation."

                  "Honor Date" has the meaning specified in subsection 3.03(b).

                  "Immaterial Subsidiary" means a Subsidiary of New Dreyer's which owns less than 5% of the assets of New Dreyer's and its Domestic Subsidiaries taken as a whole and had, during the most recently ended fiscal quarter, less than 5% of the revenues of New Dreyer's and its Domestic Subsidiaries taken as a whole.

                  "Indebtedness" of any Person means, without duplication, (a) all indebtedness for borrowed money; (b) all obligations issued, undertaken or assumed as the deferred purchase price of property or services (other than trade payables entered into in the ordinary course of business on ordinary terms); (c) all non-contingent reimbursement or payment obligations with respect to Surety Instruments; (d) all obligations evidenced by notes, bonds, debentures or similar instruments, including obligations so evidenced incurred in connection with the acquisition of property, assets or businesses; (e) all indebtedness created or arising under any conditional sale or other title retention agreement, or incurred as financing, in either case with respect to property acquired by the Person (even though the rights and remedies of the seller or bank under such agreement in the event of default are limited to repossession or sale of such property); (f) all obligations with respect to capital leases; (g) all indebtedness referred to in clauses (a) through (f) above secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any Lien upon or in property (including accounts and contracts rights) owned by such Person, even though such Person has not assumed or become liable for the payment of such Indebtedness; (h) all Guaranty Obligations in respect of indebtedness or obligations of others of the kinds referred to in clauses (a) through (g) above; and all Synthetic Lease Obligations of such Person.

                  "Indemnified Liabilities" has the meaning specified in Section 11.05.

                  "Indemnified Person" has the meaning specified in Section
11.05.

                  "Independent Auditor" has the meaning specified in subsection 7.01(a).

                  "Insolvency Proceeding" means, with respect to any Person, (a) any case, action or proceeding with respect to such Person before any court or other Governmental Authority relating to bankruptcy, reorganization, insolvency, liquidation, receivership, dissolution, winding-up or relief of debtors, or (b) any general assignment for the benefit of creditors, composition, marshalling of assets for creditors, or other, similar arrangement in respect of its creditors generally or any substantial portion of its creditors; undertaken under U.S. Federal, state or foreign law, including the Bankruptcy Code.

                  "Interest Payment Date" means, as to any Loan other than a Base Rate Loan or Swing Line Loan, the last day of each Interest Period applicable to such Loan and, as to any Base Rate Loan or Swing Line Loan, the last Business Day of each calendar quarter and each date such Loan is converted into another Type of Loan, provided that if any Interest Period for an Offshore Rate Loan exceeds three months, the date that falls three months after the beginning of such Interest Period and after each Interest Payment Date thereafter is also an Interest Payment Date.

                  "Interest Period" means, as to any Offshore Rate Loan, the period commencing on the Borrowing Date of such Loan or on the Conversion/Continuation Date on which the Loan is converted into or continued as an Offshore Rate Loan, and ending on the date one, two, three or six months thereafter, as selected by the Company in its Notice of Borrowing or Notice of Conversion/Continuation; provided that:

                           (i)      if any Interest Period would otherwise end
on a day that is not a Business Day, that Interest Period shall be extended to the following Business Day unless, in the case of an Offshore Rate Loan, the result of such extension would be to carry such Interest Period into another calendar month, in which event such Interest Period shall end on the preceding Business Day;

                           (ii)     any Interest Period pertaining to an
Offshore Rate Loan that begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall end on the last Business Day of the calendar month at the end of such Interest Period; and

                           (iii)    no Interest Period for any Loan shall extend
beyond the scheduled Revolving Termination Date.

                  "IRS" means the Internal Revenue Service, and any Governmental Authority succeeding to any of its principal functions under the Code.

                  "Issuance Date" has the meaning specified in subsection
3.01(a).

                  "Issue" means, with respect to any Letter of Credit, to issue or to extend the expiry of, or to renew or increase the amount of, such Letter of Credit; and the terms "Issued," "Issuing" and "Issuance" have corresponding meanings.

                  "Issuing Bank" means BofA in its capacity as issuer of one or more Letters of Credit hereunder, together with (i) any replacement letter of credit issuer arising under subsection 10.1(c) or Section 10.9 and (ii) any other Bank or any Affiliate of a Bank which the Agent and the Company have approved in writing as an "Issuing Bank" hereunder.

                  "Joint Venture" means a single-purpose corporation, partnership, limited liability company, joint venture or other similar legal arrangement (whether created by contract or conducted through a separate legal entity) now or hereafter formed by New Dreyer's or any of its Subsidiaries with another Person in order to conduct a common venture or enterprise with such Person.

                  "L/C Advance" means each Bank's participation in any L/C Borrowing in accordance with its Pro Rata Share.

                  "L/C Amendment Application" means an application form for amendment of an outstanding standby letter of credit as shall at any time be in use by the applicable Issuing Bank, as such Issuing Bank shall request.

                  "L/C Application" means an application form for issuance of a standby letter of credit as shall at any time be in use by the applicable Issuing Bank, as such Issuing Bank shall request.

                  "L/C Borrowing" means an extension of credit resulting from a drawing under any Letter of Credit which shall not have been reimbursed on the date when made nor converted into a Borrowing of Loans under subsection 3.3(d).

                  "L/C Commitment" means the commitment of the Issuing Banks to Issue, and the commitment of the Banks severally to participate in, Letters of Credit from time to time Issued or outstanding under Article III in an aggregate amount not to exceed on any date the lesser of $25,000,000 and the combined Commitments; it being understood that the L/C Commitment is a part of the combined Commitments rather than a separate, independent commitment.

                  "L/C Fee Rate" - see Schedule 1.1.

                  "L/C Obligations" means at any time the sum of (a) the aggregate undrawn amount of all Letters of Credit then outstanding, plus (b) the amount of all unreimbursed drawings under all Letters of Credit, including all outstanding L/C Borrowings.

                  "L/C-Related Documents" means the Letters of Credit, the L/C Applications, the L/C Amendment Applications and any other document relating to any Letter of Credit, including any of the applicable Issuing Bank's standard form documents for letter of credit issuances.

                  "Letter of Credit" means any Existing Letter of Credit and any standby letter of credit Issued by an Issuing Bank pursuant to Article III.

                  "Lending Office" means, as to any Bank, the office or offices of such Bank specified as its "Lending Office" or "Domestic Lending Office" or "Offshore Lending Office", as the case may be, on Schedule 11.2, or such other office or offices as such Bank may from time to time notify the Company and the Agent.

                  "Lien" means any security interest, mortgage, deed of trust, pledge, hypothecation, assignment, charge or deposit arrangement, encumbrance, lien (statutory or other) or preferential arrangement of any kind or nature whatsoever in respect of any property (including those created by, arising under or evidenced by any conditional sale or other title retention agreement, the interest of a lessor under a capital lease, any financing lease having substantially the same economic effect as any of the foregoing, or the filing of any financing statement naming the owner of the asset to which such lien relates as debtor, under the Uniform

Commercial Code or any comparable law) and any contingent or other agreement to provide any of the foregoing, but not including the interest of a lessor under an operating lease.

                  "Loan" means an extension of credit by a Bank to the Company under Article II or Article III (excluding the issuance of a Letter of Credit), and may be a Base Rate Loan, an Offshore Rate Loan or a Swing Line Loan (each, a "Type" of Loan), or an L/C Advance.

                  "Loan Documents" means this Agreement, any Notes, the L/C-Related Documents, the Fee Letter, and all other documents delivered to the Agent or any Bank in connection herewith.

                  "Majority Banks" means (a) at any time when there are more than two Banks, Banks then holding more than 50% of the then aggregate unpaid principal amount of the Loans; provided that if and so long as any Bank fails to fund any Loan when required by Section 3.3 or a participation in an L/C Borrowing pursuant to Section 3.3, as the case may be, such Bank's Pro Rata Share shall be deemed for purposes of this definition to be reduced by the percentage which the defaulted amount constitutes of the combined Commitments (or, if the Commitments have terminated, the sum of the aggregate principal amount of all outstanding Loans plus the Effective Amount of all L/C Obligations, and the Pro Rata Share of the applicable Issuing Bank shall be deemed for purposes of this definition to be increased by such percentage), or, if no such principal amount is then outstanding, Banks then having more than 50% of the combined Commitments of the Banks; or (b) at any time when there are only two Banks, both Banks.

                  "Margin Stock" means "margin stock" as such term is defined in Regulation G, T, U or X of the FRB.

                  "Material Adverse Effect" means (a) a material adverse change in, or a material adverse effect upon, the operations, business, properties, assets, liabilities (actual or contingent), condition (financial or otherwise) or prospects of New Dreyer's or of New Dreyer's and its Subsidiaries taken as a whole; (b) a material impairment of the ability of New Dreyer's, the Company or any other Subsidiary to perform under any Loan Document and to avoid any Event of Default; or (c) a material adverse effect upon the legality, validity, binding effect or enforceability against New Dreyer's, the Company or any other Subsidiary of any Loan Document.

                  "Materials of Environmental Concern" means chemicals, pollutants, contaminants, wastes, toxic substances, hazardous substances, petroleum, and petroleum products.

                  "Multiemployer Plan" means a "multiemployer plan", within the meaning of Section 4001(a)(3) of ERISA, to which New Dreyer's or any ERISA Affiliate makes, is making, or is obligated to make contributions or, during the preceding three calendar years, has made, or been obligated to make, contributions.

                  "Nestle Credit Arrangements" means credit arrangements pursuant to which New Dreyer's has outstanding and/or access to not less than $400,000,000 of financing pursuant to committed credit facilities provided by Nestle Holdings, Inc. or an affiliate thereof and/or the guarantee by Nestle Holdings, Inc. or an affiliate thereof of commercial paper issued by New Dreyer's, in each case on terms and conditions satisfactory to the Administrative Agent. Such terms and conditions shall include (a) a termination date which is not less than, or which is extendible at the sole option of New Dreyer's to a date which is not less than, 91 days after the scheduled Revolving Termination Date and (b) no covenants or defaults which are more restrictive than the covenants and defaults in the Credit Agreement.

                  "Net Issuance Proceeds" means, in respect of any offering of equity or debt securities or debt instruments, cash proceeds and non-cash proceeds received or receivable in connection therewith, net of reasonable out-of-pocket costs and expenses paid or incurred in connection therewith in favor of any Person not an Affiliate of New Dreyer's or in favor of Manwell & Milton, such costs and expenses not to exceed 5% of the gross proceeds of such issuance.

                  "New Dreyer's" has the meaning specified in the introductory clause hereto.

                  "NICC" means Nestle Ice Cream Company, LLC, a Delaware limited liability company.

                  "Note" means any promissory note issued at the request of a Bank pursuant to subsection 2. 2(b) in the form of Exhibit H.

                  "Notice of Borrowing" means a notice in substantially the form of Exhibit B.

                  "Notice of Conversion/Continuation" means a notice in substantially the form of Exhibit C.

                  "Notice of Swing Line Loan" means a notice substantially in the form of Exhibit D.

                  "Obligations" means all advances, debts, liabilities, obligations, covenants and duties arising under any Loan Document owing by the Company to any Bank, the Agent or any Indemnified Person, whether direct or indirect (including those acquired by assignment), absolute or contingent, due or to become due, now existing or hereafter arising.

                  "Offshore Rate Margin" - see Schedule 1.1.

                  "Offshore Rate" means, for any Interest Period, with respect to Offshore Rate Loans comprising part of the same Borrowing:

                           (a)      the rate per annum (carried out to the fifth
decimal place) determined by the Agent to be the offered rate that appears on the page of the Telerate Screen that displays an average British Bankers Association Interest Settlement Rate for deposits in Dollars (for delivery on the first day of such Interest Period) with a term equivalent to such Interest Period, determined as of approximately 11:00 a.m. (London time) two Business Days prior to the first day of such Interest Period, or

                           (b)      if the rate referenced in the preceding
clause (a) does not appear on such page or service or such page or service shall cease to be available, the rate per annum (carried out to the fifth decimal place) determined by the Agent to be the offered rate on such other page or other service that displays an average British Bankers Association Interest Settlement Rate for deposits in Dollars (for delivery on the first day of such Interest Period) with a term equivalent to such Interest Period, determined as of approximately 11:00 a.m. (London time) two Business Days prior to the first day of such Interest Period, or

                           (c)      if the rates referenced in the preceding
clauses (a) and (b) are not available, the rate per annum determined by the Agent as the rate of interest at which deposits in Dollars (for delivery on the first day of such Interest Period) in same day funds in the approximate amount of the applicable Offshore Rate Loan of BofA (or such other Lender as the Borrower and the Agent shall agree) and with a term equivalent to such Interest Period would be offered by BofA's (or such Lender's) London branch to major banks in the offshore Dollar market at their request at approximately 11:00 a.m. (London time) two Business Days prior to the first day of such Interest Period.

                  "Offshore Rate (Reserve Adjusted)" means, with respect to any Offshore Rate Loan for any Interest Period applicable thereto, a rate per annum (rounded upwards, if necessary, to the nearest 1/100 of 1%) determined pursuant to the following formula:

                  Offshore Rate (Reserve Adjusted)  =   Offshore Rate
                                                        -------------
                                                        1-Offshore Reserve
                                                        Percentage

                  "Offshore Rate Loan" means a Loan that bears interest based on the Offshore Rate (Reserve Adjusted).

                  "Offshore Reserve Percentage" means, with respect to each Interest Period for a Offshore Rate Loan, a percentage (expressed as a decimal) equal to the daily average during such Interest Period of the percentages in effect on each day of such Interest Period, as prescribed by the Board of Governors of the Federal Reserve System (or any successor), for determining reserve requirements applicable to "Eurocurrency liabilities" pursuant to Regulation D or any other then applicable regulation of the Board of Governors which prescribes reserve requirements applicable to "Eurocurrency liabilities," as presently defined in Regulation D. For purposes of this definition, any Offshore Rate Loans hereunder shall be deemed to be "Eurocurrency liabilities" as defined in Regulation D.

                  "Organization Documents" means, for any corporation, the certificate or articles of incorporation, the bylaws, any certificate of determination or instrument relating to the rights of preferred shareholders of such corporation, any shareholder rights agreement, and all applicable resolutions of the board of directors (or any committee thereof) of such corporation.

                  "Other Agent" has the meaning specified in Section 10.11.

                  "Other Taxes" means any present or future stamp or documentary taxes or any other excise or property taxes, charges or similar levies which arise from any payment made hereunder or from the execution, delivery or registration of, or otherwise with respect to, this Agreement or any other Loan Documents.

                  "Participant" has the meaning specified in subsection 11.8(d).

                  "PBGC" means the Pension Benefit Guaranty Corporation, or any Governmental Authority succeeding to any of its principal functions under ERISA.

                  "Pension Plan" means a pension plan (as defined in Section 3(2) of ERISA) subject to Title IV of ERISA which New Dreyer's sponsors, maintains, or to which it makes, is making, or is obligated to make contributions, or in the case of a multiple employer plan (as described in Section 4064(a) of ERISA) has made contributions at any time during the immediately preceding five (5) plan years.

                  "Permitted Acquisition" means an Acquisition (a) which has been authorized by the board of directors or other governing body of the Person that is the object of such Acquisition, (b) which occurs when no Default or Event of Default exists or will result therefrom, (c) after giving effect to which no Default or Event of Default will exist on a pro forma basis (assuming that such Acquisition had occurred on the last day of the fiscal quarter most recently ended after the date which is one year prior to the date of such Acquisition), as demonstrated by Borrower in writing to the Agent and the Banks,
(d) which is of a Person in the same general line of business as the Borrower and its Subsidiaries, and (e) if (i) total cash consideration (including assumed Indebtedness) for such Acquisition exceeds $50,000,000, or (ii) after giving effect to such Acquisition the total cash consideration (including assumed Indebtedness) for all Acquisitions for the current fiscal year of New Dreyer's exceed $75,000,000, or (iii) the Person or assets of the Person being acquired do not have positive EBITDA for the most recent twelve-month period for which financial statements are available (it being understood that such calculation of EBITDA may be adjusted upwards for (x) non-recurring owners compensation, to the extent deducted in determining such EBITDA and (y) other reasonably estimated cost savings as a result of such Acquisition, in each case as set forth in a certificate signed by an authorized officer of New Dreyer's and delivered to the Agent), which has been consented by the Majority Banks.

                  "Permitted Liens" has the meaning specified in Section 8.1.

                  "Person" means an individual, partnership, corporation, limited liability company, business trust, joint stock company, trust, unincorporated association, joint venture or Governmental Authority.

                  "Plan" means an employee benefit plan (as defined in Section 3(3) of ERISA) which New Dreyer's sponsors or maintains or to which New Dreyer's makes, is making, or is obligated to make contributions and includes any Pension Plan.

                  "Prior Credit Agreement" has the meaning ascribed in the first "WHEREAS" clause of this Agreement.

                  "Pro Rata Share" means, as to any Bank at any time, the proportion (expressed as a decimal, rounded to the ninth decimal place) which such Bank's Commitment constitutes of the combined Commitments (or, after the Commitments have terminated, which (i) the principal amount of such Bank's Loans plus (without duplication) the participation of such Bank in (or in the case of a Swing Line Bank or an Issuing Bank, as the case may be, the unparticipated portion of) the principal amount of all Swing Line Loans and the Effective Amount of all L/C Obligations constitutes of (ii) the aggregate principal amount of all Loans plus (without duplication) the principal amount of all Swing Line Loans and the Effective Amount of all L/C Obligations).

                  "Reportable Event" means, any of the events set forth in
Section 4043(c) of ERISA or the regulations thereunder, other than any such event for which the 30-day notice requirement under ERISA has been waived in regulations issued by the PBGC.

                  "Requirement of Law" means, as to any Person, any law (statutory or common), treaty, rule or regulation or determination of an arbitrator or of a Governmental Authority, in each case applicable to or binding upon the Person or any of its property or to which the Person or any of its property is subject.

                  "Responsible Officer" means the chief executive officer, the president, the chief financial officer or the treasurer of New Dreyer's or any other officer of New Dreyer's having substantially the same authority and responsibility as one of the foregoing.

                  "Revolving Termination Date" means the earlier to occur of:

                           (a)      July 25, 2005; and

                           (b) the date on which the Commitments terminate in accordance with the provisions of this Agreement.

                  "SEC" means the Securities and Exchange Commission, or any Governmental Authority succeeding to any of its principal functions.

                  "Senior Notes" means, collectively, the following unsecured notes of the Company which are not subordinated to but are of equal rank with the Obligations: (a) the $15,000,000 8.06% Series B Senior Notes Due June 1, 2006 and (b) the $20,000,000 8.34% Series C Senior Notes Due June 1, 2008.

                  "Subsidiary" of a Person means any corporation, limited liability company, association, partnership, joint venture or other business entity of which more than 50% of the voting stock, membership interests, or other equity interests (in the case of Persons other than corporations), is owned or controlled directly or indirectly by the Person, or one or more of the Subsidiaries of the Person, or a combination thereof. Unless the context otherwise clearly requires, references herein to a "Subsidiary" refer to a Subsidiary of New Dreyer's.

                  "Surety Instruments" means all letters of credit (including standby and commercial), banker's acceptances, bank guaranties, shipside bonds, surety bonds and similar instruments.

                  "Swap Contract" means any agreement, whether or not in writing, relating to any transaction that is a rate swap, basis swap, forward rate transaction, commodity swap, commodity option, equity or equity index swap or option, bond, note or bill option, interest rate option, forward foreign exchange transaction, cap, collar or floor transaction, currency swap, cross-currency rate swap, swaption, currency option or any other, similar transaction (including any option to enter into any of the foregoing) or any combination of the foregoing, and, unless the context otherwise clearly requires, any master agreement relating to or governing any or all of the foregoing.

                  "Swap Termination Value" means, in respect of any one or more Swap Contracts, after taking into account the effect of any legally enforceable netting agreement relating to such Swap Contracts, (a) for any date on or after the date such Swap Contracts have been closed out and termination value(s) determined in accordance therewith, such termination value(s), and (b) for any date prior to the date referenced in clause (a) the amount(s) determined as the mark-to-market value(s) for such Swap Contracts, as determined by the Company based upon one or more mid-market or other readily available quotations provided by any recognized dealer in such Swap Contracts (which may include any Bank).

                  "Swing Line Bank" means BofA in its capacity as swing line bank hereunder, together with any replacement swing line bank arising under
Section 10.9.

                  "Swing Line Commitment" means the commitment of the Swing Line Bank to make Swing Line Loans hereunder.

                  "Swing Line Loan" has the meaning specified in Section 2.14.

                  "Synthetic Lease" means a lease transaction under which the parties intend that (i) the lease will be treated as an "operating lease" by the lessee pursuant to Statement of Financial Accounting Standards No. 13, as amended, and (ii) the lessee will be entitled to various tax and other benefits ordinarily available to owners (as opposed to lessees) of like property.

                  "Synthetic Lease Obligations" means, with respect to any Person, the sum of (a) all remaining rental obligations of such Person as lessee under Synthetic Leases which are attributable to principal and, without duplication, (b) all rental and purchase price payment obligations of such Person under Synthetic Leases assuming such Person exercises the option to purchase the leased property at the end of the lease term.

                  "Taxes" means any and all present or future taxes, levies, imposts, deductions, charges or withholdings, and all liabilities with respect thereto, excluding, in the case of each Bank and the Agent, such taxes (including income taxes or franchise taxes) as are imposed on or measured by each Bank's net income by the jurisdiction (or any political subdivision thereof) under the laws of which such Bank or the Agent, as the case may be, is organized or maintains a lending office.

                  "Third Amendment" means the Third Amendment to this Agreement dated as of April 14, 2003.

                  "Third Amendment Effective Date" is defined in the Third Amendment.

                  "Transaction" means, collectively, the transactions contemplated by the Agreement and Plan of Merger and Contribution, dated as of June 16, 2002 and amended as of October 25, 2002, as of February 5, 2003 and as of June 16, 2003, among the Company, New Dreyer's (then known as New December, Inc.), December Merger Sub, Inc., Nestle Holdings, Inc. and NICC pursuant to which both the Company and NICC will become Wholly-Owned Subsidiaries of New Dreyer's.

                  "Type" has the meaning specified in the definition of "Loan."

                  "Unfunded Pension Liability" means the excess of a Plan's benefit liabilities under Section 4001(a)(16) of ERISA, over the current value of that Plan's assets, determined in accordance with the assumptions used for funding the Pension Plan pursuant to Section 412 of the Code for the applicable plan year.

                  "United States" and "U.S." each means the United States of America.

                  "Wholly-Owned Subsidiary" means any corporation in which (other than directors' qualifying shares required by law) 100% of the capital stock of each class having ordinary voting power, and 100% of the capital stock of every other class, in each case, at the time as of which any determination is being made, is owned, beneficially and of record, by New Dreyer's, or by one or more of the other Wholly-Owned Subsidiaries, or both.

         1.2      Other Interpretive Provisions.

                  (a) The meanings of defined terms are equally applicable to the singular and plural forms of the defined terms.

                  (b) The words "hereof", "herein", "hereunder" and similar words refer to this Agreement as a whole and not to any particular provision of this Agreement; and subsection, Section, Schedule and Exhibit references are to this Agreement unless otherwise specified:

                  (c)      (1)      The term "documents" includes any and
allinstruments, documents, agreements, certificates, indentures, notices and other writings, however evidenced.

                           (2)      The term "including" is not limiting and
means "including without limitation."

                           (3)      In the computation of periods of time from a
specified date to a later specified date, the word "from" means "from and including"; the words "to" and "until" each mean "to but excluding", and the word "through" means "to and including."

                  (d) Unless otherwise expressly provided herein, (i) references to agreements (including this Agreement) and other contractual instruments shall be deemed to include all subsequent amendments and other modifications thereto, but only to the extent such amendments and other modifications are not prohibited by the terms of any Loan Document, and (ii) references to any statute or regulation are to be construed as including all statutory and regulatory provisions consolidating, amending, replacing, supplementing or interpreting the statute or regulation.

                  (e) The captions and headings of this Agreement are for convenience of reference only and shall not affect the interpretation of this Agreement.

                  (f) This Agreement and other Loan Documents may use several different limitations, tests or measurements to regulate the same or similar matters. All such limitations, tests and measurements are cumulative and shall each be performed in accordance with their terms.

                  (g) This Agreement and other Loan Documents may use several different limitations, tests or measurements to regulate the same or similar matters. All such limitations, tests and measurements are cumulative and shall each be performed in accordance with their terms. Unless otherwise expressly provided, any reference to any action of the Agent or the Banks by way of consent, approval or waiver shall be deemed modified by the phrase "in its/their sole discretion."

         1.3      Accounting Principles.

                  (a) Unless the context otherwise clearly requires, all accounting terms not expressly defined herein shall be construed, and all financial computations required under this Agreement shall be made, in accordance with GAAP, consistently applied.

                  (b) Unless the context otherwise clearly requires, references herein to "fiscal year" and "fiscal quarter" refer to such fiscal periods of New Dreyer's.

                                   ARTICLE II
                                   THE CREDITS

         2.1      Amounts and Terms of Commitments.

                  (a) The Revolving Credit. Each Bank severally agrees, on the terms and conditions set forth herein, to make Loans to the Company from time to time on any Business Day during the period from the Closing Date to the Revolving Termination Date, in an aggregate amount not to exceed at any time outstanding, for the relevant period, the amount set forth opposite such Bank's name on Schedule 2.1 under the heading "Commitment" (such amount, as the same may be reduced under subsection 2.5(a) or as a result of one or more assignments under Section 11.8, or increased under subsection 2.5(b), the Bank's "Commitment"); provided that, after giving effect to any Borrowing, the aggregate principal amount of all outstanding Loans shall not at any time exceed the combined Commitments; and provided, further, that the aggregate principal amount of the Loans of any Bank plus the participation of such Bank in the Effective Amount of all L/C Obligations and the principal amount of all outstanding Swing Line Loans shall not exceed at any time such Bank's Commitment. Within the limits of each Bank's

Commitment, and subject to the other terms and conditions hereof, the Company may borrow under this subsection, prepay under Section 2.6 and reborrow under this subsection.

         2.2      Loan Accounts; Noteless Agreement.

                  (a) The Loans made by each Bank and the Letters of Credit issued by each Issuing Bank as the case may be, shall be evidenced by one or more loan accounts or records maintained by such Bank in the ordinary course of business. The loan accounts or records maintained by the Agent, each Issuing Bank and each Bank shall be conclusive, absent manifest error, of the amount of the Loans made by the Banks to the Company and the Letters of Credit Issued for the account of the Company, and the interest and payments thereon. Any failure so to record or any error in doing so shall not, however, limit or otherwise affect the obligation of the Company hereunder to pay any amount owing with respect to the Loans or any Letter of Credit.

                  (b) Upon the request of any Bank made through the Agent, the Loans made by such Bank may be evidenced by one or more Notes, instead of or in addition to loan accounts. Each such Bank shall endorse on the schedules annexed to its Note(s) the date, amount and maturity of each Loan made by it and the amount of each payment of principal made by the Company with respect thereto. Each such Bank is irrevocably authorized by the Company to endorse its Note(s) and each Bank's record shall be conclusive absent manifest error; provided that the failure of a Bank to make, or an error in making, a notation thereon with respect to any Loan shall not limit or otherwise affect the obligations of the Company hereunder or under any such Note to such Bank.

         2.3      Procedure for Borrowing.

                  (a) Each Borrowing shall be made upon the Company's irrevocable written notice delivered to the Agent in accordance with Section
11.02 in the form of a Notice of Borrowing which notice must be received by the Agent prior to 9:00 a.m. (San Francisco, California time) three Business Days prior to the requested Borrowing Date, in the case of Offshore Rate Loans; and 9:00 a.m. (San Francisco, California time) on the requested Borrowing Date, in the case of Base Rate Loans, specifying:

                           (A)      the amount of the Borrowing, which shall be
in an aggregate minimum principal amount of $1,000,000 or any multiple of $100,000 in excess thereof;

                           (B)      the requested Borrowing Date, which shall be
a Business Day;

                           (C)      whether the Borrowing is to be comprised of
Offshore Rate Loans or Base Rate Loans;

                           (D)      the duration of the Interest Period
applicable to such Loans included in such notice. If the Notice of Borrowing shall fail to specify the duration of the Interest Period for any Borrowing comprised of Offshore Rate Loans, such Interest Period shall be three months;

provided that with respect to any Borrowing to be made on the Closing Date, the Notice of Borrowing shall be delivered to the Agent not later than 9:00 a.m. (San Francisco, California time) on the Closing Date or three Business Days before the Closing Date if the Borrowing is to consist of Base Rate or Offshore Rate Loans, respectively.

                  (b) The Agent will promptly notify each Bank of its receipt of any Notice of Borrowing and of the amount of such Bank's Pro Rata Share of that Borrowing.

                  (c) Each Bank will make the amount of its Pro Rata Share of each Borrowing available to the Agent for the account of the Company at the Agent's Payment Office by 11:00 a.m. (San Francisco, California time) on the Borrowing Date requested by the Company in funds immediately available to the Agent. The proceeds of all such Loans will then be made available to the Company by the Agent at such office by crediting an account specified by the Company with the aggregate of the amounts made available to the Agent by the Banks and in like funds as received by the Agent.

                  (d) After giving effect to any Borrowing, unless the Agent shall otherwise consent, there may not be more than 10 different Interest Periods in effect.

         2.4      Conversion and Continuation Elections.

                  (a) The Company may, upon irrevocable written notice to the Agent in accordance with subsection 2.4(b):

                           (1)      elect, as of any Business Day, in the case
of Base Rate Loans, or as of the last day of the applicable Interest Period, in the case of any other Type of Loans, to convert any such Loans (or any part thereof in an amount not less than $1,000,000, or that is in an integral multiple of $100,000 in excess thereof) into Loans of any other Type; or

                           (2)      elect, as of the last day of the applicable
Interest Period, to continue any Loans having Interest Periods expiring on such day (or any part thereof in an amount not less than $1,000,000, or that is in an integral multiple of $100,000 in excess thereof);

provided that if at any time the aggregate amount of Offshore Rate Loans in respect of any Borrowing is reduced, by payment, prepayment, or conversion of part thereof to be less than $1,000,000, such Offshore Rate Loans shall automatically convert into Base Rate Loans, and on and after such date the right of the Company to continue such Loans as, and convert such Loans into, Offshore Rate Loans shall terminate.

                  (b) The Company shall deliver a Notice of Conversion/Continuation to be received by the Agent not later than 9:00 a.m. San Francisco, California time) at least (i) three Business Days in advance of the Conversion/Continuation Date, if the Loans are to be converted into or continued as Offshore Rate Loans; and (ii) one Business Day in advance of the Conversion/Continuation Date, if the Loans are to be converted into Base Rate Loans, specifying:

                           (A)      the proposed Conversion/Continuation Date;

                           (B)      the aggregate amount of Loans to be
converted or continued;

                           (C)      the Type of Loans resulting from the
proposed conversion or continuation; and

                           (D)      other than in the case of conversions into
Base Rate Loans, the duration of the requested Interest Period.

                  (c) If upon the expiration of any Interest Period applicable to Offshore Rate Loans, the Company has failed to select timely a new Interest Period to be applicable to such Offshore Rate Loans, or if any Default or Event of Default then exists, the Company shall be deemed to have elected to convert such Offshore Rate Loans into Base Rate Loans bearing interest at the Base Rate plus the applicable Base Rate Margin then in effect as of the expiration date of such Interest Period.

                  (d) The Agent will promptly notify each Bank of its receipt of a Notice of Conversion/Continuation, or, if no timely notice is provided by the Company, the Agent will promptly notify each Bank of the details of any automatic conversion. All conversions and continuations shall be made ratably according to the respective outstanding principal amounts of the Loans with respect to which the notice was given held by each Bank.

                  (e) Unless the Majority Banks otherwise consent, during the existence of a Default or Event of Default, the Company may not elect to have a Loan converted into or continued as an Offshore Rate Loan.

                  (f) After giving effect to any conversion or continuation of Loans, unless the Agent shall otherwise consent, there may not be more than six different Interest Periods in effect.

         2.5      Change in Combined Commitments.

                  (a) Voluntary Termination or Reduction of Commitments. The Company may, upon not less than five Business Days' prior notice to the Agent, terminate the Commitments, or permanently reduce the Commitments by an aggregate minimum amount of $3,000,000 or any multiple of $1,000,000 in excess thereof; unless, after giving effect thereto and to any prepayments of Loans made on the effective date thereof, the then outstanding principal amount of the Loans would exceed the amount of the combined Commitments then in effect. Once reduced in accordance with this subsection, the Commitments may not be increased, except as provided in subsection 2.5(b). Any reduction of the Commitments shall be applied to each Bank according to its Pro Rata Share. All accrued commitment fees to, but not including the effective date of any reduction or termination of Commitments, shall be paid on the effective date of such reduction or termination.

                  (b) Optional Increase in Combined Commitments. The Company may, on one occasion, by means of a letter to the Agent substantially in the form of Exhibit E, request that the combined Commitments be increased by (a) increasing the Commitment of one or more Banks which have agreed to such increase and/or (b) adding one or more commercial banks or other Persons as a party hereto with a Commitment in an amount agreed to by any such commercial bank or other Person; provided that (i) no commercial bank or other Person shall be added as a party hereto without the written consent of the Agent (which shall not be unreasonably withheld), (ii) at the time of the proposed increase in the combined Commitments no Default or Event of Default will exist or result from such increase, (iii) after giving effect to the funding of any Loan or portion thereof which constitutes part of the increase in the combined Commitments, no Default or Event of Default on a pro forma basis will exist or result from any such funding, and (iv) in no event shall the combined Commitments exceed $250,000,000 less the aggregate amount of any permanent reduction(s) of the Commitments effected pursuant to subsection 2.5(a), during the term of this Agreement. The increase in the combined Commitments pursuant to this subsection 2.5(b) shall be effective three Business Days after the date on which the Agent has received and accepted the applicable increase letter in the form of Annex 1 to Exhibit E (in the case of an increase in the Commitment of an existing Bank) or assumption letter in the form of Annex 2 to Exhibit E (in the case of the addition of a commercial bank or other Person as a new Bank). The Agent shall promptly notify the Company and the Banks of the increase in the amount of the combined Commitments pursuant to this subsection 2.5(b) and of the Commitment and Pro Rata Share of each Bank after giving effect thereto. The Company acknowledges that, in order to maintain Loans in accordance with each Bank's Pro Rata Share, a reallocation of the Commitments as a result of a non-pro-rata increase in the combined Commitments may require prepayment of all or portions of certain Loans on the date of such increase (and any such prepayment shall be subject to the provisions of Section 4.4, but shall not be subject to the restrictions on the amount of prepayments set forth in Section 2.6). The Agent shall promptly notify all Banks of the increase in the combined Commitments pursuant to this subsection 2.5(b).

         2.6 Optional Prepayments. Subject to Section 4.4, the Company may at any time or from time to time ratably prepay any Loans in whole or in part in minimum amounts of $1,000,000 or any multiple of $100,000 in excess thereof. Each prepayment shall be made upon not less than three Business Days' irrevocable notice to the Agent with respect to Offshore Rate Loans and not less than same day irrevocable notice of prepayment with respect to Base Rate Loans. Such notice of prepayment shall specify the date and amount of such prepayment and the Type(s) of Loans to be prepaid. The Agent will promptly notify each Bank of its receipt of any such notice, and of such Bank's Pro Rata Share of such prepayment. If such notice is given by the Company, the Company shall make such prepayment and the payment amount specified in such notice shall be due and payable on the date specified therein, together with accrued interest to each such date on the amount prepaid and any amounts required pursuant to Section 4.4.

         2.7 Repayment. The Company shall on the Revolving Termination Date repay the aggregate principal amount of Loans outstanding (including any outstanding Swing Line Loans) on such date.

         2.8      Interest.

                  (a) Each Loan shall bear interest on the outstanding principal amount thereof from the applicable Borrowing Date at a rate per annum equal to (i) the Offshore Rate (Reserve Adjusted) plus the applicable Offshore Rate Margin from time to time in effect or (ii) the Base Rate plus the applicable Base Rate Margin from time to time in effect, as the case may be (and subject to the Company's right to convert to other Types of Loans under Section 2.4), provided that each Swing Line Loan shall bear interest on the outstanding principal amount thereof from the applicable Borrowing Date at a rate per annum equal to the Base Rate plus the applicable Base Rate Margin from time to time in effect or such other rate as may be agreed to from time to time by the Company and the Swing Line Bank; provided that after any purchase by the Banks of a participation in a Swing Line Loan, the rate of interest on such Swing Line Loan shall not be less than the Base Rate plus the applicable Base Rate Margin from time to time in effect.

                  (b) Interest on each Loan shall be paid in arrears on each Interest Payment Date. Interest shall also be paid on the date of any prepayment of Loans under Section 2.6 for the portion of the Loans so prepaid and upon payment (including prepayment) in full thereof and, during the existence of any Event of Default, interest shall be paid on demand of the Agent at the request or with the consent of the Majority Banks.

                  (c) Notwithstanding subsection (a) of this Section, while any Event of Default exists or after acceleration, the Company shall pay interest (after as well as before entry of judgment thereon to the extent permitted by law) on the principal amount of all outstanding Obligations, at a rate per annum which is determined by adding 2% per annum to (i) the applicable interest rate then in effect for each such Loan, in the case of Obligations consisting of Loans and (ii) the Base Rate plus the applicable Base Rate Margin, in the case of Obligations other than Loans which are not paid when due; provided that, on and after the expiration of any Interest Period applicable to any Offshore Rate Loan outstanding on the date of occurrence of such Event of Default or acceleration, the principal amount of such Loan shall, during the continuation of such Event of Default or after acceleration, bear interest at a rate per annum equal to the Base Rate plus the applicable Base Rate Margin from time to time in effect.

                  (d) Anything herein to the contrary notwithstanding, the obligations of the Company to any Bank hereunder shall be subject to the limitation that payments of interest shall not be required for any period for which interest is computed hereunder, to the extent (but only to the extent) that contracting for or receiving such payment by such Bank would be contrary to the provisions of any law applicable to such Bank limiting the highest rate of interest that may be lawfully contracted for, charged or received by such Bank, and in such event the Company shall pay such Bank interest at the highest rate permitted by applicable law.

         2.9      Fees. In addition to certain fees described in Section 3.8:

                  (a) Arrangement, Agency Fees. The Company shall pay an arrangement fee to the Arranger for the Arranger's own account, and shall pay an agency fee to the Agent for the Agent's own account, as required by the letter agreement ("Fee Letter") between the Company, the Arranger, and Agent dated June 14, 2000.

                  (b) Closing Fees. On the Closing Date, the Company shall pay to the Banks, through Agent, closing fees in the amount set forth in BofA's commitment letter and term sheet dated June 14, 2000 and agreed to by the Company.

                  (c)      Commitment Fees.

                           (1)      The Company shall pay to the Agent for the
account of each Bank a commitment fee on the actual daily unused portion of such Bank's Commitment, computed on a quarterly basis in arrears on the last Business Day of each calendar quarter, based upon the daily utilization for that quarter as calculated by the Agent, at a rate per annum equal to the Commitment Fee Rate in effect from time to time. For purposes of computing the commitment fee, Swing Line Loans shall not constitute utilization of any Bank's Commitment.

                           (2)      Such commitment fee shall accrue from the
Closing Date to the Revolving Termination Date and shall be due and payable quarterly in arrears on the last Business Day of each calendar quarter commencing on September 30, 2000 through the Revolving Termination Date, with the final payment to be made on the Revolving Termination Date; provided that, in connection with any increase, reduction or termination of Commitments under
Section 2.5(a), the accrued commitment fee calculated for the period ending on such date shall also be paid on the date of such increase, reduction or termination, with the following quarterly payment being calculated on the basis of the period from such increase, reduction or termination date to such quarterly payment date.

                           (3)      The commitment fees provided in this
subsection shall accrue at all times after the above-mentioned commencement date, including at any time during which one or more conditions in Article V are not met.

         2.10     Computation of Fees and Interest.

                  (a) All computations of interest for Base Rate Loans when the Base Rate is determined by the Prime Rate shall be made on the basis of a year of 365 or 366 days, as the case may be, and actual days elapsed. All other computations of fees and interest shall be made on the basis of a 360-day year and actual days elapsed (which results in more interest being paid than if computed on the basis of a 365-day year). Interest and fees shall accrue during each period during which interest or such fees are computed from the first day thereof to the last day thereof.

                  (b) Each determination of an interest rate by the Agent shall be conclusive and binding on the Company and the Banks in the absence of manifest error.

         2.11     Payments by the Company.

                  (a) All payments (including prepayments) to be made by the Company on account of principal, interest, fees, and other amounts required hereunder shall be made without set-off, recoupment or counterclaim. Except as otherwise expressly provided herein, all payments by the Company shall be made to the Agent for the account of the Banks at the Agent's Payment Office, and shall be made in dollars and in immediately available funds, no later than 10:00 a.m. (San Francisco, California time) on the date specified herein. The Agent will promptly distribute to each Bank its Pro Rata Share (or other applicable share as expressly provided herein) of such payment in like funds as received. Any payment received by the Agent later than 1:00 p.m. (San Francisco, California time) shall be deemed to have been received on the following Business Day and any applicable interest or fee shall continue to accrue.

                  (b) Subject to the provisions set forth in the definition of "Interest Period" herein, whenever any payment is due on a day other than a Business Day, such payment shall be made on the following Business Day, and such extension of time shall in such case be included in the computation of interest or fees, as the case may be.

                  (c) Unless the Agent receives notice from the Company prior to the date on which any payment is due to the Banks that the Company will not make such payment in full as and when required, the Agent may assume that the Company has made such payment in full to the Agent on such date in immediately available funds and the Agent may (but shall not be so required), in reliance upon such assumption, distribute to each Bank on such due date an amount equal to the amount then due such Bank. If and to the extent the Company has not made such payment in full to the Agent, each Bank shall repay to the Agent on demand such amount distributed to such Bank, together with interest thereon at the Federal Funds Rate for each day from the date such amount is distributed to such Bank until the date repaid.

         2.12     Payments by the Banks to the Agent.

                  (a) Unless the Agent receives notice from a Bank on or prior to the Closing Date or, with respect to any Borrowing after the Closing Date, at least one Business Day prior to the date of such Borrowing, that such Bank will not make available as and when required hereunder to the Agent for the account of the Company the amount of that Bank's Pro Rata Share of the Borrowing, the Agent may assume that each Bank has made such amount available to the Agent in immediately available funds on the Borrowing Date and the Agent may (but shall not be so required), in reliance upon such assumption, make available to the Company on such date a corresponding amount. If and to the extent any Bank shall not have made its full amount available to the Agent in immediately available funds and the Agent in such circumstances has made available to the Company such amount, that Bank shall on the Business Day following such Borrowing Date make such amount available to the Agent, together with interest at the Federal Funds Rate for each day during such period. A notice of the Agent submitted to any Bank with respect to amounts owing under this subsection shall be conclusive, absent manifest error. If such amount is so made available, such payment to the Agent shall constitute such Bank's Loan on the date of Borrowing for all purposes of this Agreement. If such amount is not made available to the Agent on the Business Day following the Borrowing Date, the Agent will notify the Company of such failure to fund and, upon demand by the Agent, the Company shall pay such amount to the Agent for the Agent's account, together with interest thereon for each day elapsed since the date of such Borrowing, at a rate per annum equal to the interest rate applicable at the time to the Loans comprising such Borrowing.

                  (b) The failure of any Bank to make any Loan on any Borrowing Date shall not relieve any other Bank of any obligation hereunder to make a Loan on such Borrowing Date, but no Bank shall be responsible for the failure of any other Bank to make the Loan to be made by such other Bank on any Borrowing Date.

         2.13 Sharing of Payments, Etc. If, other than as expressly provided elsewhere herein, any Bank shall obtain on account of the Loans made by it any payment (whether voluntary, involuntary, through the exercise of any right of set-off, or otherwise) in excess of its ratable share (or other share contemplated hereunder), such Bank shall immediately (a) notify the Agent of such fact, and (b) purchase from the other Banks such participations in the Loans made by them as shall be necessary to cause such purchasing Bank to share the excess payment pro rata with each of them; provided that if all or any portion of such excess payment is thereafter recovered from the purchasing Bank, such purchase shall to that extent be rescinded and each other Bank shall repay to the purchasing Bank the purchase price paid therefor, together with an amount equal to such paying Bank's ratable share (according to the proportion of (i) the amount of such paying Bank's required repayment to (ii) the total amount so recovered from the purchasing Bank) of any interest or other amount paid or payable by the purchasing Bank in respect of the total amount so recovered. The Company agrees that any Bank so purchasing a participation from another Bank may, to the fullest extent permitted by law, exercise all its rights of payment (including the right of set-off, but subject to Section 11.10) with respect to such participation as fully as if such Bank were the direct creditor of the Company in the amount of such participation. The Agent will keep records (which shall be conclusive and binding in the absence of manifest error) of participations purchased under this Section and will in each case notify the Banks following any such purchases or repayments.

         2.14 Swing Line Commitment. Subject to the terms and conditions of this Agreement, the Swing Line Bank agrees to make loans to the Company on a revolving basis (each such loan, a "Swing Line Loan") from time to time on any Business Day during the period from the Closing Date to the Revolving Termination Date in an aggregate principal amount at any one time outstanding not to exceed $10,000,000; provided that after giving effect to any proposed Swing Line Loan, the aggregate principal amount of all outstanding Loans shall not at any time exceed the combined Commitments.

         2.15 Borrowing Procedures for Swing Line Loans. The Company shall provide a Notice of Swing Line Loan or telephonic notice (followed by a confirming Notice of Swing Line Loan) of a proposed Swing Line Loan to the Agent and the Swing Line Bank not later than 11:00 a.m. (San Francisco, California time) on the proposed Borrowing Date. Each such notice shall be effective upon receipt by the Agent and the Swing Line Bank and shall specify the date and the principal amount of such Swing Line Loan. Unless the Swing Line Bank has received written notice prior to 11:00 a.m. (San Francisco, California time) on the proposed Borrowing Date from the Agent or any Bank that one or more of the conditions precedent set forth in Article V with respect to such Swing Line Loan is not then satisfied, the Swing Line Bank shall pay over the requested principal amount to the Company on the requested Borrowing Date in immediately available funds. Each Swing Line Loan shall be made on a Business Day and shall be in the amount of $100,000 or a higher integral multiple of $25,000. The Swing Line Bank will promptly notify the Agent of the making and amount of each Swing Line Loan.

         2.16     Prepayment or Refunding of Swing Line Loans.

                  (a) The Company may, at any time and from time to time, prepay any Swing Line Loan in whole or in part, in an amount equal to $100,000 or a higher integral multiple of

$25,000. The Company shall deliver a notice of prepayment in accordance with
Section 11.2 to be received by the Agent and the Swing Line Bank not later than 11:00 a.m. (San Francisco, California time) on the Business Day of such prepayment, specifying the date and amount of such prepayment. If such notice is given by the Company, the payment amount specified in such notice shall be due and payable on the date specified therein.

                  (b) The Swing Line Bank may, at any time in its sole and absolute discretion, on behalf of the Company (which hereby irrevocably directs the Swing Line Bank to act on its behalf), request each Bank to make a Loan in an amount equal to such Bank's Pro Rata Share of the principal amount of the Swing Line Loans outstanding on the date such notice is given. Unless any of the events described in subsection 9.1(f) or (g) shall have occurred (in which event the procedures of Section 2.17 shall apply), and regardless of whether the conditions precedent set forth in this Agreement to the making of Loans are then satisfied or the aggregate amount of such Loans is not in the minimum or integral amount otherwise required hereunder, each Bank shall make the proceeds of its Loan available to the Agent for the account of the Swing Line Bank at the Agent's Payment Office prior to l1:00 a.m. (San Francisco, California time) in immediately available funds on the Business Day next succeeding the date such notice is given. The proceeds of such Loans shall be immediately applied to repay the outstanding Swing Line Loans. All Loans made pursuant to this Section
2.16 shall be Base Rate Loans (but, subject to the other provisions of this Agreement, may be converted to Offshore Rate Loans).

         2.17 Participations in Swing Line Loans. If an event described in subsection 9.1(f) or (g) exists (or for any reason the Banks may not make Loans pursuant to Section 2.18), each Bank will, upon notice from the Agent, purchase from the Swing Line Bank (and the Swing Line Bank will sell to each Bank) an undivided participation interest in all outstanding Swing Line Loans in an amount equal to its Pro Rata Share of the outstanding principal amount of the Swing Line Loans (and each Bank will immediately transfer to the Agent, for the account of the Swing Line Bank, in immediately available funds, the amount of its participation).

         Whenever, at any time after the Swing Line Bank has received payment for any Bank's participation interest in the Swing Line Loans pursuant to subsection 2.17(a), the Swing Line Bank receives any payment on account thereof, the Swing Line Bank will distribute to the Agent for the account of such Bank its participation interest in such amount (appropriately adjusted, in the case of interest payments, to reflect the period of time during which such Bank's participation interest was outstanding and funded) in like funds as received; provided that in the event that such payment received by the Swing Line Bank is required to be returned, such Bank will return to the Agent for the account of the Swing Line Bank any portion thereof previously distributed by the Swing Line Bank to it in like funds as such payment is required to be returned by the Swing Line Bank.

         2.18     Participation Obligations Unconditional.

                  (a)      Each Bank's obligation to make Loans pursuant to
Section 2.16 and/or to purchase participation interests in Swing Line Loans pursuant to Section 2.17 shall be absolute and unconditional and shall not be affected by any circumstance whatsoever, including (i) any set-off, counterclaim, recoupment, defense or other right which such Bank may have against the Swing Line Bank, the Company or any other Person for any reason whatsoever; (ii) the

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

occurrence or continuance of a Default or Event of Default; (iii) any adverse change in the condition (financial or otherwise) of the Company or any other Person; (iv) any breach of this Agreement or any other Loan Document by the Company or any other Person; (v) any inability of the Company to satisfy the conditions precedent to borrowing set forth in this Agreement on the date upon which any such Loan is to be made or any participation interest therein is to be purchased; or (vi) any other circumstance, happening or event whatsoever, whether or not similar to any of the foregoing.

                  (b) Notwithstanding the provisions of subsection 2.18(a), no Bank shall be required to make any Loan to the Company to refund a Swing Line Loan pursuant to Section 2.16 or to purchase a participation interest in a Swing Line Loan pursuant to Section 2.17 if, prior to the making by the Swing Line Bank of such Swing Line Loan, the Swing Line Bank received written notice from any Bank specifying that such Bank believed in good faith that one or more of the conditions precedent to the making of such Swing Line Loan were not satisfied and, in fact, such conditions precedent were not satisfied at the time of the making of such Swing Line Loan; provided that the obligation of such Bank to make such Loans and to purchase such participation interests shall be reinstated upon the earlier to occur of (i) the date on which such Bank notifies the Swing Line Bank that its prior notice has been withdrawn and (ii) the date on which all conditions precedent to the making of such Swing Line Loan have been satisfied (or waived by the Majority Banks or all Banks, as applicable).

         2.19 Conditions to Swing Line Loans. Notwithstanding any other provision of this Agreement, the Swing Line Bank shall not be obligated to make any Swing Line Loan if a Default or an Event of Default exists or would result therefrom.

                                  ARTICLE III
                              THE LETTERS OF CREDIT

         3.1      The Letter of Credit Subfacility.

                  (a) On the terms and conditions set forth herein (i) each Issuing Bank agrees, (A) from time to time on any Business Day during the period from the date hereof to the Revolving Termination Date to issue Letters of Credit for the account of the Company (including Letters of Credit issued jointly for the account of the Company and any Affiliate), and to amend or renew Letters of Credit previously issued by it, in accordance with subsections 3.2(c) and 3.02(d), and (B) to honor properly drawn drafts under the Letters of Credit issued by it; and (ii) the Banks severally agree to participate in Letters of Credit Issued for the account of the Company; provided that no Issuing Bank shall be obligated to Issue, and no Bank shall be obligated to participate in, any Letter of Credit if as of the date of Issuance of such Letter of Credit (the "Issuance Date") (1) the sum of the aggregate principal amount of all outstanding Loans plus the Effective Amount of all L/C Obligations exceed the combined Commitments, (2) the Effective Amount of all L/C Obligations would exceed the L/C Commitment or (3) the participation of any Bank in the Effective Amount of all L/C Obligations plus the outstanding principal amount of the Loans of such Bank would exceed such Bank's Commitment. Within the foregoing limits, and subject to the other terms and conditions hereof, the Company's ability to obtain Letters of Credit shall be fully revolving, and, accordingly, the Company may, during the foregoing period, obtain Letters of Credit to replace Letters of Credit which have expired or which have been drawn upon and reimbursed.

                  (b) No Issuing Bank shall be under any obligation to Issue any Letter of Credit if:

                           (i)      any order, judgment or decree of any
Governmental Authority or arbitrator shall by its terms purport to enjoin or restrain such Issuing Bank from Issuing such Letter of Credit, or any Requirement of Law applicable to such Issuing Bank or any request or directive (whether or not having the force of law) from any Governmental Authority with jurisdiction over such Issuing Bank shall prohibit, or request that such Issuing Bank refrain from, the Issuance of letters of credit generally or such Letter of Credit in particular or shall impose upon such Issuing Bank with respect to such Letter of Credit any restriction, reserve or capital requirement (for which such Issuing Bank is not otherwise compensated hereunder) not in effect on the Closing Date, or shall impose upon such Issuing Bank any unreimbursed loss, cost or expense which was not applicable on the Closing Date and which such Issuing Bank in good faith deems material to it (it being understood that the applicable Issuing Bank shall promptly notify the Company and the Agent of any of the foregoing events or circumstances);

                           (ii)     such Issuing Bank has received written
notice from any Bank, the Agent or the Company, on or prior to the Business Day prior to the requested date of Issuance of such Letter of Credit, that one or more of the applicable conditions contained in Article V is not then satisfied;

                           (iii)    the expiry date of such requested Letter of
Credit is after the scheduled Revolving Termination Date, unless all of the Banks have approved such expiry date in writing;

                           (iv)     such Letter of Credit does not provide for
drafts, or is not otherwise in form and substance acceptable to such Issuing Bank, or the Issuance of a Letter of Credit shall violate any applicable policies of such Issuing Bank; or

                           (v)      such Letter of Credit is denominated in a
currency other than Dollars.

                  (c) On and after the Closing Date, the Existing Letters of Credit shall be deemed for all purposes to be Letters of Credit outstanding under this Agreement. Each Bank shall be deemed to, and hereby irrevocably and unconditionally agrees to, purchase from the Issuing Bank on the Closing Date a participation in each Existing Letter of Credit and each drawing thereunder in an amount equal to the product of (i) such Bank's applicable Pro Rata Share times (ii) the maximum amount available to be drawn under such Letter of Credit and the amount of each drawing thereunder, respectively.

         3.2      Issuance, Amendment and Renewal of Letters of Credit.

                  (a) Each Letter of Credit shall be issued upon the irrevocable written request of the Company received by the applicable Issuing Bank (with a copy sent by the Company to

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

the Agent) at least one Business Day (or such shorter time as the applicable Issuing Bank and the Agent may agree in a particular instance in their sole discretion) prior to the proposed date of issuance. Each such request for issuance of a Letter of Credit shall be by facsimile, confirmed immediately (by messenger or overnight courier) in an original writing, in the form of an L/C Application, and shall specify in form and detail satisfactory to the applicable Issuing Bank: (i) the face amount of the Letter of Credit; (ii) the expiry date of the Letter of Credit; (iii) the name and address of the beneficiary thereof;
(iv) the documents to be presented by the beneficiary of the Letter of Credit in case of any drawing thereunder; (v) the full text of any certificate to be presented by the beneficiary in case of any drawing thereunder; and (vi) such other matters as such Issuing Bank may require.

                  (b) Promptly upon receipt of any L/C Application or L/C Amendment Application, the applicable Issuing Bank will confirm with the Agent (by telephone or in writing) that the Agent has received a copy of such L/C Application or L/C Amendment Application from the Company and, if not, such Issuing Bank will provide the Agent with a copy thereof. Unless the applicable Issuing Bank has received on or before the Business Day immediately preceding the date such Issuing Bank is to issue a requested Letter of Credit, (A) notice from the Agent directing such Issuing Bank not to issue such Letter of Credit because such issuance is not then permitted under subsection 3. 1(a) as a result of the limitations set forth in clauses (1) through (3) thereof or (B) a notice described in subsection 3.1(b)(ii), then, subject to the terms and conditions hereof, such Issuing Bank shall, on the requested date, issue a Letter of Credit for the account of the Company in accordance with such Issuing Bank's usual and customary business practices.

                  (c) From time to time while a Letter of Credit is outstanding and prior to the Revolving Termination Date, the applicable Issuing Bank will, upon the written request of the Company received by such Issuing Bank (with a copy sent by the Company to the Agent) at least one Business Day (or such shorter time as the applicable Issuing Bank and the Agent may agree in a particular instance in their sole discretion) prior to the proposed date of amendment, amend any Letter of Credit issued by it. Each such request for amendment of a Letter of Credit shall be made by facsimile, confirmed immediately (by messenger or overnight courier) in an original writing, made in the form of an L/C Amendment Application and shall specify in form and detail satisfactory to such Issuing Bank: (i) the Letter of Credit to be amended; (ii) the proposed date of amendment of such Letter of Credit (which shall be a Business Day); (iii) the nature of the proposed amendment; and (iv) such other matters as such Issuing Bank may require. No Issuing Bank shall have any obligation to amend any Letter of Credit if: (A) such Issuing Bank would have no obligation at such time to issue such Letter of Credit in its amended form under the terms of this Agreement; or (B) the beneficiary of such Letter of Credit does not accept the proposed amendment to such Letter of Credit. The Agent will promptly notify the Banks of any Issuance or amendment of a Letter of Credit.

                  (d) The Issuing Banks and the Banks agree that, while a Letter of Credit is outstanding and prior to the Revolving Termination Date, at the option of the Company and upon the written request of the Company received by the applicable Issuing Bank (with a copy sent by the Company to the Agent) at least one Business Day (or such shorter time as the applicable Issuing Bank and the Agent may agree in a particular instance in their sole discretion) prior to the proposed date of notification of renewal, the applicable Issuing Bank shall be entitled to authorize the automatic renewal of any Letter of Credit issued by it. Each such request for renewal of a Letter of Credit shall be made by facsimile, confirmed immediately in an original writing, in the form of an L/C Amendment Application, and shall specify in form and detail satisfactory to the applicable Issuing Bank: (i) the Letter of Credit to be renewed; (ii) the proposed date of notification of renewal of such Letter of Credit (which shall be a Business Day); (iii) the revised expiry date of such Letter of Credit (which, unless all Banks otherwise consent in writing, shall be prior to the Revolving Termination Date); and (iv) such other matters as such Issuing Bank may require. No Issuing Bank shall be under any obligation to renew any Letter of Credit if: (A) such Issuing Bank would have no obligation at such time to issue or amend such Letter of Credit in its renewed form under the terms of this Agreement; or (B) the beneficiary of such Letter of Credit does not accept the proposed renewal of such Letter of Credit. If any outstanding Letter of Credit shall provide that it shall be automatically renewed unless the beneficiary thereof receives notice from the applicable Issuing Bank that such Letter of Credit shall not be renewed, and if at the time of renewal such Issuing Bank would be entitled to authorize the automatic renewal of such Letter of Credit in accordance with this subsection 3.2(d) upon the request of the Company but such Issuing Bank shall not have received any L/C Amendment Application from the Company with respect to such renewal or other written direction by the Company with respect thereto, such Issuing Bank shall nonetheless be permitted to allow such Letter of Credit to renew, and the Company and the Banks hereby authorize such renewal, and, accordingly, such Issuing Bank shall be deemed to have received an L/C Amendment Application from the Company requesting such renewal.

                  (e) Each Issuing Bank may, at its election (or as required by the Agent at the direction of the Majority Banks), deliver any notice of termination or other communication to any Letter of Credit beneficiary or transferee, and take any other action as necessary or appropriate, at any time and from time to time, in order to cause the expiry date of such Letter of Credit to be a date not later than the Revolving Termination Date.

                  (f) This Agreement shall control in the event of any conflict with any L/C-Related Document (other than any Letter of Credit).

                  (g) Each Issuing Bank will deliver to the Agent and the Company, concurrently or promptly following its delivery of a Letter of Credit, or amendment to or renewal of a Letter of Credit, to an advising bank or a beneficiary, a true and complete copy of such Letter of Credit or of such amendment or renewal.

         3.3      Risk Participations, Drawings and Reimbursements.

                  (a) Immediately upon the Issuance of each Letter of Credit on or after the date on which all conditions are satisfied under Section 5.1, each Bank shall be deemed to, and hereby irrevocably and unconditionally agrees to, purchase from the applicable Issuing Bank a participation in such Letter of Credit and each drawing thereunder in an amount equal to the product of (i) such Bank's Pro Rata Share times (ii) the maximum amount available to be drawn under such Letter of Credit and the amount of such drawing, respectively. For purposes of Section 2.1, each Issuance of a Letter of Credit shall be deemed to utilize the Commitment of each Bank by an amount equal to the amount of such participation.

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

                  (b) In the event of any request for a drawing under a Letter of Credit by the beneficiary or transferee thereof, the applicable Issuing Bank will promptly notify the Company and the Agent. The Company shall (subject, if applicable, to its right to obtain Base Rate Loans as provided below) reimburse the applicable Issuing Bank prior to 11:00 a.m. San Francisco, California time on each date that any amount is paid by such Issuing Bank under any Letter of Credit (each such date, an "Honor Date") in an amount equal to the amount so paid by such Issuing Bank; provided that, to the extent that any Issuing Bank accepts a drawing under a Letter of Credit after 11:00 a.m. San Francisco, California time, the Company will not be obligated to reimburse such Issuing Bank until the next Business Day and the "Honor Date" for such Letter of Credit shall be such next Business Day. If the Company fails to reimburse an Issuing Bank for the full amount of any drawing under any Letter of Credit by 11:00 a.m. San Francisco, California time on the Honor Date, such Issuing Bank will promptly notify the Agent and the Agent will promptly notify each Bank thereof (no later than 12:00 noon San Francisco, California time on such Honor
Date), and the Company shall be deemed to have requested that Base Rate Loans be made by the Banks to be disbursed on the Honor Date under such Letter of Credit, subject to the amount of the unutilized portion of the combined Commitments and subject to the conditions set forth in Section 5.2 other than subsection 5.2(a). Any notice given by an Issuing Bank or the Agent pursuant to this subsection 3.3(b) may be oral if immediately confirmed in writing (including by facsimile); provided that the lack of such an immediate confirmation shall not affect the conclusiveness or binding effect of such notice.

                  (c) Each Bank shall upon any notice pursuant to subsection 3.3(b) make available to the Agent for the account of the applicable Issuing Bank an amount in Dollars and in immediately available funds equal to its Pro Rata Share of the amount of the drawing, whereupon the Banks shall (subject to subsection 3.3(d)) each be deemed to have made a Loan consisting of a Base Rate Loan to the Company in such amount. If any Bank so notified fails to make available to the Agent for the account of the applicable Issuing Bank the amount of such Bank's Pro Rata Share of the amount of such drawing by no later than 2:00 p.m. San Francisco, California time on the Honor Date, then interest shall accrue on such Bank's obligation to make such payment, from the Honor Date to the date such Bank makes such payment, at a rate per annum equal to the Federal Funds Rate in effect from time to time during such period. The Agent will promptly give notice of the occurrence of the Honor Date, but failure of the Agent to give any such notice on the Honor Date or in sufficient time to enable any Bank to effect such payment on such date shall not relieve such Bank from its obligations under this Section 3.3 (but shall relieve any such Bank from its obligation to pay such interest so long as it makes such payment on the next Business Day following the date such notice is given by the Agent).

                  (d) With respect to any unreimbursed drawing that is not converted into Base Rate Loans in whole or in part, because of the Company's failure to satisfy the conditions set forth in Section 5.2 (other than subsection 5.2(a) which need not be satisfied) or for any other reason, the Company shall be deemed to have incurred from the applicable Issuing Bank an L/C Borrowing in the amount of such drawing, which L/C Borrowing shall be due and payable on demand and shall bear interest (payable on demand) at a rate per annum equal to the sum of the Base Rate plus the Base Rate Margin plus 2%, and each Bank's payment to such Issuing Bank pursuant to subsection 3.3(c) shall be deemed payment in respect of its participation in such L/C

Borrowing and shall constitute an L/C Advance from such Bank in satisfaction of its participation obligation under this Section 3.3.

                  (e) Each Bank's obligation in accordance with this Agreement to make the Loans or L/C Advances, as contemplated by this Section 3.3, as a result of a drawing under a Letter of Credit, shall be absolute and unconditional and without recourse to any Issuing Bank and shall not be affected by any circumstance, including (i) any set-off, counterclaim, recoupment, defense or other right which such Bank may have against the applicable Issuing Bank, the Company or any other Person for any reason whatsoever; (ii) the occurrence or continuance of a Default, an Event of Default or a Material Adverse Effect; or (iii) any other circumstance, happening or event whatsoever, whether or not similar to any of the foregoing; provided that each Bank's obligation to make Loans under this Section 3.3 is subject to the conditions set forth in Section 5.2 (other than subsection 5.2(a)).

         3.4      Repayment of Participations.

                  (a) Upon (and only upon) receipt by the Agent for the account of an Issuing Bank of immediately available funds from the Company (i) in reimbursement of any payment made by such Issuing Bank under a Letter of Credit with respect to which any Bank has paid the Agent for the account of such Issuing Bank for such Bank's participation in such Letter of Credit pursuant to
Section 3.3 or (ii) in payment of interest thereon, the Agent will pay to each Bank, in the same funds as those received by the Agent for the account of such Issuing Bank, the amount of such Bank's Pro Rata Share of such funds, and such Issuing Bank shall receive the amount of the Pro Rata Share of such funds of any Bank that did not so pay the Agent for the account of such Issuing Bank.

                  (b) If the Agent or an Issuing Bank is required at any time to return to the Company, or to a trustee, receiver, liquidator or custodian, or to any official in any Insolvency Proceeding, any portion of any payment made by the Company to the Agent for the account of an Issuing Bank pursuant to subsection 3.4(a) in reimbursement of a payment made under a Letter of Credit or interest or fee thereon, each Bank shall, on demand of the Agent, forthwith return to the Agent or the applicable Issuing Bank the amount of its Pro Rata Share of any amount so returned by the Agent or such Issuing Bank plus interest thereon from the date such demand is made to the date such amount is returned by such Bank to the Agent or such Issuing Bank, at a rate per annum equal to the Federal Funds Rate in effect from time to time.

         3.5      Role of the Issuing Banks.

                  (a) Each Bank and the Company agree that, in paying any drawing under a Letter of Credit, the applicable Issuing Bank shall not have any responsibility to obtain any document (other than any sight draft and certificate expressly required by such Letter of Credit) or to ascertain or inquire as to the validity or accuracy of any such document or the authority of the Person executing or delivering any such document.

                  (b) No Issuing Bank or Agent-Related Person, nor any of their respective correspondents, participants or assignees, shall be liable to any Bank for: (i) any action taken or omitted in connection herewith at the request or with the approval of the Banks (including the

Majority Banks, as applicable); (ii) any action taken or omitted in the absence of gross negligence or willful misconduct; or (iii) the due execution, effectiveness, validity or enforceability of any L/C-Related Document.

                  (c) The Company hereby assumes all risks of the acts or omissions of any beneficiary or transferee with respect to its use of any Letter of Credit; provided that this assumption is not intended to, and shall not, preclude the Company's pursuing such rights and remedies as it may have against the beneficiary or transferee at law or under any other agreement. No Issuing Bank or Agent-Related Person, nor any of their respective correspondents, participants or assignees, shall be liable or responsible for any of the matters described in clauses (i) through (vii) of Section 3.6; provided that, anything in such clauses to the contrary notwithstanding, the Company may have a claim against an Issuing Bank, and such Issuing Bank may be liable to the Company, to the extent, but only to the extent, of any direct, as opposed to consequential or exemplary, damages suffered by the Company which the Company proves were caused by such Issuing Bank's willful misconduct or gross negligence or such Issuing Bank's willful failure to pay under any Letter of Credit after the presentation to it by the beneficiary of a sight draft and certificate(s) strictly complying with the terms and conditions of such Letter of Credit. In furtherance and not in limitation of the foregoing: (i) an Issuing Bank may accept documents that appear on their face to be in order, without responsibility for further investigation, regardless of any notice or information to the contrary; and (ii) no Issuing Bank shall be responsible for the validity or sufficiency of any instrument transferring or assigning or purporting to transfer or assign a Letter of Credit or the rights or benefits thereunder or proceeds thereof, in whole or in part, which may prove to be invalid or ineffective for any reason.

         3.6 Obligations Absolute. The obligations of the Company under this Agreement and any L/C-Related Document to reimburse the applicable Issuing Bank for a drawing under a Letter of Credit, and to repay any L/C Borrowing and any drawing under a Letter of Credit converted into Loans, shall be unconditional and irrevocable, and shall be paid strictly in accordance with the terms of this Agreement and each such other L/C-Related Document under all circumstances, including the following:

                           (i)      any lack of validity or enforceability of
this Agreement or any L/C-Related Document;

                           (ii)     any change in the time, manner or place of
payment of, or in any other term of, all or any of the obligations of the Company in respect of any Letter of Credit or any other amendment or waiver of or any consent to departure from all or any of the L/C-Related Documents;

                           (iii)    the existence of any claim, set-off, defense
or other right that the Company may have at any time against any beneficiary or any transferee of any Letter of Credit (or any Person for whom any such beneficiary or any such transferee may be acting), the applicable Issuing Bank or any other Person, whether in connection with this Agreement, the transactions contemplated hereby or by any L/C-Related Document or any unrelated transaction;

                           (iv)     any draft, demand, certificate or other
document presented under any Letter of Credit proving to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect; or any loss or delay in the transmission or otherwise of any document required in order to make a drawing under any Letter of Credit;

                           (v)      any payment by an Issuing Bank under any
Letter of Credit against presentation of a draft or certificate that does not strictly comply with the terms of such Letter of Credit; or any payment made by an Issuing Bank under any Letter of Credit to any Person purporting to be a trustee in bankruptcy, debtor-in-possession, assignee for the benefit of creditors, liquidator, receiver or other representative of or successor to any beneficiary or any transferee of any Letter of Credit, including any arising in connection with any Insolvency Proceeding;

                           (vi)     any exchange, release or non-perfection of
any collateral, or any release or amendment or waiver of or consent to departure from any other guarantee, for all or any of the obligations of the Company in respect of any Letter of Credit; or

                           (vii)    any other circumstance or happening
whatsoever, whether or not similar to any of the foregoing, including any other circumstance that might otherwise constitute a defense available to, or a discharge of, the Company or a guarantor.

         3.7 Cash Collateral Pledge. If any Letter of Credit remains outstanding and partially or wholly undrawn as of the Revolving Termination Date, then the Company shall immediately Cash Collateralize the L/C Obligations in an amount equal to the maximum amount then available to be drawn under all Letters of Credit.

         3.8      Letter of Credit Fees.

                  (a) The Company shall pay to the Agent for the account of each Bank a letter of credit fee with respect to each Letter of Credit equal to the L/C Fee Rate per annum of the average daily maximum amount available to be drawn on such Letter of Credit, computed on a quarterly basis in arrears on the last Business Day of each calendar quarter and on the Revolving Termination Date (or such later date on which such Letter of Credit shall expire or be fully drawn).

                  (b) The letter of credit fees payable under subsection 3.8(a) shall be due and payable quarterly in arrears on the last Business Day of each calendar quarter during which Letters of Credit are outstanding, commencing on the first such quarterly date to occur after the Closing Date through the Revolving Termination Date (or such later date upon which all outstanding Letters of Credit shall expire or be fully drawn), with the final payment to be made on the Revolving Termination Date (or such later date).

                  (c) The Company shall pay to each Issuing Bank a letter of credit fronting fee at such times and in such amounts as are mutually agreed to from time to time by the Company and such Issuing Bank.

                  (d) The Company shall pay to each Issuing Bank from time to time on demand the normal issuance, presentation, amendment and other processing fees, and other standard costs and charges, of such Issuing Bank relating to each Letter of Credit as from time to time in effect.

         3.9 Uniform Customs and Practice. The Uniform Customs and Practice for Documentary Credits as published by the International Chamber of Commerce ("UCP") most recently at the time of issuance of any Letter of Credit shall (unless otherwise expressly provided in such Letter of Credit) apply to such Letter of Credit.

                                   ARTICLE IV
                     TAXES, YIELD PROTECTION AND ILLEGALITY

         4.1      Taxes.

                  (a) Any and all payments by the Company to each Bank or the Agent under this Agreement and any other Loan Document shall be made free and clear of, and without deduction or withholding for any Taxes. In addition, the Company shall pay all Other Taxes.

                  (b) The Company agrees to indemnify and hold harmless each Bank and the Agent for the full amount of Taxes or Other Taxes (including any Taxes or Other Taxes imposed by any jurisdiction on amounts payable under this Section) paid by the Bank or the Agent and any liability (including penalties, interest, additions to tax and expenses) arising therefrom or with respect thereto, whether or not such Taxes or Other Taxes were correctly or legally asserted. Payment under this indemnification shall be made within 30 days after the date the Bank or the Agent makes written demand therefor.

                  (c) If the Company shall be required by law to deduct or withhold any Taxes or Other Taxes from or in respect of any sum payable hereunder to any Bank or the Agent, then:

                           (1)      the sum payable shall be increased as
necessary so that after making all required deductions and withholdings (including deductions and withholdings applicable to additional sums payable under this Section) such Bank or the Agent, as the case may be, receives an amount equal to the sum it would have received had no such deductions or withholdings been made;

                           (2)      the Company shall make such deductions and
withholdings;

                           (3)      the Company shall pay the full amount
deducted or withheld to the relevant taxing authority or other authority in accordance with applicable law; and

                           (4)      the Company shall also pay to each Bank or
the Agent for the account of such Bank, at the time interest is paid, all additional amounts which the respective Bank specifies as necessary to preserve the after-tax yield the Bank would have received if such Taxes or Other Taxes had not been imposed.

                  (d) Within 30 days after the date of any payment by the Company of Taxes or Other Taxes, the Company shall furnish the Agent the original or a certified copy of a receipt evidencing payment thereof, or other evidence of payment satisfactory to the Agent.

                  (e) If the Company is required to pay additional amounts to any Bank or the Agent pursuant to subsection (c) of this Section, then such Bank shall use reasonable efforts (consistent with legal and regulatory restrictions) to change the jurisdiction of its Lending Office so as to eliminate any such additional payment by the Company which may thereafter accrue, if such change in the judgment of such Bank is not otherwise disadvantageous to such Bank.

         4.2      Illegality.

                  (a) If any Bank determines that the introduction of any Requirement of Law, or any change in any Requirement of Law, or in the interpretation or administration of any Requirement of Law, has made it unlawful, or that any central bank or other Governmental Authority has asserted that it is unlawful, for any Bank or its applicable Lending Office to make Offshore Rate Loans, then, on notice thereof by the Bank to the Company through the Agent, any obligation of that Bank to make Offshore Rate Loans shall be suspended until the Bank notifies the Agent and the Company that the circumstances giving rise to such determination no longer exist.

                  (b) If a Bank determines that it is unlawful to maintain any Offshore Rate Loan, the Company shall, upon its receipt of notice of such fact and demand from such Bank (with a copy to the Agent), prepay in full such Offshore Rate Loans of that Bank then outstanding, together with interest accrued thereon and amounts required under Section 4.04, either on the last day of the Interest Period thereof, if the Bank may lawfully continue to maintain such Offshore Rate Loans to such day, or immediately, if the Bank may not lawfully continue to maintain such Offshore Rate Loan. If the Company is required to so prepay any Offshore Rate Loan, then concurrently with such prepayment, the Company shall borrow from the affected Bank, in the amount of such repayment, a Base Rate Loan.

                  (c) If the obligation of any Bank to make or maintain Offshore Rate Loans has been so terminated or suspended, the Company may elect, by giving notice to the Bank through the Agent that all Loans which would otherwise be made by the Bank as Offshore Rate Loans shall be instead Base Rate Loans.

                  (d) Before giving any notice to the Agent under this Section, the affected Bank shall designate a different Lending Office with respect to its Offshore Rate Loans if such designation will avoid the need for giving such notice or making such demand and will not, in the judgment of the Bank, be illegal or otherwise disadvantageous to the Bank.

         4.3      Increased Costs and Reduction of Return.

                  (a) If any Bank determines that, due to either (i) the introduction of or any change (other than any change by way of imposition of or increase in reserve requirements included in the calculation of the Offshore
Rate) in or in the interpretation of any law or regulation or (ii) the compliance by that Bank with any guideline or request from any central bank or other Governmental Authority (whether or not having the force of law), there shall be any increase in the cost to such Bank of agreeing to make or making, funding or maintaining any Offshore Rate Loans or participating in any Letter of Credit, or, in the case of an Issuing Bank, any increase in the cost to such Issuing Bank of agreeing to issue, issuing or maintaining any

Letter of Credit or of agreeing to make or making, funding or maintaining any unpaid drawing under any Letter of Credit, then the Company shall be liable for, and shall from time to time, upon demand (with a copy of such demand to be sent to the Agent), pay to the Agent for the account of such Bank, additional amounts as are sufficient to compensate such Bank for such increased costs.

                  (b) If any Bank shall have determined that (i) the introduction of any Capital Adequacy Regulation, (ii) any change in any Capital Adequacy Regulation, (iii) any change in the interpretation or administration of any Capital Adequacy Regulation by any central bank or other Governmental Authority charged with the interpretation or administration thereof, or (iv) compliance by the Bank (or its Lending Office) or any corporation controlling the Bank with any Capital Adequacy Regulation, affects or would affect the amount of capital required or expected to be maintained by the Bank or any corporation controlling the Bank and (taking into consideration such Bank's or such corporation's policies with respect to capital adequacy and such Bank's desired return on capital) determines that the amount of such capital is increased as a consequence of its Commitment, loans, credits or obligations under this Agreement, then, upon demand of such Bank to the Company through the Agent, the Company shall pay to the Bank, from time to time as specified by the Bank, additional amounts sufficient to compensate the Bank for such increase.

         4.4 Funding Losses. The Company shall reimburse each Bank and hold each Bank harmless from any loss or expense which the Bank may sustain or incur as a consequence of:

                  (a) the failure of the Company to make on a timely basis any payment of principal of any Offshore Rate Loan;

                  (b) the failure of the Company to borrow, continue or convert a Loan after the Company has given (or is deemed to have given) a Notice of Borrowing or a Notice of Conversion/Continuation;

                  (c) the failure of the Company to make any prepayment in accordance with any notice delivered under Section 2.6;

                  (d) the prepayment or other payment (including after acceleration thereof) of an Offshore Rate Loan on a day that is not the last day of the relevant Interest Period; or

                  (e) the automatic conversion under Section 2.4 of any Offshore Rate Loan or to a Base Rate Loan on a day that is not the last day of the relevant Interest Period;

including any such loss or expense arising from the liquidation or reemployment of funds obtained by it to maintain its Offshore Rate Loans or from fees payable to terminate the deposits from which such funds were obtained. For purposes of calculating amounts payable by the Company to the Banks under this Section and under subsection 4.04(a), each Offshore Rate Loan made by a Bank (and each related reserve, special deposit or similar requirement) shall be conclusively deemed to have been funded at the LIBOR used in determining the Offshore Rate for such Offshore Rate Loan by a matching deposit or other borrowing in the interbank eurodollar market for a comparable amount and for a comparable period, whether or not such Offshore Rate Loan is in fact so funded.

         4.5 Inability to Determine Rates. If the Agent determines that for any reason adequate and reasonable means do not exist for determining the Offshore Rate for any requested Interest Period with respect to a proposed Offshore Rate Loan or that the Offshore Rate applicable for any requested Interest Period with respect to a proposed Offshore Rate Loan does not adequately and fairly reflect the cost to the Banks of funding such Loan, the Agent will promptly so notify the Company and each Bank. Thereafter, the obligation of the Banks to make or maintain Offshore Rate Loans hereunder shall be suspended until the Agent upon the instruction of the Majority Banks revokes such notice in writing. Upon receipt of such notice, the Company may revoke any Notice of Borrowing or Notice of Conversion/Continuation then submitted by it. If the Company does not revoke such Notice, the Banks shall make, convert or continue the Loans, as proposed by the Company, in the amount specified in the applicable notice submitted by the Company, but such Loans shall be made, converted or continued as Base Rate Loans instead of Offshore Rate Loans.

         4.6 Reserves on Offshore Rate Loans. The Company shall pay to each Bank, as long as such Bank shall be required under regulations of the FRB to maintain reserves with respect to liabilities or assets consisting of or including Eurocurrency funds or deposits (currently known as "Eurocurrency liabilities"), additional costs on the unpaid principal amount of each Offshore Rate Loan equal to the actual costs of such reserves allocated to such Loan by the Bank (as determined by the Bank in good faith, which determination shall be conclusive), payable on each date on which interest is payable on such Loan, provided the Company shall have received at least 15 days' prior written notice (with a copy to the Agent) of such additional interest from the Bank. If a Bank fails to give notice 15 days prior to the relevant Interest Payment Date, such additional interest shall be payable 15 days from receipt of such notice.

         4.7 Survival. The agreements and obligations of the Company in this Article IV shall survive the payment of all other Obligations.

                                   ARTICLE V
                              CONDITIONS PRECEDENT

         5.1 Conditions of Initial Loans Etc. The obligation of each Bank to make its initial Loan hereunder (including the obligation of the Swing Line Bank to make any Swing Line Loan and the Issuing Bank to Issue any Letter of Credit) or to convert or continue any Loan outstanding on the Closing Date is subject to the condition that the Agent have received on or before the Closing Date all of the following, in form and substance satisfactory to the Agent and each Bank, and in sufficient copies for each Bank:

                  (a) Agreement. This Agreement executed by each party thereto;

                  (b)      Resolutions; Incumbency.

                           (1)      Copies of the resolutions of the board of
directors of the Company authorizing the transactions contemplated hereby, certified as of the Closing Date by the Secretary or an Assistant Secretary of the Company; and

                           (2)      A certificate of the Secretary or Assistant
Secretary of the Company certifying the names and true signatures of the officers of the Company authorized to execute, deliver and perform, as applicable, this Agreement, and all other Loan Documents to be delivered by it hereunder.

                  (c) Legal Opinion. An opinion of Freeland, Cooper, LeHockey & Hamburg, counsel to the Company and addressed to the Agent and the Banks, substantially in the form of Exhibit F;

                  (d) Payment of Fees. Evidence of payment by the Company of all accrued and unpaid fees, costs and expenses to the extent then due and payable on the Closing Date, together with Attorney Costs of BofA to the extent invoiced prior to or on the Closing Date, plus such additional amounts of Attorney Costs as shall constitute BofA's reasonable estimate of Attorney Costs incurred or to be incurred by it through the closing proceedings (provided that such estimate shall not thereafter preclude final settling of accounts between the Company and BofA); including any such costs, fees and expenses arising under or referenced in Sections 2.09 and 11.04;

                  (e) Prior Credit Agreement; Payment of Sums Due and Termination of Commitment to Lend Under the Prior Credit Agreement. Evidence of:

                           (1)      Payment by the Company of all amounts
payable (including principal, interest and commitment fees through the Closing Date under the Prior Credit Agreement) under the Prior Credit Agreement, except for any break-funding fees associated with the prepayment of outstanding Loans under the Prior Credit Agreement in connection with payment and prepayment of such Loans under this clause. These fees are due and payable upon demand; and

                           (2)      Termination of the various commitments to
extend credit under the Prior Credit Agreement.

                  (f) Certificate. A certificate signed by a Responsible Officer, dated as of the Closing Date, stating that:

                           (1)      the representations and warranties contained
in Article VI are true and correct on and as of such date, as though made on and as of such date;

                           (2)      no Default or Event of Default exists or
would result from execution and performance of this Agreement by the Company;
and

                           (3)      there has occurred since December 31, 1999
no event or circumstance that has resulted or could reasonably be expected to result in a Material Adverse Effect.

                  (g) Other Documents. Such other approvals, opinions, documents or materials as the Agent or any Bank may reasonably request.

         5.2 Conditions to All Borrowings. The obligation of each Bank to make any Loan to be made by it (including its initial Loan, and the obligation of the Swing Line Bank to make any Swing Line Loan and Issuing Bank to Issue any Letter of Credit) or to continue or convert any Loan under Section 2.04 (including continuations or conversions of Loans outstanding on the Closing
Date) is subject to the satisfaction of the following conditions precedent on the relevant Borrowing Date, Issuance Date or Conversion/Continuation Date:

                  (a) Notices Regarding Loans and Letters of Credit. The Agent shall have received a Notice of Borrowing, a Notice of Conversion/Continuation or a Notice of Swing Line Loan, as applicable or, in the case of the Issuance of any Letter of Credit, the applicable Issuing Bank and the Agent shall have received an L/C Application or L/C Amendment Application, as required under Section 3.2;

                  (b) Continuation of Representations and Warranties. The representations and warranties in Article VI shall be true and correct on and as of such Borrowing Date, Issuance Date or Conversion/Continuation Date with the same effect as if made on and as of such Borrowing Date, Issuance Date or Conversion/Continuation Date (except to the extent such representations and warranties expressly refer to an earlier date, in which case they shall be true and correct as of such earlier date); and

                  (c) No Existing Default. No Default or Event of Default exists or shall result from such Borrowing or continuation or conversion.

Each Notice of Borrowing, Notice of Swing Line Loans, notice of acceptance of an L/C Application and L/C Amendment Application and Notice of Conversion/Continuation submitted by the Company hereunder shall constitute a representation and warranty by the Company hereunder, as of the date of each such notice and as of each Borrowing Date, Issuance Date or Conversion/Continuation Date, as applicable, that the conditions in this Section
5.02 are satisfied.

                                   ARTICLE VI
                         REPRESENTATIONS AND WARRANTIES

         New Dreyer's and, with respect to itself and its Subsidiaries to the extent applicable, the Company represent and warrant to the Agent and each Bank that:

         6.1 Corporate Existence and Power. New Dreyer's and each of its Subsidiaries, other than Dreyer's International, Inc.:

                  (a) is a corporation or limited liability company duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation or organization;

                  (b) has the power and authority and all governmental licenses, authorizations, consents and approvals necessary (i) to own its assets and carry on its business and (ii) to execute, deliver and perform its obligations under the Loan Documents to which it is a party;

                  (c) is duly qualified as a foreign corporation or limited liability company and is licensed and in good standing under the laws of each jurisdiction where its ownership, lease or operation of property or the conduct of its business requires such qualification or license; and

                  (d)      is in compliance with all Requirements of Law;

except, in the case of clauses (b)(i), (c) and (d) above, to the extent that the failure to do so could not reasonably be expected to have a Material Adverse Effect.

         6.2 Corporate Authorization; No Contravention. The execution, delivery and performance by New Dreyer's and the Company of this Agreement, and by New Dreyer's, the Company and each other Subsidiary of each other Loan Document to which such Person is a party, have been duly authorized by all necessary corporate or member action, and do not and will not:

                  (a) contravene the terms of any Organization Document of New Dreyer's, the Company or any other Subsidiary;

                  (b) conflict with or result in any breach or contravention of, or the creation of any Lien under, any document evidencing any Contractual Obligation to which New Dreyer's, the Company or any other Subsidiary is a party or any order, injunction, writ or decree of any Governmental Authority to which New Dreyer's, the Company or any other Subsidiary or its property is subject; or

                  (c)      violate any Requirement of Law.

         6.3 Governmental Authorization. No approval, consent, exemption, authorization, or other action by, or notice to, or filing with, any Governmental Authority or any other Person is necessary or required in connection with the execution, delivery or performance by, or enforcement against, New Dreyer's, the Company or any other Subsidiary of this Agreement or any other Loan Document.

         6.4 Binding Effect. Each Loan Document (including this Agreement) to which New Dreyer's, the Company or any other Subsidiary is a party constitutes the legal, valid and binding obligation of such Person, enforceable against such Person in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, or similar laws affecting the enforcement of creditors' rights generally or by equitable principles relating to enforceability.

         6.5 Litigation. There are no actions, suits, proceedings, claims or disputes pending or, to the best knowledge of New Dreyer's and the Company, threatened or contemplated, at law, in equity, in arbitration or before any Governmental Authority, against New Dreyer's or any Subsidiary or any of their respective properties which:

                  (a) purport to affect or pertain to this Agreement or any other Loan Document, or any of the transactions contemplated hereby or thereby; or

                  (b) if determined adversely to New Dreyer's or the applicable Subsidiary, would reasonably be expected to have a Material Adverse Effect. No injunction, writ, temporary restraining order or any order of any nature has been issued by any court or other Governmental Authority purporting to enjoin or restrain the execution, delivery or performance of this Agreement or any other Loan Document, or directing that the transactions provided for herein or therein not be consummated as herein or therein provided.

         6.6 No Default. No Default or Event of Default exists or would result from the incurring of any Obligations by the Company. As of the Third Amendment Effective Date, none of New Dreyer's, the Company or any other Subsidiary is in default under or with respect to any Contractual Obligation in any respect which, individually or together with all such defaults, could reasonably be expected to have a Material Adverse Effect, or that would, if such default had occurred after the Third Amendment Effective Date, create an Event of Default under subsection 9.01(e).

         6.7      ERISA Compliance. Except as specifically disclosed in Schedule
6.07:

                  (a) Each Plan is in compliance in all material respects with the applicable provisions of ERISA, the Code and other federal or state law. Each Plan which is intended to qualify under Section 401(a) of the Code has received a favorable determination letter from the IRS and, to the best knowledge of New Dreyer's and the Company, nothing has occurred which would cause the loss of such qualification. New Dreyer's and its ERISA Affiliates have made all required contributions to any Plan subject to Section 412 of the Code, and no application for a funding waiver or an extension of any amortization period pursuant to Section 412 of the Code has been made with respect to any Plan.

                  (b) There are no pending or, to the best knowledge of New Dreyer's and the Company, threatened claims, actions or lawsuits, or action by any Governmental Authority, with respect to any Plan which has resulted or could reasonably be expected to result in a Material Adverse Effect. There has been no prohibited transaction or violation of the fiduciary responsibility rules with respect to any Plan which has resulted or could reasonably be expected to result in a Material Adverse Effect.

                  (c) (i) No ERISA Event has occurred or is reasonably expected to occur; (ii) no Pension Plan has any Unfunded Pension Liability;
(iii) neither New Dreyer's nor any ERISA Affiliate has incurred, or reasonably expects to incur, any liability under Title IV of ERISA with respect to any Pension Plan (other than premiums due and not delinquent under Section 4007 of ERISA); (iv) neither New Dreyer's nor any ERISA Affiliate has incurred, or reasonably expects to incur, any liability (and no event has occurred which, with the giving of notice under Section 4219 of ERISA, would result in such liability) under Section 4201 or 4243 of ERISA with respect to a Multiemployer Plan; and (v) neither New Dreyer's nor any ERISA Affiliate has engaged in a transaction that could be subject to Section 4069 or 4212(c) of ERISA.

         6.8 Use of Proceeds; Margin Regulations. The proceeds of the Loans are to be used solely for the purposes set forth in and permitted by Section
7.12 and Section 8.7. None of New Dreyer's, the Company or any other Subsidiary is generally engaged in the business of purchasing or selling Margin Stock or extending credit for the purpose of purchasing or carrying Margin Stock.

         6.9 Title to Properties. New Dreyer's and each Subsidiary have good record and marketable title in fee simple to, or valid leasehold interests in, all real property necessary or used in the ordinary conduct of their respective businesses, except for such defects in title as could not, individually or in the aggregate, have a Material Adverse Effect. As of the Third Amendment Effective Date, the properties of New Dreyer's and its Subsidiaries are subject to no Liens, other than Permitted Liens.

         6.10 Taxes. New Dreyer's and its Subsidiaries have filed all Federal and other material tax returns and reports required to be filed, and have paid all Federal and other material taxes, assessments, fees and other governmental charges levied or imposed upon them or their properties, income or assets otherwise due and payable, except those which are being contested in good faith by appropriate proceedings and for which adequate reserves have been provided in accordance with GAAP. There is no proposed tax assessment against New Dreyer's or any Subsidiary that would, if made, have a Material Adverse Effect.

         6.11     Financial Condition.

                  (a) (i) The audited consolidated financial statements of the Company and its Subsidiaries dated December 28, 2002, and the related consolidated statements of income or operations, shareholders' equity and cash flows for the fiscal year then ended:

                           (1)      were prepared in accordance with GAAP
consistently applied throughout the period covered thereby, except as otherwise expressly noted therein;

                           (2)      fairly present the financial condition of
the Company and its Subsidiaries as of the date thereof and the results of their operations for the period covered thereby; and

                           (3)      except as specifically disclosed in Schedule
6.11, show all material indebtedness and other liabilities, direct or contingent, of the Company and its consolidated Subsidiaries as of the date thereof, including liabilities for taxes, material commitments and Contingent Obligations.

         (ii) Since December 28, 2002, there has been no material adverse change in, or material adverse effect upon, the operations, business, properties, assets, liabilities (actual or contingent), condition (financial or otherwise) or prospects of the Company and its Subsidiaries taken as a whole.

                  (b) (i) The audited consolidated financial statements of NICC and its Subsidiaries dated September 29, 2002, and the related consolidated statements of income or operations, shareholders' equity and cash flows for the period then ended:

                           (1)      were prepared in accordance with GAAP
consistently applied throughout the period covered thereby, except as otherwise expressly noted therein;

                           (2)      fairly present the financial condition of
NICC and its Subsidiaries as of the date thereof and the results of their operations for the period covered thereby; and

                           (3)      except as specifically disclosed in Schedule
6.11, show all material indebtedness and other liabilities, direct or contingent, of NICC and its consolidated Subsidiaries as of the date thereof, including liabilities for taxes, material commitments and Contingent Obligations.

         (ii) Since September 29, 2002, there has been no material adverse change in, or material adverse effect upon, the operations, business, properties, assets, liabilities (actual or contingent), condition (financial or otherwise) or prospects of NICC and its Subsidiaries taken as a whole.

                  (c) Since the Third Amendment Effective Date, no event has occurred which has had, or is reasonably likely to have, a Material Adverse Effect.

         6.12 Environmental Matters. Except where non-compliance is not reasonably likely to have a Material Adverse Effect, New Dreyer's and its Subsidiaries are in compliance with all Environmental Laws. Except in cases or circumstances not reasonably likely to have a Material Adverse Effect, there is no Environmental Claim pending or, to the knowledge of New Dreyer's and the Company, threatened against New Dreyer's or any Subsidiary.

         6.13 Regulated Entities. None of New Dreyer's, any Person controlling New Dreyer's or any Subsidiary is an "Investment Company" within the meaning of the Investment Company Act of 1940. Neither the Company nor any Guarantor is subject to regulation under the Public Utility Holding Company Act of 1935, the Federal Power Act, the Interstate Commerce Act, any state public utilities code, or any other Federal or state statute or regulation limiting its ability to incur Indebtedness.

         6.14 No Burdensome Restrictions. Neither New Dreyer's nor any Subsidiary is a party to or bound by any Contractual Obligation, or subject to any restriction in any Organization Document, or any Requirement of Law, which could reasonably be expected to have a Material Adverse Effect.

         6.15 Labor Relations. There are no strikes, lockouts or other labor disputes against New Dreyer's or any Subsidiary, or, to the best of New Dreyer's and the Company's knowledge, threatened against or affecting New Dreyer's or any Subsidiary and, except as specifically disclosed in Schedule 6.15, no significant unfair labor practice complaint is pending against New Dreyer's or any Subsidiary or, to the best knowledge of New Dreyer's and the Company, threatened against any of them before any Governmental Authority.

         6.16 Copyrights, Patents, Trademarks and Licenses, etc. New Dreyer's and its Subsidiaries own or are licensed or otherwise have the right to use all of the patents, trademarks, service marks, trade names, copyrights, contractual franchises, distribution rights, authorizations and other rights that are reasonably necessary for the operation of their respective businesses, without conflict with the rights of any other Person. To the best knowledge of New Dreyer's and the Company, no slogan or other advertising device, product, process, method, substance, part or other material now employed, or now contemplated to be employed, by New Dreyer's or any Subsidiary infringes upon any rights held by any other Person. No claim or litigation regarding any of the foregoing is pending or threatened, and no patent, invention, device, application, principle or any statute, law, rule, regulation, standard or code is pending or, to the knowledge of New Dreyer's and the Company, proposed, which, in either case, could reasonably be expected to have a Material Adverse Effect.

         6.17 Subsidiaries. As of the Third Amendment Effective Date (and after giving effect to the Transaction), New Dreyer's has no Subsidiaries other than those specifically disclosed in part (a) of Schedule 6.17 hereto and has no equity investments in any other corporation or entity other than those specifically disclosed in part (b) of Schedule 6.17.

         6.18 Insurance. New Dreyer's and its Subsidiaries have a self-insurance program covering types of risks and/or properties in amounts consistent with the practices of other companies in the same or similar business and of similar size. The properties of New Dreyer's and its Subsidiaries are, consistent with the self-insurance program, insured with financially sound and reputable insurance companies not Affiliates of New Dreyer's, in such amounts, with such deductibles and covering such risks as are customarily carried by companies engaged in similar businesses and owning similar properties in localities where New Dreyer's or the applicable Subsidiary operates.

         6.19 Full Disclosure. None of the representations or warranties made by New Dreyer's, the Company or any other Subsidiary in the Loan Documents as of the date such representations and warranties are made or deemed made, and none of the statements contained in any exhibit, report, statement or certificate furnished by or on behalf of New Dreyer's, the Company or any other Subsidiary in connection with the Loan Documents, contains any untrue statement of a material fact or omits any material fact required to be stated therein or necessary to make the statements made therein, in light of the circumstances under which they are made, not misleading as of the time when made or delivered.

         6.20 Disclosure re Margin Stock. On the Closing Date, New Dreyer's and the Company own no Margin Stock.

                                   ARTICLE VII
                              AFFIRMATIVE COVENANTS

         So long as any Bank shall have any Commitment hereunder, or any Loan or other Obligation shall remain unpaid or unsatisfied, or any Letter of Credit shall remain outstanding, unless the Majority Banks (or, in the case of the second sentence of Section 7.13, all Banks) waive compliance in writing:

         7.1 Financial Statements. New Dreyer's shall deliver to the Agent, in form and detail satisfactory to the Agent and the Majority Banks, with sufficient copies for each Bank:

                  (a) as soon as available, but not later than 100 days after the end of each fiscal year, a copy of the audited consolidated balance sheet of New Dreyer's and its Subsidiaries as at the end of such year and the related consolidated statements of income or operations, shareholders' equity and cash flows for such year, setting forth in each case in comparative form the figures for the previous fiscal year, and accompanied by the opinion of PriceWaterhouseCoopers or another nationally-recognized independent public accounting firm ("Independent Auditor") which report shall state that such consolidated financial statements present fairly, in all material respects, the financial position for the periods indicated in conformity with GAAP applied on a basis consistent with prior years (which opinion shall not be qualified or limited because of a restricted or limited examination by the Independent Auditor of any material portion of New Dreyer's or any Subsidiary's records);

                  (b) as soon as available, but not later than 60 days after the end of each of the first three fiscal quarters of each fiscal year, a copy of the unaudited consolidated balance sheet of New Dreyer's and its Subsidiaries' as of the end of such quarter and the related consolidated statements of income, shareholders' equity and cash flows for the period commencing on the first day and ending on the last day of such quarter, and certified by a Responsible Officer as fairly presenting, in all material respects, in accordance with GAAP (subject to ordinary, good faith year-end audit adjustments), the financial position and the results of operations of New Dreyer's and its Subsidiaries;

         7.2 Certificates; Other Information. New Dreyer's shall furnish to the Agent, with sufficient copies for each Bank:

                  (a) concurrently with the delivery of the financial statements referred to in subsection 7.1(a), a certificate of the Independent Auditor stating that in making the examination necessary therefor no knowledge was obtained of any Default or Event of Default, except as specified in such certificate;

                  (b) concurrently with the delivery of the financial statements referred to in subsections 7.1(a) and (b), a Compliance Certificate executed by a Responsible Officer;

                  (c) promptly, copies of all financial statements and reports that New Dreyer's sends to its shareholders, and copies of all financial statements and regular, periodical or special reports (including Forms 10-K, 10-Q and 8-K) that New Dreyer's or any Subsidiary may make to, or file with, the SEC; and

                  (d) promptly, such additional information regarding the business, financial or corporate affairs of New Dreyer's, the Company or any other Subsidiary as the Agent, at the request of any Bank, may from time to time request.

         7.3      Notices. New Dreyer's shall promptly notify the Agent and each
Bank:

                  (a) of the occurrence of any Default or Event of Default, and of the occurrence or existence of any event or circumstance that foreseeably will become a Default or Event of Default;

                  (b) of any matter that has resulted or may result in a Material Adverse Effect, including (i) breach or non-performance of, or any default under, a Contractual Obligation of New Dreyer's, the Company or any other Subsidiary; (ii) any dispute, litigation, investigation, proceeding or suspension between New Dreyer's, the Company or any other Subsidiary and any Governmental Authority; or (iii) the commencement of, or any material development in, any litigation or proceeding affecting New Dreyer's, the Company or any other Subsidiary, including pursuant to any applicable Environmental Laws;

                  (c) of the occurrence of any of the following events affecting New Dreyer's or any ERISA Affiliate (but in no event more than 10 days after such event), and deliver to the Agent and each Bank a copy of any notice with respect to such event that is filed with a Governmental Authority and any notice delivered by a Governmental Authority to New Dreyer's or any ERISA Affiliate with respect to such event:

                           (1)      an ERISA Event;

                           (2)      a material increase in the Unfunded Pension
Liability of any Pension Plan;

                           (3)      the adoption of, or the commencement of
contributions to, any Plan subject to Section 412 of the Code by New Dreyer's or any ERISA Affiliate; or

                           (4)      the adoption of any amendment to a Plan
subject to Section 412 of the Code, if such amendment results in a material increase in contributions or Unfunded Pension Liability.

                  (d) of any material change in accounting policies or financial reporting practices by New Dreyer's or any consolidated Subsidiary of New Dreyer's;

                  (e) upon the request from time to time of the Agent, the Swap Termination Values, together with a description of the method by which such values were determined, relating to any then-outstanding Swap Contracts to which New Dreyer's or any Subsidiary is party.

         Each notice under this Section shall be accompanied by a written statement by a Responsible Officer setting forth details of the occurrence referred to therein, and stating what action New Dreyer's or the affected Subsidiary proposes to take with respect thereto and at what time. Each notice under subsection 7.3(a) shall describe with particularity any and all clauses or provisions of this Agreement or other Loan Document that have been (or foreseeably will be) breached or violated.

         7.4 Preservation of Corporate Existence, Etc. Except where failure to do so could not reasonably be expected to have a Material Adverse Effect, and, in the case of clause (b), except as permitted by Section 8.2 or 8.3, New Dreyer's shall, and shall cause each Subsidiary (including the Company) to:

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                  (a)      preserve and maintain in full force and effect its
corporate or limited liability company existence and good standing under the laws of its state or jurisdiction of incorporation or organization;

                  (b) preserve and maintain in full force and effect all governmental rights, privileges, qualifications, permits, licenses and franchises necessary or desirable in the normal conduct of its business;

                  (c) use reasonable efforts, in the ordinary course of business, to preserve its business organization and goodwill; and

                  (d) preserve or renew all of its registered patents, trademarks, trade names and service marks.

         7.5 Maintenance of Property. New Dreyer's shall maintain, and shall cause each Subsidiary to maintain, and preserve all its property which is used or useful in its business in good working order and condition, ordinary wear and tear excepted and make all necessary repairs thereto and renewals and replacements thereof except where the failure to do so could not reasonably be expected to have a Material Adverse Effect.

         7.6 Insurance. New Dreyer's shall, and shall cause each Subsidiary to, maintain (in accordance with New Dreyer's self-insurance program), with financially sound and reputable independent insurers, insurance with respect to its properties and business against loss or damage of the kinds customarily insured against by Persons engaged in the same or similar business, of such types and in such amounts as are customarily carried under similar circumstances by such other Persons.

         7.7 Payment of Obligations. New Dreyer's shall, and shall cause each Subsidiary to, pay and discharge as the same shall become due and payable, all their respective obligations and liabilities, including:

                  (a) interest, principal, fees, and all other sums outstanding under or in respect of this Agreement, the Fee Letter, and any other instrument required hereunder in accordance with the terms hereof and thereof;

                  (b) all tax liabilities, assessments and governmental charges or levies upon it or its properties or assets, unless the same are being contested in good faith by appropriate proceedings and adequate reserves in accordance with GAAP are being maintained by New Dreyer's or such Subsidiary;

                  (c) all lawful claims which, if unpaid, would by law become a Lien upon its property; and

                  (d) all indebtedness, as and when due and payable, but subject to any subordination provisions contained in any instrument or agreement evidencing such Indebtedness.

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

         7.8 Compliance with Laws. New Dreyer's shall comply, and shall cause each Subsidiary to comply, (a) in all material respects with all Requirements of Law of any Governmental Authority having jurisdiction over it or its business (including the Federal Fair Labor Standards Act), except such as may be contested in good faith or as to which a bona fide dispute may exist, and
(b) with any contract or agreement to which New Dreyer's or any Subsidiary is a party where a failure to so comply would have a Material Adverse Effect.

         7.9 Compliance with ERISA. New Dreyer's shall, and shall cause each of its ERISA Affiliates to, (a) maintain each Plan in compliance in all material respects with the applicable provisions of ERISA, the Code and other federal or state law; (b) cause each Plan which is qualified under Section 401(a) of the Code to maintain such qualification; and (c) make all required contributions to any Plan subject to Section 412 of the Code.

         7.10 Inspection of Property and Books and Records. New Dreyer's shall, and shall cause each Subsidiary to, maintain proper books of record and account, in which full, true and correct entries in conformity with GAAP consistently applied shall be made of all financial transactions and matters involving the assets and business of New Dreyer's and such Subsidiary. New Dreyer's shall permit, and shall cause each Subsidiary to permit, representatives and independent contractors of the Agent or any Bank to visit and inspect any of their respective properties, to examine their respective corporate, financial and operating records, and make copies thereof or abstracts therefrom, and to discuss their respective affairs, finances and accounts with their respective directors, officers, and independent public accountants, all at the expense of New Dreyer's and at such reasonable times during normal business hours and as often as may be reasonably desired, upon reasonable advance notice to New Dreyer's; provided when an Event of Default exists the Agent or any Bank may do any of the foregoing at the expense of New Dreyer's at any time during normal business hours and without advance notice.

         7.11 Environmental Laws. New Dreyer's shall, and shall cause each Subsidiary to, conduct its operations and keep and maintain its property in compliance with all Environmental Laws.

         7.12     Use of Proceeds.

                  (a) The Company shall use the proceeds of the Loans made on the Closing Date to repay (to the extent of such proceeds) principal, interest, fees, and all other sums due and payable under the Prior Credit Agreement and thereafter for working capital, for Permitted Acquisitions, to purchase, redeem or otherwise acquire capital stock to the extent permitted by
Section 8.11 and for other general corporate purposes not in contravention of any Requirement of Law or of any Loan Document.

                  (b) The Company shall not, directly or indirectly, use any portion of the Loan proceeds (i) knowingly to purchase Ineligible Securities from the Arranger during any period in which the Arranger makes a market in such Ineligible Securities, (ii) knowingly to purchase during the underwriting or placement period Ineligible Securities being underwritten or privately placed by the Arranger, or (iii) to make payments of principal or interest on Ineligible Securities underwritten or privately placed by the Arranger and issued by or for the benefit of New Dreyer's or any Affiliate of New Dreyer's. The Arranger is a registered broker-dealer and permitted to underwrite and deal in certain Ineligible Securities; and "Ineligible Securities" means securities which may not be underwritten or dealt in by member banks of the Federal Reserve System under Section 16 of the Banking Act of 1933 (12 U.S.C. Section 24, Seventh), as amended.

         7.13 Cooperation; Further Assurances. New Dreyer's and the Company shall perform, on request of the Agent or the Majority Banks and at New Dreyer's and the Company's expense, such acts as may be necessary or advisable to otherwise carry out the intent of this Agreement. Without limiting the foregoing, New Dreyer's shall take such actions as are necessary, or as the Agent may reasonably request, to ensure that (a) the Obligations are at all times guaranteed by New Dreyer's and all of its Domestic Subsidiaries (other than the Company and any Immaterial Subsidiary) pursuant to the Guaranty; and
(b) Immaterial Subsidiaries will not at any time have (i) total (gross) revenues for the preceding four fiscal quarter period in excess of 10% of the total (gross) revenues of New Dreyer's on a consolidated basis; or (ii) total assets, as of the last day of the preceding fiscal quarter, with a net book value in excess of $50,000,000, in each case based upon New Dreyer's most recent annual or quarterly financial statements delivered to the Agent under Section 7.01.

                                  ARTICLE VIII
                               NEGATIVE COVENANTS

         So long as any Bank shall have any Commitment hereunder, or any Loan or other Obligation shall remain unpaid or unsatisfied or any Letter of Credit shall remain outstanding, unless the Majority Banks waive compliance in writing:

         8.1 Limitation on Liens. New Dreyer's shall not, and shall not suffer or permit any Subsidiary to, directly or indirectly, make, create, incur, assume or suffer to exist any Lien upon or with respect to any part of its property, whether now owned or hereafter acquired, other than the following ("Permitted Liens"):

                  (a) any Lien existing on property of New Dreyer's or any Subsidiary on the Third Amendment Effective Date and set forth in Schedule 8.1 securing Indebtedness outstanding on such date and any Lien associated with operating leases of New Dreyer's or any Subsidiary existing as of the Third Amendment Effective Date;

                  (b)      any Lien created under any Loan Document;

                  (c) Liens for taxes, fees, assessments or other governmental charges which are not delinquent or remain payable without penalty, or to the extent that non-payment thereof is permitted by Section 7.7, provided that no notice of lien has been filed or recorded under the Code;

                  (d) carriers', warehousemen's, mechanics', landlords', materialmen's, repairmen's or other similar Liens arising in the ordinary course of business which are not delinquent or remain payable without penalty or which are being contested in good faith and by appropriate proceedings, which proceedings have the effect of preventing the forfeiture or sale of the property subject thereto;

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

                  (e) Liens (other than any Lien imposed by ERISA) consisting of pledges or deposits required in the ordinary course of business in connection with workers' compensation, unemployment insurance and other social security legislation;

                  (f) Liens on the property of New Dreyer's or any Subsidiary securing (i) the non-delinquent performance of bids, trade contracts (other than for borrowed money), leases, statutory obligations, (ii) contingent obligations on surety and appeal bonds, and (iii) other non-delinquent obligations of a like nature; in each case, incurred in the ordinary course of business, provided that all such Liens in the aggregate would not (even if enforced) cause a Material Adverse Effect;

                  (g) Liens consisting of judgment or judicial attachment liens, provided that the enforcement of such Liens is effectively stayed and all such liens in the aggregate at any time outstanding for New Dreyer's and its Subsidiaries do not exceed $5,000,000;

                  (h) easements, rights-of-way, restrictions and other similar encumbrances incurred in the ordinary course of business which, in the aggregate, are not substantial in amount, and which do not in any case materially detract from the value of the property subject thereto or interfere with the ordinary conduct of the businesses of New Dreyer's and its Subsidiaries;

                  (i) Liens on assets of corporations which become Subsidiaries after the Third Amendment Effective Date, provided that such Liens existed at the time the respective corporations became Subsidiaries and were not created in anticipation thereof and the principal amount of the obligations secured by such Liens does not exceed $10,000,000;

                  (j) purchase money security interests on any property acquired or held by New Dreyer's or any Subsidiary in the ordinary course of business, securing Indebtedness incurred or assumed for the purpose of financing all or any part of the cost of acquiring such property; provided that (i) any such Lien attaches to such property concurrently with or within 20 days after the acquisition thereof, (ii) such Lien attaches solely to the property so acquired in such transaction, (iii) the principal amount of the debt secured thereby does not exceed 100% of the cost of such property, and (iv) the principal amount of the Indebtedness secured by any and all such purchase money security interests shall not at any time exceed $15,000,000;

                  (k) Liens securing obligations in respect of capital leases and operating leases on assets subject to such leases, provided that such capital leases and operating leases are otherwise permitted hereunder;

                  (l) Liens arising solely by virtue of any statutory or common law provision relating to banker's liens, rights of set-off or similar rights and remedies as to deposit accounts or other funds maintained with a creditor depository institution; provided that (i) such deposit account is not a dedicated cash collateral account and is not subject to restrictions against access by New Dreyer's in excess of those set forth by regulations promulgated by the FRB, and (ii) such deposit account is not intended by New Dreyer's or any Subsidiary to provide collateral to the depository institution; and

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

                  (m) Liens, in addition to those described in clauses (a) through (l) above, securing obligations not exceeding, in the aggregate at any time, $2,000,000.

         8.2 Disposition of Assets. New Dreyer's shall not, and shall not suffer or permit any Subsidiary to, directly or indirectly, sell, assign, lease, convey, transfer or otherwise dispose of (whether in one or a series of transactions) any property (including accounts and notes receivable, with or without recourse), except:

                  (a) dispositions of inventory, or used, worn-out or surplus equipment, all in the ordinary course of business;

                  (b) the sale of equipment to the extent that such equipment is exchanged for credit against the purchase price of similar replacement equipment, or the proceeds of such sale are reasonably promptly applied to the purchase price of such replacement equipment;

                  (c) the sale by Grand Soft Capital Company or Grand Soft Equipment Company of leases and/or machinery pursuant to the Grand Soft Program;

                  (d) the lease, by New Dreyer's, of its real and personal property which is not needed by New Dreyer's for its current business operations, for fair market value;

                  (e) the sale, assignment, lease, conveyance, transfer or other disposition by New Dreyer's or the applicable Subsidiary, of the following assets:

                           (1)      any interest in the existing Lindenhurst and
Gaithersburg, Maryland facilities, including all assets related thereto; and

                           (2)      any interests in the following Wholly-Owned
Subsidiaries: Grand Soft Equipment Company and Grand Soft Capital Company including, without limitation, all assets related thereto;

                           (3)      any interest in the existing manufacturing
facility in Union City, California;

                  (f) any sale, assignment, lease, conveyance, transfer or other disposition to the Company or a Guarantor;

                  (g) the sale or other disposition of any of the assets described in the Company's press release dated March 4, 2003 and other distribution assets of NICC that are not material to its business; and

                  (h) dispositions not otherwise permitted hereunder which are made for fair market value; provided that (i) at the time of any disposition, no Event of Default shall exist or shall result from such disposition, (ii) the aggregate sales price from such disposition shall be paid in cash, and (iii) the aggregate value of all assets so sold by New Dreyer's and its Subsidiaries, together, shall not exceed in any fiscal year $10,000,000.

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

         8.3 Consolidations and Mergers. New Dreyer's shall not, and shall not suffer or permit any Subsidiary to, merge, consolidate with or into, or convey, transfer, lease or otherwise dispose of (whether in one transaction or in a series of transactions) all or substantially all of its assets (whether now owned or hereafter acquired) to or in favor of any Person, except:

                  (a) any Subsidiary may merge with New Dreyer's; provided that New Dreyer's shall be the continuing or surviving corporation; and any Subsidiary may merge with any one or more Subsidiaries, provided that (i) if such transaction involves the Company, the Company shall be the continuing or surviving corporation and (ii) if such transaction is between a Subsidiary and a Wholly-Owned Subsidiary, the Wholly-Owned Subsidiary shall be the continuing or surviving corporation;

                  (b) any Subsidiary may sell all or substantially all of its assets (upon voluntary liquidation or otherwise), to New Dreyer's or another Wholly-Owned Subsidiary (other than Grand Soft Equipment Company and Grand Soft Capital Company); and

                  (c)      any merger necessary to complete the Transaction.

         8.4 Loans and Investments. New Dreyer's shall not purchase or acquire, or suffer or permit any Subsidiary to purchase or acquire, any capital stock, equity interest, or any obligations or other securities of, or any interest in, any Person, or make any Acquisitions or make any advance, loan, extension of credit or capital contribution to or any other investment in, any Person including any Affiliate of New Dreyer's, except for:

                  (a)      investments in Cash Equivalents;

                  (b) extensions of credit in the nature of accounts receivable or notes receivable arising from the sale or lease of goods or services in the ordinary course of business;

                  (c) investments (including loans and other extensions of credit) by New Dreyer's in any Wholly-Owned Subsidiary or by any Wholly-Owned Subsidiary to New Dreyer's or another Wholly-Owned Subsidiary;

                  (d) investments (other than those permitted by the other subsections of this Section 8.4) after the Third Amendment Effective Date in an aggregate amount not exceeding $75,000,000, provided that the aggregate amount (without giving effect to any write-offs or write-downs, but giving effect to returns of capital) of all investments made after the Third Amendment Effective Date in businesses which are not substantially similar to the businesses engaged in by New Dreyer's and its Subsidiaries on the Third Amendment Effective Date shall not exceed $15,000,000;

                  (e) investments existing as of the Third Amendment Effective Date as set forth in Schedule 8.4;

                  (f)      Permitted Acquisitions; and

                  (g)      investments in connection with the Transaction.

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

         8.5 Limitation on Indebtedness. New Dreyer's shall not, and shall not suffer or permit any Subsidiary to, create, incur, assume, suffer to exist, or otherwise become or remain directly or indirectly liable with respect to, any Indebtedness, except:

                  (a)      Indebtedness incurred pursuant to this Agreement;

                  (b) accounts payable to trade creditors for goods and services and current operating liabilities (not the result of the borrowing of money) incurred in the ordinary course of business of New Dreyer's or such Subsidiary in accordance with customary terms and paid within the specified time, unless contested in good faith by appropriate proceedings and reserved for in accordance with GAAP;

                  (c) Indebtedness consisting of Contingent Obligations permitted pursuant to Section 8.8;

                  (d) Indebtedness existing on the Third Amendment Effective Date and set forth in Schedule 8.5;

                  (e) Indebtedness secured by Liens permitted pursuant to subsections 8.1(i) and 8.1(j);

                  (f) Indebtedness incurred in connection with leases permitted pursuant to Section 8.10;

                  (g) Indebtedness under the Senior Notes as reduced from time to time pursuant to the amortization schedules for the Senior Notes in effect on the date hereof;

                  (h) Unsecured Indebtedness of Subsidiaries in an aggregate amount outstanding not to exceed $15,000,000;

                  (i) Synthetic Lease Obligations, provided that the aggregate amount of all Synthetic Lease Obligations shall not at any time exceed $30,000,000;

                  (j) Indebtedness of New Dreyer's which ranks pari passu with the Obligations under this Agreement in an aggregate amount outstanding not to exceed $100,000,000; provided that the covenants, amortization schedule, collateral position and maturity with respect to any such Indebtedness shall at all times be no more favorable to any lender thereunder, as reasonably determined by the Majority Banks, than the comparable provisions contained in this Agreement;

                  (k) Indebtedness arising out of loans and other extensions of credit permitted by subsection 8.04(c); and

                  (l) Indebtedness in connection with the Nestle Credit Arrangements.

         8.6 Transactions with Affiliates. New Dreyer's shall not, and shall not suffer or permit any Subsidiary to, enter into any transaction with any Affiliate of New Dreyer's (other than New Dreyer's and its Subsidiaries), except upon fair and reasonable terms no less favorable to New Dreyer's or such Subsidiary than would obtain in a comparable arm's-length transaction with a Person not an Affiliate of New Dreyer's or such Subsidiary.

         8.7 Use of Proceeds. The Company shall not, and shall not suffer or permit New Dreyer's or any other Subsidiary to, use any portion of the Loan proceeds or any Letter of Credit, directly or indirectly, (i) to purchase or carry Margin Stock, (ii) to repay or otherwise refinance any indebtedness incurred to purchase or carry Margin Stock, (iii) to extend credit for the purpose of purchasing or carrying any Margin Stock, or (iv) to acquire any security in any transaction that is subject to Section 13 or 14 of the Exchange Act, provided that New Dreyer's may purchase shares of its own stock to the extent permitted by Section 8.11 so long as such shares are immediately retired.

         8.8 Contingent Obligations. New Dreyer's shall not, and shall not suffer or permit any Subsidiary to, create, incur, assume or suffer to exist any Contingent Obligations except:

                  (a) endorsements for collection or deposit in the ordinary course of business;

                  (b) Contingent Obligations of New Dreyer's and its Subsidiaries existing as of the Third Amendment Effective Date and listed in
Schedule 8.08;

                  (c) Guaranty Obligations in respect of Indebtedness of a Subsidiary which is permitted under this Agreement;

                  (d) Contingent Obligations of Grand Soft Capital Company and Grand Soft Equipment Company with respect to leases each sells or enters into pursuant to the Grand Soft Program up to an aggregate amount of $10,000,000; and Guaranty Obligations of New Dreyer's and/or the Company with respect to such Contingent Obligations of Grand Soft Capital Company and Grand Soft Equipment Company up to an aggregate amount of $10,000,000;

                  (e)      Guaranty Obligations arising under the Guaranty;

                  (f)      Guaranty Obligations in respect of the Senior Notes;
and

                  (g) in addition to Contingent Obligations permitted by the preceding subsections of this Section 8.08, Guaranty Obligations covering up to $10,000,000 of principal of primary obligations.

         8.9 Joint Ventures. Except for investments in a Joint Venture permitted under Section 8.4, New Dreyer's shall not, and shall not suffer or permit any Subsidiary to, enter into any Joint Venture, other than in the ordinary course of business.

         8.10 Lease Obligations. New Dreyer's shall not, and shall not suffer or permit any Subsidiary to, create or suffer to exist any obligations for the payment of rent for any property under lease or agreement to lease, except for:

                  (a) leases of New Dreyer's and its Subsidiaries in existence on the Third Amendment Effective Date and any renewal, extension or refinancing thereof.

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

                  (b) operating leases other than those permitted under other subsections of this Section entered into by New Dreyer's or any Subsidiary after the Third Amendment Effective Date in the ordinary course of business as conducted as of the Third Amendment Effective Date; provided that the aggregate amount of rent and other charges to be paid under such leases (without discounting to present value and without regard to any options to extend) does not exceed $20,000,000.

                  (c) leases other than those permitted by the other subsections of this Section entered into by New Dreyer's or any Subsidiary after the Third Amendment Effective Date, provided that:

                           (1)      immediately prior to giving effect to such
lease, the Property subject to such lease was sold by New Dreyer's or a Subsidiary to the lessor pursuant to a transaction permitted under Section 8.02;

                           (2)      no Default or Event of Default exists or
would occur as a result of such sale and subsequent lease; and

                           (3)      the aggregate amount of rent and other
charges to be paid under all such leases (without discounting to present value and without regard to any options to extend) does not exceed $5,000,000.

                  (d) capital leases other than those permitted under other subsections of this Section, entered into by New Dreyer's or any Subsidiary after the Third Amendment Effective Date to finance the acquisition of equipment; provided that the aggregate for all such capital leases included in New Dreyer's most current consolidated balance sheet furnished to the Agent pursuant to Section 7.1 to this Agreement shall not exceed $30,000,000.

         8.11 Restricted Payments. New Dreyer's shall not, and shall not suffer or permit any Subsidiary to, declare or make any dividend payment or other distribution of assets, properties, cash, rights, obligations or securities on account of any shares of any class of its capital stock, or purchase, redeem or otherwise acquire for value any shares of its capital stock or any warrants, rights or options to acquire such shares, now or hereafter outstanding; except that:

                  (a) Any Subsidiary may pay dividends to New Dreyer's or a Wholly-Owned Subsidiary.

                  (b) So long as no Default or Event of Default exists or would result therefrom, New Dreyer's may declare and pay cash dividends on its common stock in any fiscal year in an amount not exceeding the greater of (i) $0.24 per share (without giving effect to any stock split, material issuance of stock or similar event after the Third Amendment Effective Date) or (ii) 30% of New Dreyer's consolidated net income for the preceding fiscal year.

                  (c) New Dreyer's may purchase, redeem or otherwise acquire shares of its common stock or warrants or options to acquire any such shares with the proceeds received from the substantially concurrent issue of new shares of its common stock.

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

         8.12 ERISA. New Dreyer's shall not, and shall not suffer or permit any of its ERISA Affiliates to, (a) engage in a prohibited transaction or violation of the fiduciary responsibility rules with respect to any Plan which has resulted or could reasonably be expected to result in liability of New Dreyer's in an aggregate amount in excess of $10,000,000; or (b) engage in a transaction that could be subject to Section 4069 or 4212(c) of ERISA.

         8.13 Consolidated Net Worth. New Dreyer's shall not permit its Consolidated Net Worth at any time to be less than the total of:

                  (a)      $2,000,000,000; plus

                  (b) 75% of New Dreyer's consolidated net income for each fiscal quarter beginning with the first fiscal quarter ending after the Third Amendment Effective Date (with no deduction for losses in any such quarter); plus

                  (c) 75% of the Net Issuance Proceeds of any equity offering after the Third Amendment Effective Date (excluding stock issuances under Section 8.11(c)).

         8.14     Minimum Fixed Charge Coverage Ratio.

                  (a) New Dreyer's shall not permit the Fixed Charge Coverage Ratio (as defined below), for any period of four consecutive fiscal quarters ending on the last day of a fiscal quarter, to be less than (i) as of the last day of the first six fiscal quarters ending after the Third Amendment Effective Date, 2.25 to 1.0; or (ii) as of the last day of any fiscal quarter ending thereafter, 3.00 to 1.0.

                  (b) For purposes of this Section 8.14, Fixed Charge Coverage Ratio means, for any period, the ratio of "A" to "B" where:

                  "A"      means the sum for such period of the EBITDA of New
Dreyer's plus operating lease expenses plus, without duplication, all payments under Synthetic Leases; and

                  "B"      means the sum for such period of (i) cash interest
expense, plus operating lease expenses, plus, without duplication, all payments under Synthetic Leases, plus all cash dividends paid by New Dreyer's plus (ii) the current portion, as of the last day of such period, of all principal of Indebtedness (excluding, to the extent applicable, intercompany Indebtedness and Indebtedness under (x) the Loan Documents and (y) the Nestle Credit Arrangements).

         8.15 Funded Debt/EBITDA Ratio. New Dreyer's shall not permit its Funded Debt/EBITDA Ratio to be greater than (i) 4.00 at any time prior to the sixth fiscal quarter end following the Third Amendment Effective Date or (ii)
3.00 at any time thereafter.

         8.16 Change in Business. New Dreyer's shall not, and shall not suffer or permit any Subsidiary to, engage in any material line of business substantially different from those lines of business carried on by New Dreyer's and its Subsidiaries on the date of the consummation of the Transaction.

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         8.17     Accounting Changes. New Dreyer's shall not, and shall not
suffer or permit any Subsidiary to, make any significant change in accounting treatment or reporting practices, except as required by GAAP, or change its fiscal year (other than changes required so that New Dreyer's and its Subsidiaries shall all have the same fiscal year end).

         8.18     Other Contracts.

                  (a) New Dreyer's shall not enter into any employment contracts or other employment or service-retention arrangements whose terms, including salaries, benefits and other compensation, are not normal and customary (other than those entered into in connection with the Transaction).

                  (b) New Dreyer's shall not permit to exist or permit any Subsidiary to be a party to any other agreement that would prohibit or restrict the ability of any Subsidiary to make loans to New Dreyer's or to make any dividend payment or other distribution of assets, properties, cash, rights, obligations or securities on account of any share of any class of its capital stock now or hereafter outstanding, provided that the foregoing provisions of this Section 8.18(b) shall not apply to any Subsidiary created or acquired after the Third Amendment Effective Date until 90 days after the date such Subsidiary first became a Subsidiary.

         8.19 Negative Pledge. Except for the Senior Notes, New Dreyer's shall not, and shall not suffer or permit any Subsidiary to, enter into any agreement containing any provision which would prohibit New Dreyer's or any Subsidiary from granting to the Agent, for the benefit of the Banks, a Lien on any of its assets.

                                   ARTICLE IX
                                EVENTS OF DEFAULT

         9.1 Event of Default. Any of the following shall constitute an "Event of Default":

                  (a) Non-Payment. The Company fails to pay, (i) when and as required to be paid herein, any amount of principal of any Loan or of any L/C Obligation, or (ii) within five days after the same becomes due, any interest, fee or any other amount payable hereunder or under any other Loan Document; or

                  (b) Representation or Warranty. Any representation or warranty by New Dreyer's, the Company or any other Subsidiary made or deemed made herein or in any other Loan Document, or which is contained in any certificate, document or financial or other statement by New Dreyer's, the Company, any other Subsidiary or any Responsible Officer, furnished at any time under this Agreement or any other Loan Document, is incorrect in any material respect on or as of the date made or deemed made; or

                  (c) Specific Defaults. New Dreyer's fails to perform or observe any term, covenant or agreement contained in Section 7.3 or 7.10 or in
Article VIII (other than Sections 8.1, 8.5, 8.6, 8.12, 8.16, 8.17, or 8.18); or

                  (d) Other Defaults. New Dreyer's fails to perform or observe:

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                           (1)      any term, covenant or agreement contained in
Section 7.1, 7.2, 8.1 or 8.5 and such default shall continue unremedied for a period of five Business Days after notice from the Agent or any Bank that such failure to comply constitutes an Event of Default; or

                           (2)      any other term or covenant contained in this
Agreement or any other Loan Document, and such default shall continue unremedied for a period of 30 days after its occurrence; or

                  (e) Cross-Default. New Dreyer's or any Subsidiary (i) fails to make any payment in respect of any Indebtedness or Contingent Obligation having an aggregate principal amount (including undrawn committed or available amounts and including amounts owing to all creditors under any combined or syndicated credit arrangement) of more than $1,000,000 when due (whether by scheduled maturity, required prepayment, acceleration, demand, or otherwise) and such failure continues after the applicable grace or notice period, if any, specified in the document relating thereto on the date of such failure; or (ii) fails to perform or observe any other condition or covenant, or any other event shall occur or condition exist, under any agreement or instrument relating to any such Indebtedness or Contingent Obligation, and such failure continues after the applicable grace or notice period, if any, specified in the document relating thereto on the date of such failure if the effect of such failure, event or condition is to cause, or to permit the holder or holders of such Indebtedness or beneficiary or beneficiaries of such Indebtedness (or a trustee or agent on behalf of such holder or holders or beneficiary or beneficiaries) to cause such Indebtedness to be declared to be due and payable prior to its stated maturity, or such Contingent Obligation to become payable or cash collateral in respect thereof to be demanded; or

                  (f) Insolvency; Voluntary Proceedings. New Dreyer's or any Subsidiary (other than an Immaterial Subsidiary) (i) ceases or fails to be solvent, or generally fails to pay, or admits in writing its inability to pay, its debts as they become due, subject to applicable grace periods, if any, whether at stated maturity or otherwise; (ii) voluntarily ceases to conduct its business in the ordinary course; (iii) commences any Insolvency Proceeding with respect to itself; or (iv) takes any action to effectuate or authorize any of the foregoing; or

                  (g) Involuntary Proceedings. (i) Any involuntary Insolvency Proceeding is commenced or filed against New Dreyer's or any Subsidiary (other than an Immaterial Subsidiary), or any writ, judgment, warrant of attachment, execution or similar process is issued or levied against a substantial part of the properties of New Dreyer's or any Subsidiary (other than an Immaterial Subsidiary), and any such proceeding or petition shall not be dismissed, or such writ, judgment, warrant of attachment, execution or similar process shall not be released, vacated or fully bonded, within 60 days after commencement, filing or levy; (ii) New Dreyer's or any Subsidiary (other than an Immaterial Subsidiary) admits the material allegations of a petition against it in any such Insolvency Proceeding, or an order for relief (or similar order under non-U.S. law) is ordered in any such Insolvency Proceeding; or (iii) New Dreyer's or any Subsidiary (other than an Immaterial Subsidiary) acquiesces in the appointment of a receiver, trustee, custodian, conservator, liquidator, mortgagee in possession (or agent therefor) or other similar Person for itself or a substantial portion of its property or business; or

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                  (h)      ERISA. (i) An ERISA Event shall occur with respect to
a Pension Plan or Multiemployer Plan which has resulted or could reasonably be expected to result in liability of New Dreyer's under Title IV of ERISA to such Pension Plan, such Multiemployer Plan or the PBGC in an aggregate amount in excess of $5,000,000; (ii) the aggregate amount of Unfunded Pension Liability among all Pension Plans at any time exceeds $5,000,000; or (iii) New Dreyer's or any ERISA Affiliate shall fail to pay when due, after the expiration of any applicable grace period, any installment payment with respect to its withdrawal liability under Section 4201 of ERISA under a Multiemployer Plan in an aggregate amount in excess of $5,000,000; or

                  (i) Monetary Judgments. One or more non-interlocutory judgments, non-interlocutory orders, decrees or arbitration awards is entered against New Dreyer's or any Subsidiary involving in the aggregate a liability (to the extent not covered by independent third-party insurance as to which the insurer does not dispute coverage) as to any single or related series of transactions, incidents or conditions, in an aggregate amount equal to 5% or more of Consolidated Net Worth, and the same shall remain unsatisfied, unvacated and unstayed pending appeal for a period of 30 days after the entry thereof; or

                  (j) Non-Monetary Judgments. Any non-monetary judgment, order or decree is entered against New Dreyer's or any Subsidiary which has had or would reasonably be expected to have a Material Adverse Effect, and there shall be any period of 10 consecutive days during which a stay of enforcement of such judgment or order, by reason of a pending appeal or otherwise, shall not be in effect; or

                  (k) Change of Control. (i) New Dreyer's fails at any time to own 100% of the equity interests in the Company and NICC, (ii) Nestle S.A. shall fail to own (directly or indirectly) shares of voting stock of New Dreyer's having at least 60% of the shares of New Dreyer's entitled to vote in any election of members of the Board of Directors of New Dreyer's, or (iii) the Governance Agreement is amended or modified in any material respect or fails at any time to be in full force and effect; or

                  (l) Loss of Licenses. Any Governmental Authority revokes or fails to renew any material license, permit or franchise of New Dreyer's or any Subsidiary, or New Dreyer's or any Subsidiary for any reason loses any material license, permit or franchise, or New Dreyer's or any Subsidiary suffers the imposition of any restraining order, escrow, suspension or impound of funds in connection with any proceeding (judicial or administrative) with respect to any material license, permit or franchise; or

                  (m) Adverse Change. There occurs a Material Adverse Effect which, in the opinion of the Majority Banks, (1) will materially adversely affect the ability of the Company or any Guarantor to perform its obligations under any Loan Document or to avoid any Event of Default or (2) will have a material adverse effect upon the legality, validity, binding effect or enforceability against the Company or any Guarantor of any Loan Document; or

                  (n) Invalidity of Subordination Provisions. The subordination provisions of any agreement or instrument governing any subordinated debt of New Dreyer's or any Subsidiary are for any reason revoked or invalidated, or otherwise cease to be in full force and effect, or any Person contests in any manner the validity or enforceability thereof or denies that it

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has any further liability or obligation thereunder, or the Indebtedness hereunder is for any reason subordinated or does not have the priority contemplated by this Agreement or such subordination provisions; or

                  (o) Nestle Credit Arrangements. The Nestle Credit Arrangements shall fail to be in full force and effect, the amount of committed credit outstanding or available to New Dreyer's under the Nestle Credit Arrangements shall at any time be less than $400,000,000, any event shall occur or condition shall exist which prevents New Dreyer's from obtaining credit under the Nestle Credit Arrangements (other than full utilization thereof by New Dreyer's) or any party to the Nestle Credit Arrangements (other than New Dreyer's) shall fail to perform its obligations thereunder or shall be the subject of an Insolvency Proceeding; or

                  (p) Invalidity of Guaranty, etc. The Guaranty is for any reason revoked or invalidated, or otherwise ceases to be in full force and effect, by or with respect to any Guarantor, or any Guarantor (or any Person acting on behalf of any Guarantor) contests in any manner the validity or enforceability of the Guaranty against such Guarantor or denies that such Guarantor has any further liability under the Guaranty (except, in each case described above, as result of a Guarantor ceasing to be an Affiliate of New Dreyer's pursuant to a transaction permitted hereunder).

         9.2 Remedies. If any Event of Default occurs, the Agent shall at the request of, or may with the consent of, the Majority Banks:

                  (a) declare the commitment of each Bank to make Loans (including the commitment of the Swing Line Bank to make Swing Line Loans) and any obligation of each Issuing Bank to Issue Letters of Credit to be terminated, whereupon such commitments shall be terminated;

                  (b) declare an amount equal to the maximum aggregate amount that is or at any time thereafter may become available for drawing under all outstanding Letters of Credit (whether or not any beneficiary shall have presented, or shall be entitled at such time to present, the drafts or other documents required to draw under such Letters of Credit) to be immediately due and payable, and/or declare the unpaid principal amount of all outstanding Loans, all interest accrued and unpaid thereon, and all other amounts owing or payable hereunder or under any other Loan Document to be immediately due and payable, without presentment, demand, protest or other notice of any kind, all of which are hereby expressly waived by New Dreyer's; and/or

                  (c) exercise on behalf of itself and the Banks all rights and remedies available to it and the Banks under the Loan Documents or applicable law;

provided that upon the occurrence of any event specified in subsection (f) or
(g) of Section 9.1 (in the case of clause (i) of subsection (g) upon the expiration of the 60-day period mentioned therein), the obligation of each Bank to make Loans and any obligation of an Issuing Bank to issue Letters of Credit shall automatically terminate and the unpaid principal amount of all outstanding Loans and unreimbursed drawings under all outstanding Letters of Credit, and all interest and other amounts as aforesaid, shall automatically become due and payable without further act of the Agent, the Issuing Bank or any Bank.

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         9.3      Rights Not Exclusive. The rights provided for in this
Agreement and the other Loan Documents are cumulative and are not exclusive of any other rights, powers, privileges or remedies provided by law or in equity, or under any other instrument, document or agreement now existing or hereafter arising.

                                    ARTICLE X
                                    THE AGENT

         10.1     Appointment and Authorization.

                  (a) Each Bank hereby irrevocably (subject to Section 10.09) appoints, designates and authorizes the Agent to take such action on its behalf under the provisions of this Agreement and each other Loan Document and to exercise such powers and perform such duties as are expressly delegated to it by the terms of this Agreement or any other Loan Document, together with such powers as are reasonably incidental thereto. Notwithstanding any provision to the contrary contained elsewhere in this Agreement or in any other Loan Document, the Agent shall not have any duties or responsibilities, except those expressly set forth herein, nor shall the Agent have or be deemed to have any fiduciary relationship with any Bank, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Agreement or any other Loan Document or otherwise exist against the Agent. Without limiting the generality of the foregoing sentence, the use of the term "agent" in this Agreement with reference to the Agent is not intended to connote any fiduciary or other implied (or express) obligations arising under agency doctrine of any applicable law. Instead, such term is used merely as a matter of market custom, and is intended to create or reflect only an administrative relationship between independent contracting parties.

                  (b) The Swing Line Bank shall have all of the benefits and immunities (i) provided to the Agent in this Article X with respect to any acts taken or omissions suffered by the Swing Line Bank in connection with Swing Line Loans made or proposed to be made by it as fully as if the term "Agent", as used in this Article X, included the Swing Line Bank with respect to such acts or omissions and (ii) as additionally provided in this Agreement with respect to the Swing Line Bank.

                  (c) Each Issuing Bank shall act on behalf of the Banks with respect to any Letters of Credit Issued by it and the documents associated therewith until such time and except for so long as the Agent may agree at the request of the Majority Banks to act for such Issuing Bank with respect thereto; provided that each Issuing Bank shall have all of the benefits and immunities
(i) provided to the Agent in this Article X with respect to any acts taken or omissions suffered by such Issuing Bank in connection with Letters of Credit Issued by it or proposed to be Issued by it and the application and agreements for letters of credit pertaining to the Letters of Credit as fully as if the term "Agent", as used in this Article X, included such Issuing Bank with respect to such acts or omissions, and (ii) as additionally provided in this Agreement with respect to such Issuing Bank.

         10.2 Delegation of Duties. The Agent may execute any of its duties under this Agreement or any other Loan Document by or through agents, employees or attorneys-in-fact and shall be entitled to advice of counsel concerning all matters pertaining to such duties. The

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Agent shall not be responsible for the negligence or misconduct of any agent or attorney-in-fact that it selects with reasonable care.

         10.3     Liability of Agent. None of the Agent-Related Persons shall
(i) be liable for any action taken or omitted to be taken by any of them under or in connection with this Agreement or any other Loan Document or the transactions contemplated hereby (except for its own gross negligence or willful misconduct), or (ii) be responsible in any manner to any of the Banks for any recital, statement, representation or warranty made by New Dreyer's or any Subsidiary or Affiliate of New Dreyer's, or any officer thereof, contained in this Agreement or in any other Loan Document, or in any certificate, report, statement or other document referred to or provided for in, or received by the Agent under or in connection with, this Agreement or any other Loan Document, or the validity, effectiveness, genuineness, enforceability or sufficiency of this Agreement or any other Loan Document, or for any failure of New Dreyer's, the Company or any other party to any Loan Document to perform its obligations hereunder or thereunder. No Agent-Related Person shall be under any obligation to any Bank to ascertain or to inquire as to the observance or performance of any of the agreements contained in, or conditions of, this Agreement or any other Loan Document, or to inspect the properties, books or records of New Dreyer's or any of its Subsidiaries or Affiliates.

         10.4     Reliance by Agent.

                  (a) The Agent shall be entitled to rely, and shall be fully protected in relying, upon any writing, resolution, notice, consent, certificate, affidavit, letter, telegram, facsimile, telex or telephone message, statement or other document or conversation believed by it to be genuine and correct and to have been signed, sent or made by the proper Person or Persons, and upon advice and statements of legal counsel (including counsel to New Dreyer's or any Subsidiary), independent accountants and other experts selected by the Agent. The Agent shall be fully justified in failing or refusing to take any action under this Agreement or any other Loan Document unless it shall first receive such advice or concurrence of the Majority Banks as it deems appropriate and, if it so requests, it shall first be indemnified to its satisfaction by the Banks against any and all liability and expense which may be incurred by it by reason of taking or continuing to take any such action. The Agent shall in all cases be fully protected in acting, or in refraining from acting, under this Agreement or any other Loan Document in accordance with a request or consent of the Majority Banks and such request and any action taken or failure to act pursuant thereto shall be binding upon all of the Banks.

                  (b) For purposes of determining compliance with the conditions specified in Section 4.1, each Bank that has executed this Agreement shall be deemed to have consented to, approved or accepted or to be satisfied with, each document or other matter either sent by the Agent to such Bank for consent, approval, acceptance or satisfaction, or required thereunder to be consented to or approved by or acceptable or satisfactory to the Bank.

         10.5 Notice of Default. The Agent shall not be deemed to have knowledge or notice of the occurrence of any Default or Event of Default, except with respect to defaults in the payment of principal, interest and fees required to be paid to the Agent for the account of the Banks, unless the Agent shall have received written notice from a Bank, New Dreyer's or the Company referring to this Agreement, describing such Default or Event of Default and stating that such

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notice is a "notice of default". The Agent will notify the Banks of its receipt of any such notice. The Agent shall take such action with respect to such Default or Event of Default as may be requested by the Majority Banks in accordance with Article VIII; provided that unless and until the Agent has received any such request, the Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Default or Event of Default as it shall deem advisable or in the best interest of the Banks.

         10.6 Credit Decision. Each Bank acknowledges that none of the Agent-Related Persons has made any representation or warranty to it, and that no act by the Agent hereinafter taken, including any review of the affairs of New Dreyer's and its Subsidiaries, shall be deemed to constitute any representation or warranty by any Agent-Related Person to any Bank. Each Bank represents to the Agent that it has, independently and without reliance upon any Agent-Related Person and based on such documents and information as it has deemed appropriate, made its own appraisal of and investigation into the business, prospects, operations, property, financial and other condition and creditworthiness of New Dreyer's and its Subsidiaries, and all applicable bank regulatory laws relating to the transactions contemplated hereby, and made its own decision to enter into this Agreement and to extend credit to the Company hereunder. Each Bank also represents that it will, independently and without reliance upon any Agent-Related Person and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit analysis, appraisals and decisions in taking or not taking action under this Agreement and the other Loan Documents, and to make such investigations as it deems necessary to inform itself as to the business, prospects, operations, property, financial and other condition and creditworthiness of New Dreyer's, the Company or any other party to any Loan Document. Except for notices, reports and other documents expressly herein required to be furnished to the Banks by the Agent, the Agent shall not have any duty or responsibility to provide any Bank with any credit or other information concerning the business, prospects, operations, property, financial and other condition or creditworthiness of New Dreyer's, the Company or any Affiliate of the foregoing which may come into the possession of any of the Agent-Related Persons.

         10.7 Indemnification of Agent. Whether or not the transactions contemplated hereby are consummated, the Banks shall indemnify upon demand the Agent-Related Persons (to the extent not reimbursed by or on behalf of the Company and without limiting the obligation of the Company to do so), pro rata, from and against any and all Indemnified Liabilities; provided that no Bank shall be liable for the payment to the Agent-Related Persons of any portion of such Indemnified Liabilities resulting solely from such Person's gross negligence or willful misconduct. Without limitation of the foregoing, each Bank shall reimburse the Agent upon demand for its ratable share of any costs or out-of-pocket expenses (including Attorney Costs) incurred by the Agent in connection with the preparation, execution, delivery, administration, modification, amendment or enforcement (whether through negotiations, legal proceedings or otherwise) of, or legal advice in respect of rights or responsibilities under, this Agreement, any other Loan Document, or any document contemplated by or referred to herein, to the extent that the Agent is not reimbursed for such expenses by or on behalf of the Company. The undertaking in this Section shall survive the payment of all Obligations and the resignation or replacement of the Agent.

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         10.8     Agent in Individual Capacity. BofA and its Affiliates may make loans to, issue letters of credit for the account of, accept deposits from, acquire equity interests in and generally engage in any kind of banking, trust, financial advisory, underwriting or other business with New Dreyer's and its Subsidiaries and Affiliates as though BofA were not the Agent, the Swing Line Bank or an Issuing Bank hereunder and without notice to or consent of the Banks. The Banks acknowledge that, pursuant to such activities, BofA or its Affiliates may receive information regarding New Dreyer's or any of its Affiliates (including information that may be subject to confidentiality obligations in favor of New Dreyer's or such Affiliate) and acknowledge that the Agent shall be under no obligation to provide such information to them. With respect to its Loans, BofA shall have the same rights and powers under this Agreement as any other Bank and may exercise the same as though it were not the Agent, the Swing Line Bank or an Issuing Bank, and the terms "Bank" and "Banks" include BofA in its individual capacity. For purposes of this Section, "Affiliates" of New Dreyer's include the entities mentioned in the last sentence of the definition of "Affiliates".

         10.9 Successor Agent. The Agent may, and at the request of the Majority Banks shall, resign as Agent upon 30 days' notice to the Banks. If the Agent resigns under this Agreement, the Majority Banks shall appoint from among the Banks a successor agent for the Banks. If no successor agent is appointed prior to the effective date of the resignation of the Agent, the Agent may appoint, after consulting with the Banks and the Company, a successor agent from among the Banks. Upon the acceptance of its appointment as successor agent hereunder, such successor agent shall succeed to all the rights, powers and duties of the retiring Agent and the term "Agent" shall mean such successor agent and the retiring Agent's appointment, powers and duties as Agent shall be terminated. After any retiring Agent's resignation hereunder as Agent, the provisions of this Article and Sections 10.04 and 10.05 shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Agent under this Agreement. If no successor agent has accepted appointment as Agent by the date which is 30 days following a retiring Agent's notice of resignation, the retiring Agent's resignation shall nevertheless thereupon become effective and the Banks shall perform all of the duties of the Agent hereunder until such time, if any, as the Majority Banks appoint a successor agent as provided for above. Notwithstanding the foregoing, however, BofA may not be removed as the Agent at the request of the Majority Banks unless BofA and any applicable Affiliate thereof shall also simultaneously be replaced as "Swing Line Bank" and "Issuing Bank" hereunder pursuant to documentation in form and substance reasonably satisfactory to BofA.

         10.10    Withholding Tax.

                  (a) If any Bank is a "foreign corporation, partnership or trust" within the meaning of the Code and such Bank claims exemption from, or a reduction of, U.S. withholding tax under Sections 1441 or 1442 of the Code, such Bank agrees with and in favor of the Agent, to deliver to the Agent:

                           (1)      if such Bank claims an exemption from, or a
reduction of, withholding tax under a United States tax treaty, two properly completed and executed copies of IRS Form 1001 before the payment of any interest in the first calendar year and before the

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payment of any interest in each third succeeding calendar year during which interest may be paid under this Agreement;

                           (2)      if such Bank claims that interest paid under
this Agreement is exempt from United States withholding tax because it is effectively connected with a United States trade or business of such Bank, two properly completed and executed copies of IRS Form 4224 before the payment of any interest is due in the first taxable year of such Bank and in each succeeding taxable year of such Bank during which interest may be paid under this Agreement; and

                           (3)      such other form or forms as may be required
under the Code or other laws of the United States as a condition to exemption from, or reduction of, United States withholding tax.

Such Bank agrees to promptly notify the Agent of any change in circumstances which would modify or render invalid any claimed exemption or reduction.

                  (b) If any Bank claims exemption from, or reduction of, withholding tax under a United States tax treaty by providing IRS Form 1001 and such Bank sells, assigns, grants a participation in, or otherwise transfers all or part of the Obligations of the Company to such Bank, such Bank agrees to notify the Agent of the percentage amount in which it is no longer the beneficial owner of Obligations of the Company to such Bank. To the extent of such percentage amount, the Agent will treat such Bank's IRS Form 1001 as no longer valid.

                  (c) If any Bank claiming exemption from United States withholding tax by filing IRS Form 4224 with the Agent sells, assigns, grants a participation in, or otherwise transfers all or part of the Obligations of the Company to such Bank, such Bank agrees to undertake sole responsibility for complying with the withholding tax requirements imposed by Sections 1441 and 1442 of the Code.

                  (d) If any Bank is entitled to a reduction in the applicable withholding tax, the Agent may withhold from any interest payment to such Bank an amount equivalent to the applicable withholding tax after taking into account such reduction. However, if the forms or other documentation required by subsection (a) of this Section are not delivered to the Agent, then the Agent may withhold from any interest payment to such Bank not providing such forms or other documentation an amount equivalent to the applicable withholding tax imposed by Sections 1440 and 1442 of the Code, without reduction.

                  (e) If the IRS or any other Governmental Authority of the United States or other jurisdiction asserts a claim that the Agent did not properly withhold tax from amounts paid to or for the account of any Bank (because the appropriate form was not delivered or was not properly executed, or because such Bank failed to notify the Agent of a change in circumstances which rendered the exemption from, or reduction of, withholding tax ineffective, or for any other reason) such Bank shall indemnify the Agent fully for all amounts paid, directly or indirectly, by the Agent as tax or otherwise, including penalties and interest, and including any taxes imposed by any jurisdiction on the amounts payable to the Agent under this Section, together with all costs and expenses (including Attorney Costs). The obligation of the Banks under this

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subsection shall survive the payment of all Obligations and the resignation or replacement of the Agent.

         10.11 Other Agent. The Bank identified on the facing page or signature pages of this Agreement as "Syndication Agent" (the "Other Agent"), shall have no right, power, obligation, liability, responsibility or duty under this Agreement other than those applicable to all Banks as such. Without limiting the foregoing, the Other Agent shall not have and shall not be deemed to have any fiduciary relationship with any Bank. Each Bank acknowledges that it has not relied, and will not rely, on the Other Agent in deciding to enter into this Agreement or in taking or not taking action hereunder.

         10.12 Guaranty Matters. The Banks irrevocably authorize the Agent to, without any further authorization by or consent from any Bank, release any Guarantor from its obligations under the Guaranty (a) if such entity ceases to be an Affiliate of the Company as a result of a transaction permitted hereunder or (b) upon the request of the Company if, after giving effect to such release, the Company will be in compliance with Section 7.13 (and the Agent may rely on a certificate from the Company in determining such compliance). Upon request by the Agent at any time, the Majority Banks will confirm in writing the Agent's authority to release any Guarantor from its obligations under the Guaranty pursuant to this Section 10.12

                                   ARTICLE XI
                                  MISCELLANEOUS

         11.1 Amendments and Waivers. No amendment or waiver of any provision of this Agreement or any other Loan Document, and no consent with respect to any departure by the Company or any Guarantor therefrom, shall be effective unless the same shall be in writing and signed by the Majority Banks (or by the Agent at the written request of the Majority Banks) and New Dreyer's and the Company and acknowledged by the Agent, and then any such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given; provided that no such waiver, amendment, or consent shall, unless in writing and signed by all the Banks, New Dreyer's and the Company and acknowledged by the Agent, do any of the following:

                  (a) increase or extend the Commitment of any Bank (or reinstate any Commitment terminated pursuant to Section 9.2);

                  (b) postpone or delay any date fixed by this Agreement or any other Loan Document for any payment of principal, interest, fees or other amounts due to the Banks (or any of them) hereunder or under any other Loan Document;

                  (c) reduce the principal of, or the rate of interest specified herein on any Loan, or (subject to clause (ii) below) any fees or other amounts payable hereunder or under any other Loan Document;

                  (d) change the percentage of the Commitments or of the aggregate unpaid principal amount of the Loans which is required for the Banks or any of them to take any action hereunder;

                  (e) amend this Section, or Section 2.13, or any provision herein providing for consent or other action by all Banks;

                  (f) amend or waive the requirements of the second sentence of Section 7.13; or

                  (g) other than with respect to any sale, assignment, lease, conveyance, transfer or other disposition permitted by Section 8.2, release any Guarantor from its obligations under the Guaranty if, after giving effect to such release, the aggregate book value of all assets of all Guarantors released after the Third Amendment Effective Date would exceed 10% of the total consolidated assets of New Dreyer's;

and provided, further, that (i) no amendment, waiver or consent shall, unless in writing and signed by the applicable Issuing Bank in addition to the Majority Banks or all Banks, as the case may be, affect the rights or duties of such Issuing Bank under this Agreement or any L/C-Related Document relating to any Letter of Credit Issued or to be Issued by it, (ii) no amendment, waiver or consent shall, unless in writing and signed by the Agent in addition to the Majority Banks or all the Banks, as the case may be, affect the rights or duties of the Agent under this Agreement or any other Loan Document, and (iii) the Fee Letter may be amended, or rights or privileges thereunder waived, in a writing executed by the parties thereto.

         11.2     Notices.

                  (a) All notices, requests, consents, approvals, waivers, and other communications shall be in writing (including, unless the context expressly otherwise provides, by facsimile transmission, provided that any matter transmitted by New Dreyer's or the Company by facsimile (i) shall be immediately confirmed by a telephone call to the recipient at the number specified on Schedule 11.2, and (ii) shall be followed promptly by delivery of a hard copy original thereof) and mailed, faxed or delivered, to the address or facsimile number specified for notices on Schedule 11.2; or, as directed to New Dreyer's or the Company or the Agent, to such other address as shall be designated by such party in a written notice to the other parties, and as directed to any other party, at such other address as shall be designated by such party in a written notice to New Dreyer's, the Company and the Agent.

                  (b) All such notices, requests and communications shall, when transmitted by overnight delivery, or faxed, be effective when delivered for overnight (next-day) delivery, or transmitted in legible form by facsimile machine, respectively, or if mailed, upon the third Business Day after the date deposited into the U.S. mail, or if delivered, upon delivery; except that notices pursuant to Articles II, III or V to the Agent or the Swing Line Bank, as the case may be, shall not be effective until actually received by the Agent, and notices pursuant to Article III to the applicable Issuing Bank shall not be effective until actually received by such Issuing Bank at the address specified for such "Issuing Bank" on Schedule 11.2.

                  (c) Any agreement of the Agent and the Banks herein to receive certain notices by telephone or facsimile is solely for the convenience and at the request of New Dreyer's or the Company. The Agent and the Banks shall be entitled to rely on the authority of any Person purporting to be a Person authorized by New Dreyer's or the Company to give such notice and the Agent and the Banks shall not have any liability to New Dreyer's or the Company or other Person on account of any action taken or not taken by the Agent or the Banks in reliance upon such telephonic or facsimile notice. The obligation of the Company to repay the Loans shall not be affected in any way or to any extent by any failure by the Agent and the Banks to receive written confirmation of any telephonic or facsimile notice or the receipt by the Agent and the Banks of a confirmation which is at variance with the terms understood by the Agent and the Banks to be contained in the telephonic or facsimile notice. The obligation of the Company to repay the Loans and L/C Obligations shall not be affected in any way or to any extent by any failure by the Agent and the Lenders to receive written confirmation of any telephonic or facsimile notice or the receipt by the Agent and the Lenders of a confirmation which is at variance with the terms understood by the Agent and the Lenders to be contained in the telephonic or facsimile notice.

         11.3 No Waiver; Cumulative Remedies. No failure to exercise and no delay in exercising, on the part of the Agent or any Bank, any right, remedy, power or privilege hereunder, shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege.

         11.4     Costs and Expenses. The Company shall:

                  (a) whether or not the transactions contemplated hereby are consummated, pay or reimburse BofA (including in its capacity as Agent, Swing Line Bank and Issuing Bank) and the Arranger within five Business Days after demand (subject to subsection 5.1(d)) for all costs and expenses incurred by BofA (including in its capacity as Agent, Swing Line Bank and Issuing Bank) and the Arranger in connection with the development, preparation, delivery, administration and execution of, and any amendment, supplement, waiver or modification to (in each case, whether or not consummated), this Agreement, any Loan Document and any other documents prepared in connection herewith or therewith (including assignments and delegations by any Bank or Banks of their rights and obligations under this Agreement), and the consummation of the transactions contemplated hereby and thereby, including reasonable Attorney Costs incurred by BofA (including in its capacity as Agent, Swing Line Bank and Issuing Bank) and the Arranger with respect thereto; and

                  (b) pay or reimburse the Agent, the Arranger, and each Bank within five Business Days after demand (subject to subsection 5.1(d)) for all costs and expenses (including Attorney Costs) incurred by them in connection with the enforcement, attempted enforcement, or preservation of any rights or remedies under this Agreement or any other Loan Document during the existence of an Event of Default or after acceleration of the Loans (including in connection with any "workout" or restructuring regarding the Loans, and including in any Insolvency Proceeding or appellate proceeding).

         11.5 Company Indemnification. Whether or not the transactions contemplated hereby are consummated, the Company shall indemnify, defend, and hold the Agent-Related Persons, and each Bank and each of its respective officers, directors, employees, counsel, agents and attorneys-in-fact (each, an "Indemnified Person") harmless from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, charges, expenses and disbursements (including Attorney Costs) of any kind or nature whatsoever which may at any time (including at any time following repayment of the Loans and the termination, resignation or replacement of the Agent or replacement of any Bank) be imposed on, incurred by or asserted against any such Person in any way related to or arising out of this Agreement or any document contemplated by or referred to herein, or the transactions contemplated hereby, or any action taken or omitted by any such Person under or in connection with any of the foregoing, including with respect to any investigation, litigation or proceeding (including any Insolvency Proceeding or appellate proceeding) related to or arising out of this Agreement or the Loans or the Letters of Credit or the use of the proceeds thereof, whether or not any Indemnified Person is a party thereto (all the foregoing, collectively, the "Indemnified Liabilities"); provided that the Company shall have no obligation hereunder to any Indemnified Person with respect to Indemnified Liabilities resulting solely from the gross negligence or willful misconduct of such Indemnified Person. The agreements in this Section shall survive payment of all other Obligations.

         11.6 Payments Set Aside. To the extent that the Company makes a payment to the Agent or the Banks, or the Agent or the Banks exercise their right of set-off, and such payment or the proceeds of such set-off or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside or required (including pursuant to any settlement entered into by the Agent or such Bank in its discretion) to be repaid to a trustee, receiver or any other party, in connection with any Insolvency Proceeding or otherwise, then (a) to the extent of such recovery the obligation or part thereof originally intended to be satisfied shall be revived and continued in full force and effect as if such payment had not been made or such set-off had not occurred, and (b) each Bank severally agrees to pay to the Agent upon demand its pro rata share of any amount so recovered from or repaid by the Agent.

         11.7 Successors and Assigns. The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns, except that neither New Dreyer's nor the Company may assign or transfer any of its rights or obligations under this Agreement without the prior written consent of the Agent and each Bank.

         11.8     Assignments, Participations, etc.

                  (a) Any Bank may, with the written consent of the Company, the Agent and each Issuing Bank (which consents shall not be unreasonably withheld and, in the case of the Company, shall not be required during the existence of an Event of Default) at any time, assign and delegate to one or more Eligible Assignees (provided that no written consent of the Company or the Agent or any Issuing Bank shall be required in connection with any assignment and delegation by a Bank to an Eligible Assignee that is an Affiliate of such Bank) (each an "Assignee") all, or any ratable part of all, of the Loans, the Commitments, the L/C Obligations and the other rights and obligations of such Bank hereunder, in a minimum amount of $10,000,000; provided that the Company and the Agent may continue to deal solely and directly with such Bank in connection with the interest so assigned to an Assignee until (i) written notice of such assignment, together with payment instructions, addresses and related information with respect to the Assignee, shall have been given to the Company and the Agent by such Bank and the Assignee; (ii) such Bank and its Assignee shall have delivered to the Company and the Agent an Assignment and Acceptance in the form of Exhibit G ("Assignment and Acceptance"); and (iii) the assignor Bank or Assignee has paid to the Agent a processing fee in the amount of $3,500 (except as set forth in a separate agreement between the Agent and the Co-Agent).

                  (b) From and after the date that the Agent notifies the assignor Bank that it has received (and provided its consent with respect to and, to the extent required, received the consent of the Issuing Bank and the Company) an executed Assignment and Acceptance and payment of the above-referenced processing fee, (i) the Assignee thereunder shall be a party hereto and, to the extent that rights and obligations hereunder have been assigned to it pursuant to such Assignment and Acceptance, shall have the rights and obligations of a Bank under the Loan Documents, and (ii) the assignor Bank shall, to the extent that rights and obligations hereunder and under the other Loan Documents have been assigned by it pursuant to such Assignment and Acceptance, relinquish its rights and be released from its obligations under the Loan Documents.

                  (c) Immediately upon each Assignee's making its processing fee payment under the Assignment and Acceptance, this Agreement shall be deemed to be amended to the extent, but only to the extent, necessary to reflect the addition of the Assignee and the resulting adjustment of the Commitments arising therefrom. The Commitment allocated to each Assignee shall reduce such Commitments of the assigning Bank pro tanto.

                  (d) Any Bank may at any time sell to one or more commercial banks or other Persons not Affiliates of the Company (a "Participant") participating interests in any Loans, the Commitment of that Bank and the other interests of that Bank (the "originating Bank") hereunder and under the other Loan Documents; provided that (i) the originating Bank's obligations under this Agreement shall remain unchanged, (ii) the originating Bank shall remain solely responsible for the performance of such obligations,
(iii) the Company, the Swing Line Bank, each Issuing Bank and the Agent shall continue to deal solely and directly with the originating Bank in connection with the originating Bank's rights and obligations under this Agreement and the other Loan Documents, and (iv) no Bank shall transfer or grant any participating interest under which the Participant has rights to approve any amendment to, or any consent or waiver with respect to, this Agreement or any other Loan Document, except to the extent such amendment, consent or waiver would require unanimous consent of the Banks as described in the first proviso to Section
11.1. In the case of any such participation, the Participant shall be entitled to the benefit of Sections 4.1, 4.3 and 11.5 as though it were also a Bank hereunder, and shall not have any other rights under this Agreement, or any of the other Loan Documents, and all amounts payable by the Company hereunder shall be determined as if such Bank had not sold such participation; except that, if amounts outstanding under this Agreement are due and unpaid, or shall have been declared or shall have become due and payable upon the occurrence of an Event of Default, each Participant shall be deemed to have the right of set-off in respect of its participating interest in amounts owing under this Agreement to the same extent as if the amount of its participating interest were owing directly to it as a Bank under this Agreement.

         Notwithstanding any other provision in this Agreement, any Bank may at any time create a security interest in, or pledge, all or any portion of its rights under and interest in this Agreement in favor of any Federal Reserve Bank in accordance with Regulation A of the FRB or

U.S. Treasury Regulation 31 CFR Section 203.14 or in favor of the Farm Credit Funding Corp. or any other entity organized under the Farm Credit Act, and such secured party or pledgee may enforce such security interest or pledge in any manner permitted under applicable law.

         11.9 Confidentiality. Each Bank agrees to take and to cause its Affiliates to take normal and reasonable precautions and exercise due care to maintain the confidentiality of all information identified as "confidential" or "secret" by New Dreyer's or any Subsidiary and provided to it by New Dreyer's or such Subsidiary, or by the Agent on behalf of New Dreyer's or such Subsidiary, under this Agreement or any other Loan Document, and neither it nor any of its Affiliates shall use any such information other than in connection with or in enforcement of this Agreement and the other Loan Documents or in connection with other business now or hereafter existing or contemplated with New Dreyer's or any Subsidiary; except to the extent such information (i) was or becomes generally available to the public other than as a result of disclosure by such Bank, or (ii) was or becomes available on a non-confidential basis from a source other than New Dreyer's or a Subsidiary, so long as such source is not bound by a confidentiality agreement with New Dreyer's or a Subsidiary known to such Bank; provided that any Bank may disclose such information (A) at the request or pursuant to any requirement of any Governmental Authority to which the Bank is subject or in connection with an examination of such Bank by any such authority;
(B) pursuant to subpoena or other court process; (C) when required to do so in accordance with the provisions of any applicable Requirement of Law; (D) to the extent reasonably required in connection with any litigation or proceeding to which the Agent, any Bank or their respective Affiliates may be party; (E) to the extent reasonably required in connection with the exercise of any remedy hereunder or under any other Loan Document; (F) to such Bank's independent auditors and other professional advisors; (G) to any Participant or Assignee, actual or potential, provided that such Person agrees in writing to keep such information confidential to the same extent required of the Banks hereunder; (H) as to any Bank or its Affiliates, as expressly permitted under the terms of any other document or agreement regarding confidentiality to which New Dreyer's or any Subsidiary is party or is deemed party with such Bank or such Affiliate; and
(I) to its Affiliates.

         11.10 Set-off. In addition to any rights and remedies of the Banks provided by law, if an Event of Default exists or the Loans have been accelerated, each Bank is authorized at any time and from time to time, without prior notice to the Company, any such notice being waived by the Company to the fullest extent permitted by law, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held by, and other indebtedness at any time owing by, such Bank to or for the credit or the account of the Company against any and all Obligations owing to such Bank, now or hereafter existing, irrespective of whether or not the Agent or such Bank shall have made demand under this Agreement or any Loan Document and although such Obligations may be contingent or unmatured. Each Bank agrees promptly to notify the Company and the Agent after any such set-off and application made by such Bank; provided that the failure to give such notice shall not affect the validity of such set-off and application.

         11.11 Notification of Addresses, Lending Offices, Etc. Each Bank shall notify the Agent in writing of any change in the address to which notices to such Bank should be directed, in the address of any Lending Office, of payment instructions in respect of all payments to be made to it hereunder and of such other administrative information as the Agent shall reasonably request.

         11.12 Counterparts. This Agreement may be executed in any number of separate counterparts, each of which, when so executed, shall be deemed an original, and all of said counterparts taken together shall be deemed to constitute but one and the same instrument.

         11.13 Severability. The illegality or unenforceability of any provision of this Agreement or any instrument or agreement required hereunder shall not in any way affect or impair the legality or enforceability of the remaining provisions of this Agreement or any instrument or agreement required hereunder.

         11.14 No Third Parties Benefitted. This Agreement is made and entered into for the sole protection and legal benefit of New Dreyer's, the Company, the Banks, the Agent and the Agent-Related Persons, and their permitted successors and assigns, and no other Person shall be a direct or indirect legal beneficiary of, or have any direct or indirect cause of action or claim in connection with, this Agreement or any of the other Loan Documents.

         11.15    Governing Law and Jurisdiction.

                  (a) THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF ILLINOIS; PROVIDED THAT THE AGENT AND THE BANKS SHALL RETAIN ALL RIGHTS ARISING UNDER FEDERAL LAW.

                  (b) ANY LEGAL ACTION OR PROCEEDING WITH RESPECT TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT MAY BE BROUGHT IN THE COURTS OF THE STATE OF CALIFORNIA OR OF THE UNITED STATES FOR THE NORTHERN DISTRICT OF CALIFORNIA, AND BY EXECUTION AND DELIVERY OF THIS AGREEMENT, EACH OF NEW DREYER'S, THE COMPANY, THE AGENT AND THE BANKS CONSENTS, FOR ITSELF AND IN RESPECT OF ITS PROPERTY, TO THE NONEXCLUSIVE JURISDICTION OF THOSE COURTS. EACH OF NEW DREYER'S, THE COMPANY, THE AGENT AND THE BANKS IRREVOCABLY WAIVES ANY OBJECTION, INCLUDING ANY OBJECTION TO THE LAYING OF VENUE OR BASED ON THE GROUNDS OF FORUM NON CONVENIENS, WHICH IT MAY NOW OR HEREAFTER HAVE TO THE BRINGING OF ANY ACTION OR PROCEEDING IN SUCH JURISDICTION IN RESPECT OF THIS AGREEMENT OR ANY DOCUMENT RELATED HERETO. NEW DREYER'S, THE COMPANY, THE AGENT AND THE BANKS EACH WAIVE PERSONAL SERVICE OF ANY SUMMONS, COMPLAINT OR OTHER PROCESS, WHICH MAY BE MADE BY ANY OTHER MEANS PERMITTED BY CALIFORNIA LAW.

         11.16 Waiver of Jury Trial. NEW DREYER'S, THE COMPANY, THE BANKS AND THE AGENT EACH WAIVE THEIR RESPECTIVE RIGHTS TO A TRIAL BY JURY OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF OR RELATED TO THIS AGREEMENT, THE OTHER LOAN DOCUMENTS, OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY, IN ANY ACTION, PROCEEDING OR OTHER LITIGATION OF ANY TYPE BROUGHT BY ANY OF THE

PARTIES AGAINST ANY OTHER PARTY OR ANY AGENT-RELATED PERSON, PARTICIPANT OR ASSIGNEE, WHETHER WITH RESPECT TO CONTRACT CLAIMS, TORT CLAIMS, OR OTHERWISE. NEW DREYER'S, THE COMPANY, THE BANKS AND THE AGENT EACH AGREE THAT ANY SUCH CLAIM OR CAUSE OF ACTION SHALL BE TRIED BY A COURT TRIAL WITHOUT A JURY. WITHOUT LIMITING THE FOREGOING, THE PARTIES FURTHER AGREE THAT THEIR RESPECTIVE RIGHT TO A TRIAL BY JURY IS WAIVED BY OPERATION OF THIS SECTION AS TO ANY ACTION, COUNTERCLAIM OR OTHER PROCEEDING WHICH SEEKS, IN WHOLE OR IN PART, TO CHALLENGE THE VALIDITY OR ENFORCEABILITY OF THIS AGREEMENT OR THE OTHER LOAN DOCUMENTS OR ANY PROVISION HEREOF OR THEREOF. THIS WAIVER SHALL APPLY TO ANY SUBSEQUENT AMENDMENTS, RENEWALS, SUPPLEMENTS OR MODIFICATIONS TO THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS.

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered in Chicago, Illinois by their proper and duly authorized officers as of the day and year first above written.

                                    DREYER'S GRAND ICE CREAM, INC.

                                    By: _______________________________________
                                    Name: _____________________________________
                                    Title: ____________________________________

                                    BANK OF AMERICA, N.A., as Agent

                                    By: _______________________________________
                                    Name: _____________________________________
                                    Title: ____________________________________

                                    BANK OF AMERICA N.A., as Swing Line Bank,
                                    Letter of Credit Issuing Bank and as a Bank

                                    By: _______________________________________
                                    Name: _____________________________________
                                    Title: ____________________________________

                                    UNION BANK OF CALIFORNIA, N.A., as
                                    Syndication Agent

                                    By: _______________________________________
                                    Name: _____________________________________
                                    Title: ____________________________________

                                    UNION BANK OF CALIFORNIA, N.A., as
                                    Syndication Agent

                                    By: _______________________________________
                                    Name: _____________________________________
                                    Title: ____________________________________

                                    UNION BANK OF CALIFORNIA, N.A., as
                                    Syndication Agent

                                    By: _______________________________________
                                    Name: _____________________________________
                                    Title: ____________________________________

                                    HARRIS TRUST AND SAVINGS BANK

                                    By: ________________________________________
                                    Name: ______________________________________
                                    Title: _____________________________________

                                    COBANK, ACB

                                    By: ________________________________________
                                    Name: ______________________________________
                                    Title: _____________________________________

                                    SUNTRUST BANK

                                    By: ________________________________________
                                    Name: ______________________________________
                                    Title: _____________________________________

                                    COOPERATIEVE CENTRALE RAIFFEISEN-
                                    BOERENLEENBANK B.A.,"RABOBANK INTERNATIONAL"
                                    NEW YORK BRANCH

                                    By: ________________________________________
                                    Name: ______________________________________
                                    Title: _____________________________________

                                    FARM CREDIT SERVICES OF MINNESOTA VALLEY,
                                    PCA
                                    dba FCS Commercial Finance Group

                                    By: ________________________________________
                                    Name: ______________________________________
                                    Title: _____________________________________

                                    THE BANK OF NEW YORK

                                    By: ________________________________________
                                    Name: ______________________________________
                                    Title: _____________________________________

                                  SCHEDULE 1.1

                                PRICING SCHEDULE

The Base Rate Margin, the Offshore Rate Margin, the Commitment Fee Rate and the LC Fee Rate, respectively, shall be determined in accordance with the table below and the other provisions of this Schedule 1.1.

------------------------------------------------------------------------------------------
                      LEVEL I  LEVEL II  LEVEL III  LEVEL IV  LEVEL V  LEVEL VI  LEVEL VII
------------------------------------------------------------------------------------------
Base Rate Margin       0.000%   0.000%     0.250%    0.500%    0.875%   1.125%    1.375%
------------------------------------------------------------------------------------------
Offshore Rate Margin   0.750%   1.000%     1.250%    1.500%    1.875%   2.125%    2.375%
------------------------------------------------------------------------------------------
Commitment Fee Rate    0.250%   0.300%     0.350%    0.375%    0.450%   0.500%    0.500%
------------------------------------------------------------------------------------------
LC Fee Rate            0.750%   1.000%     1.250%    1.500%    1.875%   2.125%    2.375%
------------------------------------------------------------------------------------------

         Level I applies when the Funded Debt/EBITDA Ratio is less than 1.0 to 1.

         Level II applies when the Funded Debt/EBITDA Ratio is equal to or greater than 1.0 to 1 but less than 1.5 to 1.

         Level III applies when the Funded Debt/EBITDA Ratio is equal to or greater than 1.5 to 1 but less than 2.0 to 1.

         Level IV applies when the Funded Debt/EBITDA Ratio is equal to or greater than 2.0 to 1 but less than 2.5 to 1.

         Level V applies when the Funded Debt/EBITDA Ratio is equal to or greater than 2.5 to 1 but less than 3.0 to 1.

         Level VI applies when the Funded Debt/EBITDA Ratio is equal to or greater than 3.0 to 1 but less than 3.5 to 1.

         Level VII applies when the Funded Debt/EBITDA Ratio is equal to or greater than 3.5 to 1.

         Beginning on the Third Amendment Effective Date, Level VII shall apply. The Level shall be adjusted (to the extent applicable), on ______________ and, thereafter, 60 days (or, in the case of the last fiscal quarter of any fiscal year of New Dreyer's, 100 days) after the end of each fiscal quarter based on the Funded Debt/EBITDA Ratio as of the last day of such fiscal quarter; provided that if New Dreyer's fails to deliver the financial statements required by
Section 7.01(a) or 7.01(b), as applicable, and the related certificate required by Section 7.02(b) by the 65th day (or, if applicable, the 105th day) after any fiscal quarter, Level VII shall apply until such financial statements are delivered.

                                    EXHIBIT A
                         DREYER'S GRAND ICE CREAM, INC.
                             COMPLIANCE CERTIFICATE

                                 Financial Statement Date: ______________, 200__

         Please refer to the Credit Agreement dated as of July 25, 2000 (as amended through the Third Amendment thereto dated as of April ____, 2003 and as further amended or otherwise modified from time to time, the "Agreement") among Dreyer's Grand Ice Cream, Inc., a Delaware corporation (the "Company"), Dreyer's Grand Ice Cream Holdings, Inc., a Delaware corporation ("New Dreyer's"), various financial institutions (the "Banks"), Union Bank of California, N.A., as syndication agent, and Bank of America, N.A., as administrative agent for the Banks (in such capacity, the "Agent"). Unless otherwise defined herein, capitalized terms used herein have the respective meanings assigned to them in the Agreement.

         The undersigned Responsible Officer hereby certifies as of the date hereof that (i) he/she is the ___________________ of New Dreyer's, (ii) as such, he/she is authorized to execute and deliver this Certificate to the Banks and the Agent on behalf of New Dreyer's and (iii):

[USE THE FOLLOWING PARAGRAPH IF THIS CERTIFICATE IS DELIVERED IN CONNECTION WITH THE FINANCIAL STATEMENTS REQUIRED BY SUBSECTION 7.1(a) OF THE AGREEMENT.]

         1. Attached as Schedule 1 hereto are (a) a true and correct copy of the audited consolidated balance sheet of New Dreyer's and its Subsidiaries as at the end of the fiscal year ended ________________________and (b) the related consolidated statements of income or operations, shareholders' equity and cash flows for such fiscal year, setting forth in each case in comparative form the figures for the previous fiscal year, accompanied by the opinion of the Independent Auditor which states that such consolidated financial statements present fairly, in all material respects, the financial position for the periods indicated in conformity with GAAP applied on a basis consistent with prior years. Such opinion is not qualified or limited because of a restricted or limited examination by the Independent Auditor of any material portion of the records of New Dreyer's or any Subsidiary.

                                       or

[USE THE FOLLOWING PARAGRAPH IF THIS CERTIFICATE IS DELIVERED IN CONNECTION WITH THE FINANCIAL STATEMENTS REQUIRED BY SUBSECTION 7.1(b) OF THE AGREEMENT.]

         1. Attached as Schedule 1 hereto are (a) a true and correct copy of the unaudited consolidated balance sheet of New Dreyer's and its Subsidiaries as of the end of the fiscal quarter ended _______________________, ________, and
(b) the related unaudited consolidated statements of income, shareholders' equity and cash flows for the period commencing on the first day and ending on the last day of such quarter, and such financial statements were prepared in accordance with GAAP (subject only to ordinary, good faith year-end audit adjustments and the absence of footnotes) and fairly present, in all material respects, the financial position and the results of operations of New Dreyer's and its Subsidiaries.

         2. The undersigned has reviewed and is familiar with the terms of the Agreement and has made, or has caused to be made under his/her supervision, a detailed review of the transactions and conditions (financial or otherwise) of New Dreyer's and its Subsidiaries during the accounting period covered by the attached financial statements.

         3. To the best of the undersigned's knowledge, New Dreyer's and its Subsidiaries have, during such period, observed, performed or satisfied all of the covenants and other agreements, and satisfied every condition in the Agreement, to be observed, performed or satisfied by New Dreyer's and its Subsidiaries, and the undersigned has no knowledge of any Default or Event of Default.

         4.       The financial covenant analyses and information set forth on
Schedule 2 attached hereto are true and accurate on and as of the date of this Certificate. All amounts and ratios refer to the financial statements attached as Schedule 1 hereto and are determined in accordance with the specifications set forth in the Agreement.

         IN WITNESS WHEREOF, the undersigned has executed this Certificate as of __________________, _____.

                                    DREYER'S GRAND ICE CREAM HOLDINGS, INC.

                                    By: _______________________________________
                                    Name: _____________________________________
                                    Title: ____________________________________

                                    Date: _____________________________________

                                   Schedule 1
                                       To
                             Compliance Certificate
                    [Attach applicable financial statements]

                                   Schedule 2
                            to Compliance Certificate
                   Financial Covenant Analyses and Information

                                                  Date:_________________________
                               For the fiscal quarter ended:____________________

Section 8.1 - Limitation on Liens

         1. Section 8.01(g) Aggregate amount of judgment or judicial attachment liens falling within this Section:

                  Permitted:     $5,000,000            Actual:  $______________

         2. Section 8.01(i) Aggregate principal amount secured by Liens on assets of corporations which became Subsidiaries after the date of the Agreement and falling within this Section:

                  Permitted:     $10,000,000           Actual: $__________

         3. Section 8.01(j) Principal amount of indebtedness secured by purchase money security interests in property held by the Company and its Subsidiaries in the ordinary course of business and falling within this Section:

                  Permitted:     $10,000,000           Actual: $__________

Section 8.2 - Disposition of Assets

         Section 8.02(g)  Dispositions falling within this Section:

                  Permitted:     $5,000,000            Actual: $__________

Section 8.4  Loans and Investments

         1. Section 8.04(d) Investments under subsections 8.04(d) shall not at any time exceed $60,000,000 during the term of this Agreement.

                  Actual:        $______________

         2.       Section 8.04(d) Investments falling within the proviso:

                  Aggregate amount permitted at any time:  $15,000,000

                  Actual:        $_______________

Section 8.5 Limitation on Indebtedness

         1. Section 8.5(h) Aggregate amount of unsecured Indebtedness of Subsidiaries

                  Permitted:     $10,000,000           Actual: $__________

         2.       Section 8.5(i) Aggregate amount of Synthetic Lease Obligations

                  Permitted:     $30,000,000           Actual: $__________

         3        Section 8.5(j) Aggregate amount of Indebtedness which ranks pari passu with the Obligations (excludes Nestle Credit Arrangements)

                  Permitted:     $100,000,000          Actual: $__________

Section 8.8 Contingent Obligations

         1. Section 8.8(d) Aggregate amount of Contingent Obligations of Grand Soft Capital Company and Grand Soft Equipment Company with respect to leases sold or entered into pursuant to the Grand Soft Program:

                  Permitted:     $10,000,000           Actual: $__________

                  Company's Guaranty Obligations with respect to such Contingent
Obligations:

                  Permitted:     $10,000,000           Actual: $__________

         2.       Section 8.8(f) Guaranty Obligations falling within this
Section:

                  Permitted:     $5,000,000            Actual: $__________

Section 8.10 Lease Obligations

         1. Section 8.10(b) Aggregate amount of rent and other charges to be paid under operating leases falling under Section 8.10(b) (without discounting to present value and without regard to any options to extend):

                  Permitted:     $10,000,000           Actual: $__________

         2. Section 8.10(c)(3) Aggregate amount of rent and other charges to be paid under leases falling under Section 8.10(c)(3) (without discounting to present value and without regard to any options to extend):

                  Permitted:     $5,000,0000           Actual: $__________

         3.       Section 8.10(d)  Capital leases falling under Section 8.10(e):

                  Permitted:     $15,000,000           Actual: $__________

Section 8.11 Restricted Payments

         1. Section 8.11(b) Aggregate amount of cash dividend payments to common stockholders.

                                 (i) $0.24 per share
                                 $______________

                                 (ii) 30% of New
                                 Dreyer's
                                 consolidated net
                                 income for the
                                 preceding fiscal
                                 year.
                                 $______________

                  Permitted:     The greater of (i)    Actual: $__________
                                 and (ii)
                                 $______________

Section 8.13 Consolidated Net Worth

         1.   (a)   Base amount                                   $2,000,000,000

              (b)   75% of New Dreyer's consolidated net income
                    for each fiscal quarter beginning with the
                    fiscal quarter ending on __________, 2003
                    (with no deduction for losses)                $_____________

              (c) 75% of Net Issuance Proceeds of any stock offerings (excluding stock issuances under
                    Section 8.11(c))                              $_____________

         2.   Sum of 1(a) plus 1(b) plus 1(c) (minimum required   $_____________
              Consolidated Net Worth)

         3.   Actual Consolidated Net Worth)                      $_____________

Section 8.14 Minimum Fixed Charge Coverage Ratio

 Minimum Fixed Charge Coverage Ratio cannot be less than (i) 2.25 as of the last day of the first six fiscal quarters ending after the Third Amendment Effective Date and (ii) 3.00 as of the last day of any fiscal quarter thereafter.

The following computations are to be made for the period consisting of four consecutive fiscal quarters ending on the last day of the fiscal quarter first above written on page 1 of this Schedule.

         1.   (a) Consolidated earnings                             $___________

              (b) Interest                                          $___________

              (c) Taxes                                             $___________

              (d) Depreciation                                      $___________

              (e) Amortization                                      $___________

              (f) The first $104,500,000 of merger-related expenses $___________ incurred in connection with the Transaction (to the extent deducted in determining consolidated earnings for the current period)

              (g) The first $103,000,000 of non-cash expenses       $___________
              related to the accretion of management and employee stock options in connection with the Transaction to the extent deducted in determining consolidated earnings during the current period

              (h) EBITDA (total of 1(a) through 1(g)

         2.   Operating lease expenses                              $___________

         3.   Synthetic Lease Payments                              $___________
              (without duplication to 2 above)

         4.   Sum of 1(h) + 2 + 3                                   $___________

         5.   Cash interest expense                                 $___________

         6.   Operating lease expense                               $___________

         7.    Synthetic Lease Payments                             $___________
              (without duplication to 6 above)

         8.   Cash dividends                                        $___________

         9.   Current portion, as of the last day of such period,   $___________
              of all principal of Indebtedness (excluding
              Indebtedness under (i) the Loan Documents and (ii) the Nestle Credit Arrangements)

         10.  Sum of 5 + 6 + 7 + 8 + 9                              $___________

         11.  Ratio of 4 to 10                                      ____ to ____

         12.  Allowed                                               ____ to ____

Section 8.15 & Pricing Schedule - New Dreyer's Funded Debt/EBITDA Ratio

New Dreyer's Funded Debt/EBITDA Ratio cannot be greater than (i) 4.00 at any time during the first 18 months following the Third Amendment Effective Date or
(ii) 3.00 thereafter:

         (a)  Funded Debt of New Dreyer's (with adjustments         $___________
         permitted under definition of Funded Debt)

         (b)  EBITDA of New Dreyer's                                $___________

         (c)  Ratio of (a) to (b):                                  ____ to ____

                                    EXHIBIT B

                               NOTICE OF BORROWING

                                                         Date:____________, ____

To: Bank of America, N.A., as administrative agent for the Banks (in such capacity, the "Agent"), under that certain Credit Agreement dated as of July 25, 2000, (as amended or otherwise modified from time to time, the "Agreement") among Dreyer's Grand Ice Cream, Inc., a Delaware corporation (the "Company"), the several financial institutions from time to time parties to the Agreement (the "Banks"), Union Bank of California, N.A., as syndication agent and the Agent.

Ladies and Gentlemen:

         The undersigned refers to the Agreement, the terms defined therein being used herein as therein defined, and hereby gives you notice irrevocably, pursuant to Section 2.03 of the Agreement, of the Borrowing specified below:

         1.       The Business Day of the proposed Borrowing is__________, ____.

         2.       The aggregate amount of the proposed Borrowing is $__________.

         3. The Borrowing is to be comprised of $__________________of [BASE RATE] [OFFSHORE RATE] Loans.

         [4.      THE DURATION OF THE INTEREST PERIOD FOR THE OFFSHORE RATE
LOANS INCLUDED IN THE BORROWING SHALL BE ____ MONTHS.]

         The undersigned hereby certifies that the following statements are true on the date hereof, and will be true on the date of the proposed Borrowing, before and after giving effect thereto and to the application of the proceeds therefrom:

                  (a) the representations and warranties of the Company contained in Article VI of the Agreement are true and correct as though made on and as of such date (except to the extent such representations and warranties relate to an earlier date, in which case they are true and correct as of such date);

                  (b) no Default or Event of Default has occurred and is continuing, or would result from such proposed Borrowing; and

                  (c) The proposed Borrowing will not cause the aggregate principal amount of all outstanding Loans to exceed the combined Commitments of the Banks.

                                           DREYER'S GRAND ICE CREAM, INC.

                                           By: _______________________________
                                           Name: _____________________________
                                           Title: ____________________________

                                           By: _______________________________
                                           Name: _____________________________
                                           Title: ____________________________

                                    EXHIBIT C

                        NOTICE OF CONVERSION/CONTINUATION

                                                       Date: _____________, ____

To: Bank of America, N. A., as administrative agent for the Banks (in such capacity, the "Agent"), under that certain Credit Agreement dated as of July 25, 2000, (as amended or otherwise modified from time to time, the "Agreement") among Dreyer's Grand Ice Cream, Inc., a Delaware corporation (the "Company"), the several financial institutions from time to time parties to the Agreement (the "Banks"), Union Bank of California, N.A., as syndication agent and the Agent.

Ladies and Gentlemen:

         The undersigned refers to the Agreement, the terms defined therein being used herein as therein defined, and hereby gives you notice irrevocably, pursuant to Section 2.04 of the Agreement, of the [CONVERSION] [CONTINUATION] of the Loans specified herein, that:

                  1.       The Conversion/Continuation Date_________,__________.

                  2. The aggregate amount of the Loans to be [CONVERTED] [CONTINUED] is $____________________.

                  3. The Loans are to be [CONVERTED INTO] [CONTINUED AS] [OFFSHORE RATE] [BASE RATE] Loans.

                  4. [IF APPLICABLE:] The duration of the Interest Period for the Loans included in the [CONVERSION] [CONTINUATION] shall be [ MONTHS].

         The undersigned hereby certifies that the following statements are true on the date hereof, and will be true on the proposed [CONVERSION]
[CONTINUATION], before and after giving effect thereto and to the application of the proceeds therefrom:

         (a)      the representations and warranties of the Company contained in
Article VI of the Agreement are true and correct as though made on and as of such date (except to the extent such representations and warranties relate to an earlier date, in which case they are true and correct as of such date);

         (b) no Default or Event of Default has occurred and is continuing, or would result from such proposed [CONVERSION] [CONTINUATION]; and

         (c) the proposed [CONVERSION] [CONTINUATION] will not cause the aggregate principal amount of all outstanding Loans to exceed the combined Commitments of the Banks.

                                           DREYER'S GRAND ICE CREAM, INC.

                                           By: _______________________________
                                           Name: _____________________________
                                           Title: ____________________________

                                           By: _______________________________
                                           Name: _____________________________
                                           Title: ____________________________

                                    EXHIBIT D
                            NOTICE OF SWING LINE LOAN

                                               Date:______________________, ____

To: Bank of America, N. A., as administrative agent for the Banks (in such capacity, the "Agent"), under that certain Credit Agreement dated as of July 25, 2000, (as amended or otherwise modified from time to time, the "Agreement") among Dreyer's Grand Ice Cream, Inc., a Delaware corporation (the "Company"), the several financial institutions from time to time parties to the Agreement (the "Banks"), Union Bank of California, N.A., as syndication agent and the Agent.

Ladies and Gentlemen:

         The undersigned refers to the Agreement, the terms defined therein being used herein as therein defined, and hereby gives you notice irrevocably, pursuant to Section 2.15 of the Agreement, of the Swing Line Loan specified below:

         1. The Business Day of the proposed Swing Line Loan is _____________, _______.

         2. The aggregate amount of the proposed Swing Line Loan is $______________.

         The undersigned hereby certifies that the following statements are true on the date hereof, and will be true on the date of the proposed Swing Line Loan, before and after giving effect thereto, and to the application of the proceeds therefrom:

                  (a) the representations and warranties of the Company contained in Article VI of the Agreement are true and correct as though made on and as of such date (except to the extent such representations and warranties relate to an earlier date, in which case they are true and correct as of such date);

                  (b) no Default or Event of Default has occurred and is continuing, or would result from such proposed Swing Line Loan; and

                  (c) The proposed Swing Line Loan will not cause the aggregate principal amount of all outstanding Loans to exceed the combined Commitments of the Banks.

                                           DREYER'S GRAND ICE CREAM, INC.

                                           By: ________________________________
                                           Name: ______________________________
                                           Title: _____________________________

                                           By: ________________________________
                                           Name: ______________________________
                                           Title: _____________________________

                                    EXHIBIT E
                                     FORM OF
                  REQUEST FOR INCREASE IN AGGREGATE COMMITMENT

                                     [DATE]

Bank of America, N.A., as
   Agent under the Credit
   Agreement referred to below
901 Main Street
Dallas, TX 75202-3714
Attn: Credit Services

Ladies/Gentlemen:

         Please refer to the Credit Agreement dated as of July 25, 2000 (as amended or otherwise modified from time to time, the "Credit Agreement"), among Dreyer's Grand Ice Cream, Inc. (the "Company"), various financial institutions, Union Bank of California, N.A., as syndication agent and Bank of America, N.A., as Agent. Capitalized terms used but not defined herein have the respective meanings set forth in the Credit Agreement.

         In accordance with Section 2.05(b) of the Credit Agreement, the Company hereby requests an increase in the combined Commitments from $240,000,000 to $_______________. Such increase shall be made by [increasing the Commitment of _______________from $_________________ to $_______________] [adding ____________
as a Bank under the Credit Agreement with a Commitment of $__________] as set forth in the letter attached hereto. Such increase shall be effective three Business Days after the date that the Agent accepts the letter attached hereto or such other date as is agreed among the Company, the Agent and the increasing Bank.

                                           Very truly yours,

                                           DREYER'S GRAND ICE CREAM, INC.

                                           By: _______________________________
                                           Name: _____________________________
                                           Title: ____________________________

                              ANNEX I TO EXHIBIT E

                                     [Date]

Bank of America, N.A., as
  Agent under the Credit
  Agreement referred to below
901 Main Street
Dallas, TX 75202-3714
Attn: Credit Services

Ladies/Gentlemen:

         Please refer to the letter dated __________________, 200_ from Dreyer's Grand Ice Cream, Inc. (the "Company") requesting an increase in the combined Commitments from U.S.$________________ to U.S.$______________ pursuant to
Section 2.05 of the Credit Agreement dated as of July 25, 2000 (the "Credit Agreement") among the Company, various financial institutions (including the undersigned Bank), Union Bank of California, N.A., as syndication agent and Bank of America, N.A., as Agent. Capitalized terms used but not defined herein have the respective meanings set forth in the Credit Agreement.

         The undersigned hereby confirms that it has agreed to increase its Commitment under the Credit Agreement from $ ________________ to $______________ effective on the date which is three Business Days after the acceptance hereof by the Agent or on such other date as may be agreed among the Company, the Agent and the undersigned.

                                    Very truly yours,

                                    NAME OF INCREASING BANK]

                                    By: _______________________________________
                                    Name: _____________________________________
                                    Title: ____________________________________

Accepted as of

__________________, _______

BANK OF AMERICA, N.A., as Agent

By: ____________________________
Name: __________________________
Title: _________________________

                              ANNEX II TO EXHIBIT E
                                     [Date]

Bank of America, N.A., as Agent
901 Main Street
Dallas, TX 75202-3714
Attn: Credit Services

Ladies/Gentlemen:

         Please refer to the letter dated ________, 200 from Dreyer's Grand Ice Cream, Inc. (the "Company"), requesting an increase in the combined Commitments from $240,000,000 to $____________________ pursuant to Section 2.05(b) of the
Credit Agreement dated as of July 25, 2000 (as amended or otherwise modified from time to time, the "Credit Agreement") among the Company, various financial institutions, Union Bank of California, N.A., as syndication agent and Bank of America, N.A., as Agent. Capitalized terms used but not defined herein have the respective meanings set forth in the Credit Agreement.

         The undersigned hereby confirms that it has agreed to become a Bank under the Credit Agreement with a commitment of $__________ effective on the date which is three Business Days after the acceptance hereof, and consent hereto, by the Agent or on such other date as may be agreed among the Company, the Agent and the undersigned.

         The undersigned (a) acknowledges that it has received a copy of the Credit Agreement and the Schedules and Exhibits thereto, together with copies of the most recent financial statements delivered by the Company pursuant to the Credit Agreement, and such other documents and information as it has deemed appropriate to make its own credit and legal analysis and decision to become a Bank under the Credit Agreement; and (b) agrees that it will, independently and without reliance upon the Agent or any other Bank and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit and legal decisions in taking or not taking action under the Credit Agreement.

         The undersigned represents and warrants that (i) it is duly organized and existing and it has full power and authority to take, and has taken, all action necessary to execute and deliver this letter and to become a Bank under the Credit Agreement; and (ii) no notices to, or consents, authorizations or approvals of, any Person are required (other than any already given or obtained) for its due execution and delivery of this letter and the performance of its obligations as a Bank under the Credit Agreement.

         The undersigned agrees to execute and deliver such other instruments, and take such other actions, as the Agent may reasonably request in connection with the transactions contemplated by this letter.

         The following administrative details apply to the undersigned:

                 (A)  Notice Address

                      Legal Name:  _______________________
                      Address:     _______________________
                                   _______________________
                                   _______________________
                      Attention:   _______________________
                      Telephone: (___)____________________
                      Facsimile:  (___)___________________

                 (B)  Payment Instructions:

                      Account No.: _______________________
                               At: _______________________
                                   _______________________
                                   _______________________
                      Reference:   _______________________
                      Attention:   _______________________

         The undersigned acknowledges and agrees that, on the date on which the undersigned becomes a Bank under the Credit Agreement as set forth in the second paragraph hereof, the undersigned will be bound by the terms of the Credit Agreement as fully and to the same extent as if the undersigned were an original Bank under the Credit Agreement.

                                               Very truly yours,

                                               [NAME OF NEW BANK]

                                               By:   ___________________________
                                               Name: ___________________________
                                               Title:___________________________

Accepted and consented to as of
________, 200

BANK OF AMERICA, N.A.,
as Agent

By: ____________________________
Name: __________________________
Title: _________________________

                                    EXHIBIT F

                                  July 25, 2000

To the Persons Listed On Schedule 1 Hereto

Gentlemen:

         We have acted as counsel to Dreyer's Grand Ice Cream, Inc., a Delaware corporation (the "Company") , in connection with the Credit Agreement dated as of July 25, 2000, among the Company, the financial institutions parties thereto, Union Bank of California, N.A., as syndication agent and Bank of America, N.A., as one of the Banks and as Agent (the "Credit Agreement"). Capitalized terms used herein and not defined herein shall have the meanings assigned to them in the Credit Agreement. This opinion is rendered pursuant to Section 5.01(c) of the Credit Agreement.

         We have examined executed copies of the Credit Agreement. We have also examined such other documents and certificates of public officials and representatives of the Company as we have deemed necessary as a basis for the opinions expressed herein. With respect to factual matters not within our actual knowledge, we have made no independent investigation but have relied solely upon factual recitals set forth in the Credit Agreement and in other documents which we have reviewed and upon the officer's certificate and the certificates of appropriate public officials referred to above.

         We have assumed the genuineness of all signatures and documents submitted as originals, that all copies submitted to us conform to the originals, the legal capacity of all natural persons, and as to documents executed by entities other than the Company or its Subsidiaries, that each such entity has complied with any applicable requirement to file returns and pay taxes under the California Franchise Tax law and had the power to enter into and perform its obligations under such documents, and that such documents have been duly authorized, executed and delivered by, and are binding upon and enforceable against, such entities.

         Based on the foregoing and subject to the qualifications set forth below, it is our opinion that:

         1. Each of the Company and its Subsidiaries is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation, and is duly qualified as a foreign corporation, licensed and in good standing under the laws of each jurisdiction where its ownership, lease or operation of property or the conduct of its business requires such qualification (except in such jurisdiction or jurisdictions where a failure to do any or all of the above would not have a Material Adverse Effect on the applicable Subsidiary or the Company).

         2. The Company has full corporate power and authority to execute, deliver and perform its obligations under the Credit Agreement and the Notes. Each of the Company and its Subsidiaries has full corporate power and authority to own its property and to carry on its business in the manner currently conducted.

         3. The Credit Agreement and the Notes have been duly authorized by all necessary corporate action on the part of the Company and have been duly executed and delivered by the Company.

         4. The Credit Agreement and the Notes are valid and binding obligations of the Company, enforceable in accordance with their respective terms.

         5. Execution and delivery of the Credit Agreement and the Notes and performance by the Company of its obligations thereunder do not violate the Certificate of Incorporation or By-laws of the Company, or any applicable law or regulation or any order of court or arbitrator known to us and specifically directed to the Company or its Subsidiaries, or result in a material breach of, or default under, the provisions of any material contract known to us by which the Company or its Subsidiaries is bound.

         6. To our knowledge, there are no actions, suits or proceedings pending or overtly threatened against the Company or its Subsidiaries before any court or administrative agency which (i) affect or pertain to the Credit Agreement and the Notes or the transactions contemplated thereby, or (ii) if determined adversely, would reasonably be expected to have a Material Adverse Effect on the Company.

         The opinions set forth above are subject to the following qualifications:

         (a) The enforceability of the Company's obligations under the Credit Agreement and the Notes are subject to the effect of any applicable bankruptcy, insolvency, reorganization, receivership, conservatorship, arrangement, moratorium or similar laws affecting creditor's rights generally, to general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law), to the requirement that any actions taken or determinations made by the Banks be consistent with the implied covenant of good faith and fair dealing and the Banks' obligation to act in a commercially reasonable manner in exercising any rights and remedies.

         (b) Whenever a statement herein is qualified by "known to us," "to our knowledge," or similar phrase, it indicates that in the course of our representation of the Company no information that would give us current actual knowledge of the inaccuracy of such statement has come to the attention of the attorneys in this firm who have rendered legal services in connection with this transaction. We have not made any independent investigation to determine the accuracy of such statement, except as expressly described herein.

         We express no opinion as to any matter other than as set forth above. Further, we note that the Credit Agreement is governed by the laws of the State of Illinois. We express no opinion on the laws of the state of Illinois or any other jurisdiction, other than the State of California, the federal law of the United States of America and the corporate law of the State of Delaware.

         The opinions expressed herein are based upon the law in effect on the date hereof, and we assume no obligation to revise or supplement this opinion. Our opinion in section 1 with respect to due organization is based upon our review of certified copies of the Certificates of

Incorporation of the Company and its Subsidiaries provided to us by DataSearch and CT Corporation System, as outlined in the attachment hereto. Our opinion in section 1 with respect to the qualification of the Company and its Subsidiaries as foreign corporations is based upon certificates of good standing provided to us by DataSearch and CT Corporation System, as outlined in the attachment hereto, and upon the certification provided to us by the Company that, with respect to any state not listed in the attachment hereto, the Company's ownership, lease or operation of property or the Company's conduct of its business in any such state does not require any such qualification.

         This opinion is rendered solely for your use in connection with the transactions described above and may not be relied upon by any other person (other than your permitted successors, assigns and participants under the Credit Agreement) for any purpose without our prior written consent.

                                               Very truly yours

                                               FREELAND, COOPER, LEHOCKY
                                               & HAMBURG

                                               Steven A. Cooper

                                   SCHEDULE 1

BANK OF AMERICA, N.A., as Agent
231 S. LaSalle Street
Chicago, IL 60697

BANK OF AMERICA N.A., as Swing Line Bank,
Letter of Credit Issuing Bank and as a Bank
231 S. LaSalle Street
Chicago, IL 60697

UNION BANK OF CALIFORNIA, N.A., as Syndication Agent
Two Walnut Creek Center
200 Pringle Avenue, Suite 260
Walnut Creek, CA 94596

AGSTAR FINANCIAL SERVICES, PCA
dba FCS Commercial Finance Group

HARRIS TRUST AND SAVINGS BANK
One Sansome Street, Suite 2910
San Francisco, CA 94104

COBANK, ACB
5500 South Quebec Street
Englewood, CO 80111

SUNTRUST BANK
303 Peachtree Street, N.E.
3rd Floor
Atlanta, Georgia 30308

COOPERATIEVE CENTRALE RAIFFEISEN-BOERLEENBANK B.A.
"RABOBANK NEDERLAND" NEW YORK BRANCH
245 Park Avenue
New York, NY 10167

CREDIT AGRICOLE INDOSUEZ
55 E. Monroe Street, Suite 4700
Chicago, IL 60603

THE BANK OF NEW YORK
10990 Wilshire Boulevard, Suite 1125
Los Angeles, CA 90024

                                    EXHIBIT G

                       ASSIGNMENT AND ACCEPTANCE AGREEMENT

         This ASSIGNMENT AND ACCEPTANCE AGREEMENT (this "Assignment and Acceptance") dated as of ________________, ______ is made between __________________________________________________ (the "Assignor") and
__________________________________ (the "Assignee").

                                    RECITALS

         WHEREAS, the Assignor is party to that certain Credit Agreement (the "Agreement") dated as of July __, 2000 (as amended or otherwise modified from time to time, the "Agreement") among Dreyer's Grand Ice Cream, Inc., a Delaware corporation (the "Company"), the several financial institutions from time to time party thereto (including the Assignor, the "Banks"), and Bank of America, N.A., as agent for the Banks (the "Agent"). Any terms defined in the Agreement and not defined in this Assignment and Acceptance are used herein as defined in the Agreement;

         WHEREAS, as provided under the Agreement, the Assignor has committed to making Loans (the "Loans") to the Company in an aggregate amount not to exceed $__________ (the "Commitment");

         WHEREAS, [the Assignor has made Loans in the aggregate principal amount of $____________ to the Company] [no Loans are outstanding under the Agreement];

         WHEREAS, the Assignor wishes to assign to the Assignee [PART OF THE] [all] rights and obligations of the Assignor under the Agreement in respect of its Commitment, [together with a corresponding portion of each of its outstanding Loans in an amount equal to $__________ (the "Assigned Amount") on the terms and subject to the conditions set forth herein and the Assignee wishes to accept assignment of such rights and to assume such obligations from the Assignor on such terms and subject to such conditions;

         NOW, THEREFORE, in consideration of the foregoing and the mutual agreements contained herein, the parties hereto agree as follows:

Section 1.        Assignment and Acceptance.

         Subject to the terms and conditions of this Assignment and Acceptance,
(i) the Assignor hereby sells, transfers and assigns to the Assignee, and (ii) the Assignee hereby purchases, assumes and undertakes from the Assignor, without recourse and without representation or warranty (except as provided in this Assignment and Acceptance) __% (the "Assignee's Percentage Share") of (A) the Commitment of the Assignor and (B) all related rights, benefits, obligations, liabilities and indemnities of the Assignor under and in connection with the Agreement and the Loan Documents.

         [IF APPROPRIATE, ADD PARAGRAPH SPECIFYING PAYMENT TO ASSIGNOR BY ASSIGNEE OF OUTSTANDING PRINCIPAL OF, ACCRUED INTEREST ON, AND FEES WITH RESPECT TO LOANS.]

         On and after the Effective Date (as defined in Section 5 hereof), the Assignee shall be a party to the Agreement and succeed to all of the rights and be obligated to perform all of the obligations of a Bank under the Agreement, including the requirements concerning confidentiality and the payment of any indemnification, with a Commitment in an amount equal to the Assigned Amount. The Assignee agrees that it will perform in accordance with their terms all of the obligations which by the terms of the Agreement are required to be performed by it as a Bank. It is the intent of the parties hereto that the Commitment of the Assignor shall, as of the Effective Date, be reduced by an amount equal to the Assigned Amount and the Assignor shall relinquish its rights and be released from its obligations under the Agreement to the extent such obligations have been assumed by the Assignee; provided the Assignor shall not relinquish its rights under Sections 11.04 and 11.05 of the Agreement to the extent such rights relate to the time prior to the Effective Date.

         After giving effect to the assignment and assumption set forth herein, on the Effective Date the Assignee's Commitment will be $_______.

         After giving effect to the assignment and assumption set forth herein, on the Effective Date the Assignor's Commitment will be $_________.

Section 2.        Payments.

         As consideration for the sale, assignment and transfer contemplated in
Section 1 hereof, the Assignee shall pay to the Assignor on the Effective Date in immediately available funds an amount equal to $_________, representing the Assignee's Pro Rata Share of the principal amount of all Loans.

         The [ASSIGNOR] [ASSIGNEE] further agrees to pay to the Agent a processing fee in the amount specified in Section 11.08(a)(iii) of the Agreement.

Section 3.        Reallocation of Payments.

         Any interest, fees and other payments accrued to the Effective Date with respect to the Commitment and Loans shall be for the account of the Assignor. Any interest, fees and other payments accrued on and after the Effective Date with respect to the Assigned Amount shall be for the account of the Assignee. Each of the Assignor and the Assignee agrees that it will hold in trust for the other party any interest, fees and other amounts which it may receive to which the other party is entitled pursuant to the preceding sentence and pay to the other party any such amounts which it may receive promptly upon receipt.

Section 4.        Independent Credit Decision.

         The Assignee (a) acknowledges that it has received a copy of the Agreement and the Schedules and Exhibits thereto, together with copies of the most recent financial statements referred to in Section 7.01 of the Agreement, and such other documents and information as it has deemed appropriate to make its own credit and legal analysis and decision to enter into this Assignment and Acceptance; and (b) agrees that it will, independently and without reliance upon the Assignor, the Agent or any other Bank and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit and legal decisions in taking or not taking action under the Agreement.

Section 5.        Effective Date; Notices.

         As between the Assignor and the Assignee, the effective date for this Assignment and Acceptance shall be _________, _____ (the "Effective Date"); provided that the following conditions precedent have been satisfied on or before the Effective Date:

         (a) this Assignment and Acceptance shall be executed and delivered by the Assignor and the Assignee;

         (b) the consent of the Company and the Agent required for an effective assignment of the Assigned Amount by the Assignor to the Assignee under Section 11.08(a) of the Agreement shall have been duly obtained and shall be in full force and effect as of the Effective Date;

         (c) the Assignee shall pay to the Assignor all amounts due to the Assignor under this Assignment and Acceptance;

         (d) the Assignee shall have complied with Section 10.10 of the Agreement (if applicable);

         (e)      the processing fee referred to in Section 2 hereof and in
Section 11.08(a)(iii) of the Agreement shall have been paid to the Agent; and

         (f) the Assignor shall have assigned and the Assignee shall have assumed a percentage equal to the Assignee's Percentage Share of the rights and obligations of the Assignor under the Agreement (if such agreement exists).

         Promptly following the execution of this Assignment and Acceptance, the Assignor shall deliver to the Company and the Agent for acknowledgment by the Agent, a Notice of Assignment substantially in the form attached hereto as
Schedule 1.

[SECTION __. AGENT.   [INCLUDE ONLY IF ASSIGNOR IS AGENT]

         The Assignee hereby appoints and authorizes the Assignor to take such action as agent on its behalf and to exercise such powers under the Agreement as are delegated to the Agent by the Banks pursuant to the terms of the Agreement.

         The Assignee shall assume no duties or obligations held by the Assignor in its capacity as Agent under the Agreement.]

Section 6.        Withholding Tax.

         The Assignee (a) represents and warrants to the Bank, the Agent and the Company that under applicable law and treaties no tax will be required to be withheld by the Bank with respect to any payments to be made to the Assignee hereunder, (b) agrees to furnish (if it is organized under the laws of any jurisdiction other than the United States or any State thereof) to the Agent and the company prior to the time that the Agent or Company is required to make any payment of principal, interest or fees hereunder, duplicate executed originals of either U.S. Internal Revenue Service Form 4224 or U.S. Internal Revenue Service Form 1001 (wherein the Assignee claims entitlement to the benefits of a tax treaty that provides for a complete exemption from U.S. federal income withholding tax on all payments hereunder) and agrees to provide new Forms 4224 or 1001 upon the expiration of any previously delivered form or comparable statements in accordance with applicable U.S. law and regulations and amendments thereto, duly executed and completed by the Assignee, and (c) agrees to comply with all applicable U.S. laws and regulations with regard to such withholding tax exemption.

Section 7.        Representations and Warranties.

         The Assignor represents and warrants that (a) it is the legal and beneficial owner of the interest being assigned by it hereunder and that such interest is free and clear of any Lien or other adverse claim; (b) it is duly organized and existing and it has the full power and authority to take, and has taken, all action necessary to execute and deliver this Assignment and Acceptance and any other documents required or permitted to be executed or delivered by it in connection with this Assignment and Acceptance and to fulfill its obligations hereunder; (c) no notices to, or consents, authorizations or approvals of, any Person are required (other than any already given or obtained) for its due execution, delivery and performance of this Assignment and Acceptance, and apart from any agreements or undertakings or filings required by the Agreement, no further action by, or notice to, or filing with, any Person is required of it for such execution, delivery or performance; and (d) this Assignment and Acceptance has been duly executed and delivered by it and constitutes the legal, valid and binding obligation of the Assignor, enforceable against the Assignor in accordance with the terms hereof, subject, as to enforcement, to bankruptcy, insolvency, moratorium, reorganization and other laws of general application relating to or affecting creditors' rights and to general equitable principles.

         The Assignor makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with the Agreement or the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Agreement or any other instrument or document furnished pursuant thereto. The Assignor makes no representation or warranty in connection with, and assumes no responsibility with respect to, the solvency, financial condition or statements of the Company, or the performance or observance by the Company, of any of its respective obligations under the Agreement or any other instrument or document furnished in connection therewith.

         The Assignee represents and warrants that (i) it is duly organized and existing and it has full power and authority to take, and has taken, all action necessary to execute and deliver this Assignment and Acceptance and any other documents required or permitted to be executed or delivered by it in connection with this Assignment and Acceptance, and to fulfill its obligations hereunder; (ii) no notices to, or consents, authorizations or approvals of, any Person are required (other than any already given or obtained) for its due execution, delivery and performance of this Assignment and Acceptance; and apart from any agreements or undertakings or filings required by the Agreement, no further action by, or notice to, or filing with, any Person is required of it for such execution, delivery or performance; (iii) this Assignment and Acceptance has been duly executed and delivered by it and constitutes the legal, valid and binding obligation of the Assignee, enforceable against the Assignee in accordance with the terms hereof, subject, as to enforcement, to bankruptcy, insolvency, moratorium, reorganization and other laws of general application relating to or affecting creditors' rights and to general equitable principles; and (iv) it is an Eligible Assignee.

Section 8.        Further Assurances.

         The Assignor and the Assignee each hereby agree to execute and deliver such other instruments, and take such other action, as either party may reasonably request in connection with the transactions contemplated by this Assignment and Acceptance, including the delivery of any notices or other documents or instruments to the Company or the Agent, which may be required in connection with the assignment and assumption contemplated hereby.

Section 9.        Miscellaneous.

         Any amendment or waiver of any provision of this Assignment and Acceptance shall be in writing and signed by the parties hereto. No failure or delay by either party hereto in exercising any right, power or privilege hereunder shall operate as a waiver thereof and any waiver of any breach of the provisions of this Assignment and Acceptance shall be without prejudice to any rights with respect to any other or further breach thereof.

         All payments made hereunder shall be made without any set-off or counterclaim.

         The Assignor and the Assignee shall each pay its own costs and expenses incurred in connection with the negotiation, preparation, execution and performance of this Assignment and Acceptance.

         This Assignment and Acceptance may be executed in any number of counterparts and all of such counterparts taken together shall be deemed to constitute one and the same instrument.

         THIS ASSIGNMENT AND ACCEPTANCE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAW OF THE STATE OF ILLINOIS. The Assignor and the Assignee each irrevocably submits to the non-exclusive jurisdiction of any State or Federal court sitting in California over any suit, action or proceeding arising out of or relating to this Assignment and Acceptance and irrevocably agrees that all claims in respect of such action or proceeding may be heard and determined in such California State or Federal court. Each party to this Assignment and Acceptance hereby irrevocably waives, to the fullest extent it may effectively do so, the defense of an inconvenient forum to the maintenance of such action or proceeding.

         THE ASSIGNOR AND THE ASSIGNEE EACH HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVE ANY RIGHTS THEY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION BASED HEREON, OR ARISING OUT OF, UNDER, OR IN CONNECTION WITH THIS ASSIGNMENT AND ACCEPTANCE, THE AGREEMENT, ANY RELATED DOCUMENTS AND AGREEMENTS OR ANY COURSE OF CONDUCT, COURSE OF DEALING, OR STATEMENTS (WHETHER ORAL OR WRITTEN).

         [OTHER PROVISIONS TO BE ADDED AS MAY BE NEGOTIATED BETWEEN THE ASSIGNOR AND THE ASSIGNEE, PROVIDED THAT SUCH PROVISIONS ARE NOT INCONSISTENT WITH THE AGREEMENT.]

         IN WITNESS WHEREOF, the Assignor and the Assignee have caused this Assignment and Acceptance to be executed and delivered by their duly authorized officers as of the date first above written.

                                                          [ASSIGNOR]

                                               By:    __________________________
                                               Name:  __________________________
                                               Title: __________________________

                                               By:    __________________________
                                               Name:  __________________________
                                               Title: __________________________

                                               Address: ________________________

                                                          [ASSIGNEE]

                                               By:    __________________________
                                               Name:  __________________________
                                               Title: __________________________

                                               By:    __________________________
                                               Name:  __________________________
                                               Title: __________________________

                                               Address: ________________________

                                   SCHEDULE 1

                       NOTICE OF ASSIGNMENT AND ACCEPTANCE

                                                             _____________, 20__

Bank of America, N.A., as Agent
1455 Market Street, 12th Floor
San Francisco, CA 94103
Attn: Agency Management Services #5596

Dreyer's Grand Ice Cream, Inc.
5929 College Ave.
Oakland, CA 94618
Attn: Treasurer

Ladies and Gentlemen:

         We refer to the Credit Agreement dated as of July 25, 2000 (as amended or otherwise modified from time to time the "Agreement") among Dreyer's Grand Ice Cream, Inc. (the "Company"), the Banks referred to therein, Union Bank of California, N.A., as syndication agent and Bank of America, N.A., as agent for the Banks (the "Agent"). Terms defined in the Agreement are used herein as therein defined.

         1. We hereby give you notice of, and request your consent to, the assignment by _____________________ (the "Assignor") to _____________________
(the "Assignee") of ____% of the right, title and interest of the Assignor in and to the Agreement (including, without limitation, the right, title and interest of the Assignor in and to the Commitments of the Assignor[,] [AND] all outstanding Loans made by the Assignor) pursuant to the Assignment and Acceptance Agreement attached hereto (the "Assignment and Acceptance"). Before giving effect to such assignment the Assignor's Commitment is $______________ [,] [and] the aggregate amount of its outstanding Loans is $______________.

         2. The Assignee agrees that, upon receiving the consent of the Agent[, THE ISSUING BANK] and, if applicable, Dreyer's Grand Ice Cream, Inc. to such assignment, the Assignee will be bound by the terms of the Agreement as fully and to the same extent as if the Assignee were the Bank originally holding such interest in the Agreement.

         3.       The following administrative details apply to the Assignee:

                  (A)      Notice Address:

                           Assignee name: ______________________________
                           Address:       ______________________________
                           Attention:     ______________________________
                           Telephone:    (_______)______________________
                           Telecopier:   (_______)______________________

                  (B)      Payment Instructions:

                           Account No.:   ______________________________
                           Address:       ______________________________
                           Reference:     ______________________________
                           Attention:     ______________________________
                           Telephone:    (_______)______________________
                           Telecopier:   (_______)______________________

                  (C)      Domestic Lending Office:

                           Address:       ______________________________
                           Attention:     ______________________________
                           Telephone:    (_______)______________________
                           Telecopier:   (_______)______________________

                  (D)      Offshore Lending Office:

                           Address:       ______________________________
                           Attention:     ______________________________
                           Telephone:    (_______)______________________
                           Telecopier:   (_______)______________________

         4. You are entitled to rely upon the representations, warranties and covenants of each of the Assignor and Assignee contained in the Assignment and Acceptance.

         IN WITNESS WHEREOF, the Assignor and the Assignee have caused this Notice of Assignment and Acceptance to be executed by their respective duly authorized officials, officers or agents as of the date first above mentioned.

                                               Very truly yours,

                                               [NAME OF ASSIGNOR]

                                               By:    _________________________
                                               Name:  _________________________
                                               Title: _________________________

                                               By:    _________________________
                                               Name:  _________________________
                                               Title: _________________________

                                               [NAME OF ASSIGNEE]

                                               By:    _________________________
                                               Name:  _________________________
                                               Title: _________________________

                                               By:    _________________________
                                               Name:  _________________________
                                               Title: _________________________

ACKNOWLEDGED AND ASSIGNMENT
CONSENTED TO:

DREYER'S GRAND ICE CREAM, INC.

By:    _________________________
Name:  _________________________
Title: _________________________

By:    _________________________
Name:  _________________________
Title: _________________________

BANK OF AMERICA, N.A., AS AGENT

By:    _________________________
Name:  _________________________
Title: _________________________

                                    EXHIBIT H

                                     FORM OF
                                      NOTE

                                                   _____________________, ______

         FOR VALUE RECEIVED, the undersigned, Dreyer's Grand Ice Cream, Inc., a Delaware corporation (the "Company"), hereby promises to pay to the order of _______________ (the "Bank") the aggregate unpaid principal amount of all Loans made by the Bank to the Company pursuant to the Credit Agreement dated as of July 25, 2000 (as amended or otherwise modified from time to time, the "Credit Agreement") among the Company, various financial institutions, Union Bank of California, N.A., as Syndication Agent and Bank of America, N.A., as Administrative Agent, on the dates and in the amounts specified pursuant to the Credit Agreement. The Company further promises to pay interest on the unpaid principal amount of the Loans evidenced hereby from time to time at the rates, on the dates, and otherwise as provided in the Credit Agreement.

         The Bank is authorized to endorse the amount and the date on which each Loan is made and each payment of principal with respect thereto on the schedules annexed hereto and made a part hereof, or on continuations thereof which shall be attached hereto and made a part hereof; provided that any failure to endorse such information on such schedule or continuation thereof shall not in any manner affect any obligation of the Company under the Credit Agreement and this Note.

         This Note is one of the Notes referred to in, and is entitled to the benefits of, the Credit Agreement, which Credit Agreement, among other things, contains provisions for acceleration of the maturity hereof upon the happening of certain stated events.

         Terms defined in the Credit Agreement are, unless otherwise defined herein, used herein as defined therein. This Note shall be governed by, and construed and interpreted in accordance with, the laws of the State of Illinois applicable to contracts made and to be performed entirely within such State.

         IN WITNESS WHEREOF, the Company has caused this Note to be duly executed and delivered as of the day and year first above written.

                                               DREYER'S GRAND ICE CREAM, INC.

                                               By:    _________________________
                                               Name:  _________________________
                                               Title: _________________________

                                                              Schedule A to Note

                        BASE RATE LOANS AND REPAYMENTS OF
                                 BASE RATE LOANS

                   (2)           (3)
                Amount of     Amount of       (4)
     (1)        Base Rate     Base Rate    Notation
    Date          Loan       Loan Repaid    Made By
-----------     ---------    -----------   --------

-----------     ---------    -----------   --------

-----------     ---------    -----------   --------

-----------     ---------    -----------   --------

-----------     ---------    -----------   --------

-----------     ---------    -----------   --------

-----------     ---------    -----------   --------

-----------     ---------    -----------   --------

-----------     ---------    -----------   --------

-----------     ---------    -----------   --------

-----------     ---------    -----------   --------

-----------     ---------    -----------   --------

-----------     ---------    -----------   --------

-----------     ---------    -----------   --------

-----------     ---------    -----------   --------

-----------     ---------    -----------   --------

                                                              Schedule B to Note

                       OFFSHORE RATE LOANS AND REPAYMENTS
                             OF OFFSHORE RATE LOANS

                                       (3)
                     (2)            Interest            (4)
                  Amount of        Period for        Amount of         (5)
    (1)         Offshore Rate     Offshore Rate    Offshore Rate     Notation
    Date             Loan             Loan          Loan Repaid      Made By
-----------     -------------     -------------    -------------     ---------
-----------     -------------     -------------    -------------     ---------

-----------     -------------     -------------    -------------     ---------

-----------     -------------     -------------    -------------     ---------

-----------     -------------     -------------    -------------     ---------

-----------     -------------     -------------    -------------     ---------

-----------     -------------     -------------    -------------     ---------

-----------     -------------     -------------    -------------     ---------

-----------     -------------     -------------    -------------     ---------

-----------     -------------     -------------    -------------     ---------

-----------     -------------     -------------    -------------     ---------

-----------     -------------     -------------    -------------     ---------

-----------     -------------     -------------    -------------     ---------

-----------     -------------     -------------    -------------     ---------

-----------     -------------     -------------    -------------     ---------

-----------     -------------     -------------    -------------     ---------

                                                              Schedule C to Note

               SWING LINE LOANS AND REPAYMENT OF SWING LINE LOANS

                                        (3)
                     (2)             Interest           (4)
                  Amount of         Period for       Amount of          (5)
    (1)           Swing Line        Swing Line       Swing Line       Notation
    Date             Loan              Loan         Loan Repaid       Made By
-----------     -------------     -------------    -------------     ---------
-----------     -------------     -------------    -------------     ---------

-----------     -------------     -------------    -------------     ---------

-----------     -------------     -------------    -------------     ---------

-----------     -------------     -------------    -------------     ---------

-----------     -------------     -------------    -------------     ---------

-----------     -------------     -------------    -------------     ---------

-----------     -------------     -------------    -------------     ---------

-----------     -------------     -------------    -------------     ---------

-----------     -------------     -------------    -------------     ---------

-----------     -------------     -------------    -------------     ---------

-----------     -------------     -------------    -------------     ---------

-----------     -------------     -------------    -------------     ---------

-----------     -------------     -------------    -------------     ---------

-----------     -------------     -------------    -------------     ---------

-----------     -------------     -------------    -------------     ---------

                                  SCHEDULE 2.1

                                   COMMITMENTS

----------------------------------------------------------------------------------------------
                                                                                 PRO RATA
                          BANK                             COMMITMENT              SHARE
----------------------------------------------------------------------------------------------
BANK OF AMERICA, N.A.                                   $ 40,000,000.00     16.666666666666666
----------------------------------------------------------------------------------------------
UNION BANK OF CALIFORNIA, N.A.                          $ 35,000,000.00     14.583333333333334
----------------------------------------------------------------------------------------------
COBANK, ACB                                             $ 37,500,000.00     15.625000000000000
----------------------------------------------------------------------------------------------
HARRIS TRUST AND SAVINGS BANK                           $ 25,000,000.00     10.416666666666667
----------------------------------------------------------------------------------------------
SUNTRUST BANK                                           $ 37,500,000.00     15.625000000000000
----------------------------------------------------------------------------------------------
COOPERATIEVE CENTRALE RAIFFEISEN-BOERENLEENBANK B.A.,   $ 25,000,000.00     10.416666666666667
"RABOBANK-INTERNATIONAL" NEW YORK BRANCH
----------------------------------------------------------------------------------------------
FARM CREDIT SERVICES OF MINNESOTA VALLEY, PCA           $ 25,000,000.00     10.416666666666667
----------------------------------------------------------------------------------------------
THE BANK OF NEW YORK                                    $ 15,000,000.00      6.250000000000000
----------------------------------------------------------------------------------------------
TOTAL                                                   $240,000,000.00    100.000000000000000
----------------------------------------------------------------------------------------------

                                  SCHEDULE 4.01

                           EXISTING LETTERS OF CREDIT

(A) Edy's Grand Ice Cream entered into an Industrial Revenue Bond agreement with the City of Fort Wayne, Indiana on September 1, 1985 in the initial amount of $9,000,000 for the cost of acquiring, constructing and improving an ice cream production facility. Edy's Grand Ice Cream simultaneously entered into a Letter of Credit Agreement with Security Pacific National Bank, which has since been succeeded by Bank of America, N.A., as a backstop to the Industrial Revenue Bond agreement.

                                  SCHEDULE 6.7

                                      ERISA

                                      NONE

                                  SCHEDULE 6.11

                   Special Disclosures of Financial Condition

                                      NONE

                                  SCHEDULE 6.15

                                 LABOR RELATIONS

                                      NONE

                                  SCHEDULE 6.17

                                  Subsidiaries

         (a)      Subsidiaries of Dreyer's Grand Ice Cream Holdings, Inc.

                  Dreyer's Grand Ice Cream Inc., a Delaware corporation
                           Dreyer's Grand Ice Cream Holdings, Inc. owns 100%

                  Subsidiaries of Dreyer's Grand Ice Cream, Inc.

                           Dreyer's International, Inc. [FSC], a US Virgin Islands corporation
                                    Dreyer's Grand Ice Cream, Inc. owns 100%

                           Edy's Grand Ice Cream, a California corporation
                                    Dreyer's Grand Ice Cream, Inc. owns 100%

                           Edy's of Illinois, Inc., an Illinois corporation
                                    Edy's Grand Ice Cream owns 100%

                           Grand Soft Capital Company, a California corporation
                                    Dreyer's Grand Ice Cream, Inc. owns 100%

                           Grand Soft Equipment Company, a Kentucky corporation
                                    Dreyer's Grand Ice Cream, Inc. owns 100%

                           Yadon Enterprises, Inc., a California corporation
                                    Dreyer's Grand Ice Cream, Inc. owns 100%

                           BRW Management Inc., a Utah corporation
                                    Dreyer's Grand Ice Cream, Inc. owns 100%

                           Rutledge Distributing, Inc., a California corporation
                                    Dreyer's Grand Ice Cream, Inc. owns 100%

                  Nestle Ice Cream Company, LLC, a Delaware limited liability company.
                           Dreyer's Grand Ice Cream Holdings, Inc. owns 100%

                  Subsidiaries of Nestle Ice Cream Company, LLC

                           Rock Island Foods, Inc., a California Corporation
                                    Nestle Ice Cream Company, LLC owns 100%

(b)      Ownership Interests

         1. Dreyer's Grand Ice Cream, Inc. and Starbucks Holding Company entered into a Joint Venture and Partnership Agreement dated as of October 31, 1995.

         2. Dreyer's Grand Ice Cream, Inc. and M&M/Mars, a division of Mars Incorporated, a Delaware corporation entered into an Operating Agreement to create M&M/Mars/Dreyer's Grand Ice Cream LLC dated as of September 15, 1999.

         3. Dreyer's Grand Ice Cream, Inc. and Williams Inland Distributors, Inc., a Washington corporation, entered into an Agreement To Form Limited Liability Company to create Williams Inland Distributors, LLC dated May 24, 2001. Dreyer's Grand Ice Cream owns 45% interest in the LLC.

         4. Dreyer's Grand Ice Cream, Inc. has an investment in Oakland Low-Income Housing valued at $50,198 as of March 2003.

                                  SCHEDULE 8.1

                                 EXISTING LIENS

                                      NONE

                                  SCHEDULE 8.4

                                   INVESTMENTS

         (a) Dreyer's Grand Ice Cream, Inc. has loans to employees pursuant to the Company's Employee Secured Stock Purchase Plan with an aggregate principal amount of $2,070,000 as of March 29, 2003.

         (b) Nestle Ice Cream Company, LLC has loans to employees with an aggregate principal amount of $3,548,000 as of September 29, 2002.

                                  SCHEDULE 8.5

                                  Indebtedness

         1. Dreyer's: That amount of indebtedness reflected on the balance sheet liability statement below plus any bank borrowings which may have occurred from March 29, 2003.

                      Condensed Consolidated Balance Sheet
                                 (In thousands)

                                               March 29, 2003            December 28, 2002
                                               --------------            -----------------
                                                 (unaudited)                 (audited)
Liabilities and Stockholders' Equity
Current Liabilities:
Accounts payable and accrued liabilities          $122,243                    $131,362
Current portion of long-term debt                 $  2,143                    $  2,143
Total Current liabilities                         $124,386                    $133,505

Long-term debt less current portion               $154,929                    $118,529
Deferred income taxes                              $16,590                    $ 16,550
Total liabilities                                 $295,905                    $268,584

Stockholders' equity                              $244,482                    $243,988

Total liabilities and stockholders' equity        $540,387                    $512,572

         2. Nestle Ice Cream Company: That amount of indebtedness reflected on the balance sheet liability statement below plus any borrowings on the Nestle USA Inc. Demand Notes which may have occurred from September 29, 2002.

                      Condensed Consolidated Balance Sheet
                                 (In thousands)

                                                                      September 29, 2002
                                                                      ------------------
                                                                          (unaudited)
Liabilities and Stockholders' Equity
Current Liabilities:
Accounts payable, accrued liabilities, accrued payroll & benefits          $ 92,850
Nestle USA Inc. Demand Notes                                               $ 66,306
Total Current liabilities                                                  $159,156

Other Longterm Liabilities                                                 $  2,462
Deferred income taxes
Total liabilities                                                          $161,618

Stockholders' equity                                                       $619,474

Total liabilities and stockholders' equity                                 $781,092

                                  SCHEDULE 8.8

                             Contingent Obligations

                                      NONE

                                  SCHEDULE 11.2

                           Addresses for Notices, etc.

ADDRESSES FOR NOTICES

DREYER'S GRAND ICE CREAM, INC.
5929 College Avenue
Oakland, CA 94618

Attention:   William C. Collett
             Treasurer

Telephone:   510/601-4339
Facsimile:   510/450-4592

BANK OF AMERICA, N.A., as Agent
Bank of America, N.A.
231 S. LaSalle Street
Chicago, Illinois 60697

Attention:   David L. Catherall
             Principal

Telephone:   312/828-7169
Facsimile:   312/987-1276

BANK OF AMERICA, N.A., as a Bank

Domestic and Offshore Lending Office:

Bank of America, N.A.
901 Main Street
Dallas, Texas 75202-3714

Attention:   Greg Wells

Telephone:   214/209-2133
Facsimile:   214/290-9435

Wiring Instructions:

ABA No.:     111000012
Account No.: 1292000883
Reference:   Dreyer's Grand Ice Cream, Inc.

Notices (other than Notices of Borrowing and Notices of

Conversion/Continuation):

Bank of America, N.A.
231 S. LaSalle Street
Chicago, IL 60697
Attention:   David L. Catherall
             Principal

Telephone:   312/828-7169
Facsimile:   312/987-1276

UNION BANK OF CALIFORNIA, N.A.

Domestic and Offshore Lending Office:

Union Bank of California, N.A.
1980 Saturn Street
Monterey Park, CA 91755

Attention:   Gohar Karapervan

Telephone:   323/720-2679
Facsimile:   323/724-6198

Notices (other than Notices of Borrowing and Notices of
Conversion/Continuation)

Union Bank of California, N.A.
Two Walnut Creek Center
200 Pringle Ave., Suite 260
Walnut Creek, CA 94596

Attention:   Buddy Montgomery
             Vice President

Telephone:   925/947-2429
Facsimile:   925/947-2424

COBANK, ACB

Domestic and Offshore Lending Office:

CoBank, ACB
P.O. Box 5110
Denver, CO 80217
5500 South Quebec Street

Englewood, Colorado 80111

Attention:   Candy White
             Agency Loan Accountant

Telephone:   303/740-4311
Facsimile:   303/740-4021

Notices (other than Notices of Borrowing and Notices of
Conversion/Continuation):

CoBank, ACB
P.O. Box 5110
Denver, CO 80217
5500 South Quebec Street
Englewood, Colorado 80111

Attention:   S. Richard Dill
             Vice President

Telephone:   303/740-4197
Facsimile:   303/694-4366

CREDIT AGRICOLE INDOSUEZ

Domestic and Offshore Lending Office:

Credit Agricole Indosuez
55 E.  Monroe, Suite 4700
Chicago, IL 60603

Attention:   Natalie Klotz
             Loan Administrator

Telephone:   312/917-7498
Facsimile:   312/372-4421

Notices (other than Notices of Borrowing and Notices of
Conversion/Continuation):

Credit Agricole Indosuez
55 E. Monroe, Suite 4700
Chicago, IL 60603

Attention:   Alan Schmelzer
             Vice President, Sr.  Relationship Manager

Telephone:   312/917-7455
Facsimile:   312/372-3455

HARRIS TRUST AND SAVINGS BANK

Domestic and Offshore Lending Office:

Harris Trust and Savings Bank
111 W. Monroe Street, 17th Floor-West
Chicago, IL 60603

Attention:   Violetta Smith

Telephone:   312/461-3715
Facsimile:   312/293-4798

Notices (other than Notices of Borrowing and Notices of
Conversion/Continuation):

Harris Trust and Savings Bank
One Market, Spear Tower, Suite 1515
San Francisco, CA 94105

Attention:   Leili Ghazi
             Vice President

Telephone:   415/434-2200
Facsimile:   415/397-1888

RABOBANK INTERNATIONAL

Domestic and Offshore Lending Office:

Rabobank International
10 Exchange Place, 16th Floor
Jersey City, NJ 07302
Attention:   Christine Dell'Aira
             Sr. Customer Services Representative

Telephone:   201/499-5319
Facsimile:   201/499-5326

Notices (other than Notices of Borrowing and Notices of
Conversion/Continuation):

Rabobank International
4 Embarcadero Center, Suite 3200
San Francisco, CA 94111

Attention:   Bradford F. Scott
             Vice President

Telephone:   415/782-9809
Facsimile:   415/986-8349

SUNTRUST BANK

Domestic and Offshore Lending Office:

SunTrust Bank
25 Park Place, 2lst Floor
Atlanta, GA 30302

Attention:   Jan Kanopka
             CBA

Telephone:   404/658-4237
Facsimile:   404/230-1940

Notices (other than Notices of Borrowing and Notices of
Conversion/Continuation):

SunTrust Bank
303 Peachtree Street, MC 1905, 3rd Floor
Atlanta, GA 30308
Attention:   Marcy Lyons
             Director

Telephone:   415/492-4556
Facsimile:   415/492-4558

Farm Credit Services of Minnesota Valley, PCA dba FCS Commercial Finance Group

Domestic and Offshore Lending Office:

Commercial Finance Group
Interchange Tower
Suite 850
600 South Highway 169

Minneapolis, MN 55426
Attention:   James M. Grafing
             Senior Vice President
             Syndicated Finance

Telephone:   952/513-0326 Ext. 303
Facsimile:   952/513-9956

Notices (other than Notices of Borrowing and Notices of
Conversion/Continuation):

THE BANK OF NEW YORK

Domestic and Offshore Lending Office:

The Bank of New York
One Wall St., 22nd Floor
New York, NY 10005
Attention:   Dawn Hertling
             Administrator

Telephone:   212/635-6742
Facsimile:   212/635-6399 or 6877

Notices (other than Notices of Borrowing and Notices of
Conversion/Continuation):

The Bank of New York
10990 Wilshire Blvd., Suite 1125
Los Angeles, CA 90024

Attention:   Elizabeth T. Ying
             Vice President

Telephone:   310/996-8661
Facsimile:   310/996-8667

                                Credit Agreement

                            dated as of July 25, 2000

                                      among

                         DREYER'S GRAND ICE CREAM, INC.

                       THE BANKS PARTY TO THIS AGREEMENT,

                              BANK OF AMERICA, N.A.

                     as Agent for the Banks, Swing Line Bank
                       and Letter of Credit Issuing Bank,

                         UNION BANK OF CALIFORNIA, N.A.

                              as Syndication Agent

                                       and

                         BANC OF AMERICA SECURITIES LLC

                              as Lead Arranger and
                                  Book Manager

                                TABLE OF CONTENTS

                                                                                     PAGE
ARTICLE I DEFINITIONS...........................................................       1
         1.1      Certain Defined Terms.........................................       1
         1.2      Other Interpretive Provisions.................................      17
         1.3      Accounting Principles.........................................      18

ARTICLE II THE CREDITS..........................................................      18
         2.1      Amounts and Terms of Commitments..............................      18
         2.2      Loan Accounts; Noteless Agreement.............................      19
         2.3      Procedure for Borrowing.......................................      19
         2.4      Conversion and Continuation Elections.........................      20
         2.5      Change in Combined Commitments................................      21
         2.6      Optional Prepayments..........................................      22
         2.7      Repayment.....................................................      22
         2.8      Interest......................................................      22
         2.9      Fees..........................................................      23
         2.10     Computation of Fees and Interest..............................      24
         2.11     Payments by the Company.......................................      24
         2.12     Payments by the Banks to the Agent............................      25
         2.13     Sharing of Payments, Etc......................................      26
         2.14     Swing Line Commitment.........................................      26
         2.15     Borrowing Procedures for Swing Line Loans.....................      26
         2.16     Prepayment or Refunding of Swing Line Loans...................      26
         2.17     Participations in Swing Line Loans............................      27
         2.18     Participation Obligations Unconditional.......................      27
         2.19     Conditions to Swing Line Loans................................      28

ARTICLE III THE LETTERS OF CREDIT...............................................      28
         3.1      The Letter of Credit Subfacility..............................      28
         3.2      Issuance, Amendment and Renewal of Letters of Credit..........      29
         3.3      Risk Participations, Drawings and Reimbursements..............      31
         3.4      Repayment of Participations...................................      33
         3.5      Role of the Issuing Banks.....................................      33
         3.6      Obligations Absolute..........................................      34
         3.7      Cash Collateral Pledge........................................      35
         3.8      Letter of Credit Fees.........................................      35
         3.9      Uniform Customs and Practice..................................      36

ARTICLE IV TAXES, YIELD PROTECTION AND ILLEGALITY...............................      36
         4.1      Taxes.........................................................      36
         4.2      Illegality....................................................      37
         4.3      Increased Costs and Reduction of Return.......................      37
         4.4      Funding Losses................................................      38
         4.5      Inability to Determine Rates..................................      39
         4.6      Reserves on Offshore Rate Loans...............................      39

         4.7      Survival......................................................      39

ARTICLE V CONDITIONS PRECEDENT..................................................      39
         5.1      Conditions of Initial Loans Etc...............................      39
         5.2      Conditions to All Borrowings..................................      41

ARTICLE VI REPRESENTATIONS AND WARRANTIES.......................................      41
         6.1      Corporate Existence and Power.................................      41
         6.2      Corporate Authorization; No Contravention.....................      42
         6.3      Governmental Authorization....................................      42
         6.4      Binding Effect................................................      42
         6.5      Litigation....................................................      42
         6.6      No Default....................................................      43
         6.7      ERISA Compliance..............................................      43
         6.8      Use of Proceeds; Margin Regulations...........................      44
         6.9      Title to Properties...........................................      44
         6.10     Taxes.........................................................      44
         6.11     Financial Condition...........................................      44
         6.12     Environmental Matters.........................................      45
         6.13     Regulated Entities............................................      45
         6.14     No Burdensome Restrictions....................................      45
         6.15     Labor Relations...............................................      45
         6.16     Copyrights, Patents, Trademarks and Licenses, etc.............      45
         6.17     Subsidiaries..................................................      46
         6.18     Insurance.....................................................      46
         6.19     Full Disclosure...............................................      46
         6.20     Disclosure re Margin Stock....................................      46

ARTICLE VII AFFIRMATIVE COVENANTS...............................................      46
         7.1      Financial Statements..........................................      46
         7.2      Certificates; Other Information...............................      47
         7.3      Notices.......................................................      47
         7.4      Preservation of Corporate Existence, Etc......................      48
         7.5      Maintenance of Property.......................................      49
         7.6      Insurance.....................................................      49
         7.7      Payment of Obligations........................................      49
         7.8      Compliance with Laws..........................................      50
         7.9      Compliance with ERISA.........................................      50
         7.10     Inspection of Property and Books and Records..................      50
         7.11     Environmental Laws............................................      50
         7.12     Use of Proceeds...............................................      50
         7.13     Cooperation; Further Assurances...............................      51

ARTICLE VIII NEGATIVE COVENANTS.................................................      51
         8.1      Limitation on Liens...........................................      51
         8.2      Disposition of Assets.........................................      53

         8.3      Consolidations and Mergers....................................      54
         8.4      Loans and Investments.........................................      54
         8.5      Limitation on Indebtedness....................................      55
         8.6      Transactions with Affiliates..................................      55
         8.7      Use of Proceeds...............................................      56
         8.8      Contingent Obligations........................................      56
         8.9      Joint Ventures................................................      56
         8.11     Restricted Payments...........................................      57
         8.12     ERISA.........................................................      58
         8.13     Consolidated Net Worth........................................      58
         8.14     Minimum Fixed Charge Coverage Ratio...........................      58
         8.15     Funded Debt/EBITDA Ratio......................................      58
         8.16     Change in Business............................................      58
         8.17     Accounting Changes............................................      59
         8.18     Other Contracts...............................................      59
         8.19     Negative Pledge...............................................      59

ARTICLE IX EVENTS OF DEFAULT....................................................      59
         9.1      Event of Default..............................................      59
         9.2      Remedies......................................................      62
         9.3      Rights Not Exclusive..........................................      63

ARTICLE X THE AGENT.............................................................      63
         10.1     Appointment and Authorization.................................      63
         10.2     Delegation of Duties..........................................      63
         10.3     Liability of Agent............................................      64
         10.4     Reliance by Agent.............................................      64
         10.5     Notice of Default.............................................      64
         10.6     Credit Decision...............................................      65
         10.7     Indemnification of Agent......................................      65
         10.8     Agent in Individual Capacity..................................      66
         10.9     Successor Agent...............................................      66
         10.10    Withholding Tax...............................................      66
         10.11    Other Agent...................................................      68
         10.12    Guaranty Matters..............................................      68

ARTICLE XI MISCELLANEOUS........................................................      68
         11.1     Amendments and Waivers........................................      68
         11.2     Notices.......................................................      69
         11.3     No Waiver; Cumulative Remedies................................      70
         11.4     Costs and Expenses............................................      70
         11.5     Company Indemnification.......................................      70
         11.6     Payments Set Aside............................................      71
         11.7     Successors and Assigns........................................      71
         11.8     Assignments, Participations, etc..............................      71
         11.9     Confidentiality...............................................      73

         11.10    Set-off.......................................................      73
         11.11    Notification of Addresses, Lending Offices, Etc...............      73
         11.12    Counterparts..................................................      74
         11.13    Severability..................................................      74
         11.14    No Third Parties Benefitted...................................      74
         11.16    Waiver of Jury Trial..........................................      74

EXHIBITS

Exhibit A    Form of Compliance Certificate

Exhibit B    Form of Notice of Borrowing

Exhibit C    Form of Notice of Conversion/Continuation

Exhibit D    Form of Notice of Swing Line Loan

Exhibit E    Form of Request for Increase in Aggregate Commitment

Exhibit F    Form of Opinion of Counsel

Exhibit G    Form of Assignment and Acceptance Agreement

Exhibit H    Form of Note

SCHEDULES

Schedule 1.1      Pricing Schedule

Schedule 2.01     Commitments

Schedule 4.01     Existing Letters of Credit

Schedule 6.07     ERISA Compliance

Schedule 6.11     Special Disclosures of Financial Condition

Schedule 6.15     Labor Relations

Schedule 6.17     Subsidiaries

Schedule 8.01     Existing Liens

Schedule 8.04     Investments

Schedule 8.05     Indebtedness

Schedule 8.08     Contingent Obligations

Schedule 11.02    Addresses for Notices

                                    EXHIBIT B

                                FORM OF GUARANTY

                                    GUARANTY

         THIS GUARANTY dated as of June 27, 2003 is executed in favor of BANK OF AMERICA, N.A. ("Bank of America"), individually and as Agent (as defined below), and the Bank Parties (as defined below).

                              W I T N E S S E T H:

         WHEREAS, Dreyer's Grand Ice Cream, Inc. (the "Company"), various financial institutions (the "Banks") and Bank of America, as Agent for the Banks (in such capacity, the "Agent"), have entered into a Credit Agreement dated as of July 25, 2000 (as amended, restated or otherwise modified from time to time, the "Credit Agreement"); and

         WHEREAS, each of the undersigned will benefit from the making of loans and the issuance of letters of credit pursuant to the Credit Agreement and is willing to guaranty the Obligations (as defined below) as hereinafter set forth;

         NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, each of the undersigned agrees as follows:

         1. Definitions. Capitalized terms used but not defined herein have the respective meanings assigned to such terms in the Credit Agreement.

         2. Guaranty. Each of the undersigned hereby jointly and severally, unconditionally and irrevocably, as primary obligor and not merely as surety, guarantees the full and prompt payment when due, whether by acceleration or otherwise, and at all times thereafter, of (a) all obligations of the Company, howsoever created, arising or evidenced, whether direct or indirect, absolute or contingent, now or hereafter existing, or due or to become due, under the Credit Agreement or any other Loan Document, as the same may be amended, modified, extended or renewed from time to time, and (b) all obligations of the Company to any Bank Party under any Swap Contract, and each of the undersigned further agrees to pay all costs and expenses (including reasonable attorneys' fees and expenses) paid or incurred by the Agent or any Bank Party in enforcing this Guaranty or any other applicable Loan Document against such undersigned (all of the foregoing obligations, collectively, the "Obligations"); provided that the liability of each of the undersigned hereunder shall be limited to the maximum amount of the Obligations which such undersigned may guaranty without rendering this Guaranty void or voidable under any applicable fraudulent conveyance or fraudulent transfer law. As used herein, "Bank Party" means each Bank and any Affiliate of a Bank which is a party to a Swap Contract with the Company.

         3. Acceleration of Obligations in certain Circumstances. Each of the undersigned agrees that, if any Event of Default with respect to the Company under Sections 9.01(f) and (g) of the Credit Agreement shall occur at a time when any of the Obligations are not due and payable, such undersigned will pay to the Agent for the account of the Bank Parties forthwith the full amount which would be payable hereunder by such undersigned if all Obligations were then due and payable.

         4. Guaranty of Payment. This Guaranty shall in all respects be a continuing, irrevocable, absolute and unconditional guaranty of payment and not only collectibility, and shall remain in full force and effect (notwithstanding, without limitation, the dissolution of any of the undersigned, that at any time or from time to time no Obligations are outstanding or any other circumstance) until all Commitments have terminated and all Obligations have been paid in full.

         5. Reinstatement. The undersigned further agree that if at any time all or any part of any payment theretofore applied by the Agent or any Bank Party to any of the Obligations is or must be rescinded or returned by the Agent or such Bank Party for any reason whatsoever (including, without limitation, the insolvency, bankruptcy or reorganization of the Company or any of the undersigned), such Obligations shall, for purposes of this Guaranty, to the extent that such payment is or must be rescinded or returned, be deemed to have continued in existence, notwithstanding such application by the Agent or such Bank Party, and this Guaranty shall continue to be effective or be reinstated, as the case may be, as to such Obligations, all as though such application by the Agent or such Bank Party had not been made.

         6. Permitted Actions by Agent and Bank Parties. The Agent or any Bank Party may, from time to time, at its sole discretion and without notice to any of the undersigned, take any or all of the following actions without affecting the obligations of the undersigned hereunder: (a) retain or obtain a security interest in any property to secure any of the Obligations or any obligation hereunder, (b) retain or obtain the primary or secondary obligation of any obligor or obligors, in addition to the undersigned, with respect to any of the Obligations, (c) amend, modify or waive any provision of the Credit Agreement, any other Loan Document or any applicable Swap Contract, (d) extend or renew any of the Obligations for one or more periods (whether or not longer than the original period), alter or exchange any of the Obligations, or release or compromise any obligation of any of the undersigned hereunder or any obligation of any nature of any other obligor with respect to any of the Obligations, (e) release its security interest in, or surrender, release or permit any substitution or exchange for, all or any part of any property securing any of the Obligations or any obligation hereunder, and (f) resort to any of undersigned for payment of any of the Obligations when due, whether or not the Agent or such Bank Party shall have resorted to any property securing any of the Obligations or shall have proceeded against any other of the undersigned or any other obligor primarily or secondarily obligated with respect to any of the Obligations.

         7. Delay of Subrogation. Notwithstanding any payment made by or for the account of any of the undersigned pursuant to this Guaranty, the undersigned shall not be subrogated to any right of the Agent or any Bank Party until such time as this Guaranty shall have been discontinued as to all of the undersigned and the Agent and the Bank Parties shall have received payment in cash of the full amount of all Obligations.

         8. Certain Waivers. The undersigned hereby expressly waive: (a) notice of the acceptance by the Agent or any Bank Party of this Guaranty, (b) notice of the existence or creation or non-payment of all or any of the Obligations, (c) presentment, demand, notice of dishonor, protest and all other notices whatsoever, and (d) all diligence in collection or protection of or realization upon any Obligations or any security for or guaranty of any Obligations.

         9. Additional Obligations. The creation or existence from time to time of additional Obligations to the Agent or any Bank Party is hereby authorized, without notice to any of the undersigned, and shall in no way affect or impair the rights of the Agent or any Bank Party or the obligations of the undersigned under this Guaranty.

         10. Assignments by Bank Parties. The Agent and any Bank Party may from time to time, without notice to any of the undersigned (but subject to the terms of the Credit Agreement), assign or transfer any or all of the Obligations or any interest therein; and, notwithstanding any such assignment or transfer or any subsequent assignment or transfer thereof, such Obligations shall be and remain Obligations for purposes of this Guaranty, and each and every immediate and successive assignee or transferee of any of the Obligations or of any interest therein shall, to the extent of the interest of such assignee or transferee in the Obligations, be entitled to the benefits of this Guaranty to the same extent as if such assignee or transferee were an original Bank Party.

         11. No Implied Waivers; Amendments. No delay on the part of the Agent or any Bank Party in the exercise of any right or remedy shall operate as a waiver thereof, and no single or partial exercise by the Agent or any Bank Party of any right or remedy shall preclude other or further exercise thereof or the exercise of any other right or remedy; nor shall any modification or waiver of any provision of this Guaranty be binding upon the Agent or any Bank Party except as expressly set forth in a writing duly signed and delivered on behalf of the Agent. For purposes of this Guaranty, Obligations shall include all obligations of the Company to the Agent or any Bank Party arising under or in connection with any Loan Document, notwithstanding any right or power of the Company or anyone else to assert any claim or defense as to the invalidity or unenforceability of any such obligation, and no such claim or defense shall affect or impair the obligations of the undersigned hereunder.

         12. Role of Agent. Pursuant to the Credit Agreement, (a) this Guaranty has been delivered to the Agent and (b) the Agent has been authorized to enforce this Guaranty on behalf of the Bank Parties. All payments by the undersigned pursuant to this Guaranty shall be made to the Agent for ratable application to the Obligations.

         13. Successors and Assigns. This Guaranty shall be binding upon the undersigned and the successors and assigns of the undersigned; and to the extent that the Company or any of the undersigned is a partnership, corporation, limited liability company or other entity, all references herein to such entity shall be deemed to include any successor or successors, whether immediate or remote, to such entity. The term "undersigned" as used herein shall mean all parties executing this Guaranty and each of them, and all such parties shall be jointly and severally obligated hereunder.

         14. Section Captions. Section captions used in this Guaranty are for convenience only and shall not affect the interpretation of this Guaranty.

         15. Information Regarding the Company. Each of the undersigned (a) represents and warrants that it has adequate means to keep itself informed of the financial condition and creditworthiness of the Company and (b) acknowledges and agrees that neither the Agent nor any Bank Party shall have any obligation to provide to the undersigned any information which the Agent or such Bank Party may have about the Company.

         16. Governing Law, etc. This Guaranty shall be construed in accordance with and governed by the laws of the State of Illinois applicable to contracts made and to be performed entirely within such state. Wherever possible each provision of this Guaranty shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Guaranty shall be prohibited by or invalid under such law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Guaranty.

         17. Counterparts. This Guaranty may be executed in any number of counterparts and by the different parties hereto on separate counterparts, and each such counterpart shall be deemed to be an original but all such counterparts shall together constitute one and the same Guaranty. At any time after the date of this Guaranty, one or more additional Persons may become parties hereto by executing and delivering to the Agent a counterpart of this Guaranty. Immediately upon such execution and delivery (and without any further action), each such additional Person will become a party to, and will be bound by all of the terms of, this Guaranty.

         18. SUBMISSION TO JURISDICTION. ANY LITIGATION BASED HEREON, OR ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS GUARANTY OR ANY OTHER LOAN DOCUMENT TO WHICH ANY OF THE UNDERSIGNED IS A PARTY, MAY BE BROUGHT AND MAINTAINED IN THE COURTS OF THE STATE OF ILLINOIS OR IN THE UNITED STATES DISTRICT COURT FOR THE NORTHERN DISTRICT OF ILLINOIS; PROVIDED THAT ANY SUIT SEEKING ENFORCEMENT AGAINST ANY COLLATERAL OR OTHER PROPERTY MAY BE BROUGHT, AT THE AGENT'S OPTION, IN THE COURTS OF ANY JURISDICTION WHERE SUCH COLLATERAL OR OTHER PROPERTY MAY BE FOUND. EACH OF THE UNDERSIGNED EXPRESSLY AND IRREVOCABLY SUBMITS TO THE NON-EXCLUSIVE JURISDICTION OF THE COURTS OF THE STATE OF ILLINOIS AND OF THE UNITED STATES DISTRICT COURT FOR THE NORTHERN DISTRICT OF ILLINOIS FOR THE PURPOSE OF ANY SUCH LITIGATION. EACH OF THE UNDERSIGNED FURTHER IRREVOCABLY CONSENTS TO THE SERVICE OF PROCESS BY REGISTERED MAIL, POSTAGE PREPAID, TO THE ADDRESS SET FORTH UNDER ITS NAME ON SCHEDULE I HERETO (OR SUCH OTHER ADDRESS AS IT SHALL HAVE SPECIFIED IN WRITING TO THE AGENT AS ITS ADDRESS FOR NOTICES HEREUNDER) OR BY PERSONAL SERVICE WITHIN OR WITHOUT THE STATE OF ILLINOIS. EACH OF THE UNDERSIGNED HEREBY EXPRESSLY AND IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY OBJECTION WHICH IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY SUCH LITIGATION BROUGHT IN ANY COURT REFERRED TO ABOVE AND ANY CLAIM THAT ANY SUCH LITIGATION HAS BEEN BROUGHT IN AN INCONVENIENT FORUM.

         19. WAIVER OF JURY TRIAL. EACH OF THE UNDERSIGNED (AND, BY ACCEPTING THE BENEFITS HEREOF, EACH OF THE AGENT AND EACH BANK PARTY) HEREBY WAIVES ANY RIGHT TO A TRIAL BY JURY IN ANY ACTION OR PROCEEDING TO ENFORCE OR DEFEND ANY RIGHTS UNDER THIS GUARANTY OR ANY OTHER LOAN DOCUMENT AND ANY AMENDMENT, INSTRUMENT, DOCUMENT OR AGREEMENT DELIVERED OR WHICH MAY IN THE FUTURE BE DELIVERED IN CONNECTION HEREWITH OR THEREWITH OR ARISING FROM ANY FINANCING RELATIONSHIP EXISTING IN CONNECTION WITH ANY OF THE FOREGOING, AND AGREES THAT ANY SUCH ACTION OR PROCEEDING SHALL BE TRIED BEFORE A COURT AND NOT BEFORE A JURY.

                             [Signatures to follow]

         IN WITNESS WHEREOF, this Guaranty has been duly executed and delivered as of the day and year first above written.

                                   DREYER'S GRAND ICE CREAM HOLDINGS, INC.

                                   By:
                                   Name: William C. Collett
                                   Title:. Treasurer

                                   NESTLE ICE CREAM COMPANY, LLC

                                   By:
                                   Name: William C. Collett
                                   Title:. Treasurer

                                   EDY'S GRAND ICE CREAM

                                   By:
                                   Name: William C. Collett
                                   Title:. Treasurer

                                   Signature page for the Guaranty (the
                                   "Guaranty") dated as of June 27, 2003 issued by various affiliates of Dreyer's Grand Ice Cream, Inc. (the "Company") in favor of Bank of America, N.A., as Agent under the Credit Agreement with the Company and various other parties.

                                   The undersigned is executing a counterpart hereof for purposes of becoming a party hereto as of the date set forth below (and the undersigned has attached hereto a supplement to Schedule I to the Guaranty setting forth the notice address of the undersigned for purposes of the Guaranty):

                                   [NEW GUARANTOR]

                                   By: _________________________________________
                                   Name: Printed: ______________________________
                                   Title: ______________________________________

Date: ______________, ______

                                   SCHEDULE I

                             ADDRESSES OF GUARANTORS

c/o Dreyer's Grand Ice Cream, Inc.
5929 College Avenue
Oakland, California 94618-1391
Attn: William C. Collett, Treasurer

                                    EXHIBIT C

                         FORM OF INTERCREDITOR AGREEMENT

                             INTERCREDITOR AGREEMENT

         This INTERCREDITOR AGREEMENT dated as of June 27, 2003 is among the holders of the Senior Notes (as defined below) listed on the attached Annex I and each other holder of a Senior Note that may hereafter become a party to this Agreement (each a "NOTEHOLDER" and collectively, the "NOTEHOLDERS"), and Bank of America, N.A. ("BANK OF AMERICA") as administrative agent for and representative of the Bank Lenders (as defined below) under the Bank Credit Agreement (as defined below) and as representative of the Swap Providers (as defined below) (in such capacity, the "BANK AGENT").

                                    RECITALS

         A. Pursuant to Note Purchase Agreements dated as of June 6, 1996 between Dreyer's Grand Ice Cream, Inc., a Delaware corporation (the "COMPANY"), and each of the Noteholders (as modified, amended, renewed or replaced, collectively the "NOTE AGREEMENT"), the Company has issued and sold to the Noteholders $15,000,000 aggregate principal amount (of which approximately $8,500,000 is outstanding on the date hereof) of its 8.06% Senior Notes, Series B, due June 1, 2006, and $20,000,000 aggregate principal amount of its 8.34% Senior Notes, Series C, due June 1, 2008 (collectively the "SENIOR NOTES").

         B. Pursuant to the Credit Agreement dated as of July 25, 2000 (as modified, amended, renewed or replaced, including any increase in the amount thereof, the "BANK CREDIT AGREEMENT") among the Company and each of the financial institutions party thereto (collectively with the successors and assigns thereof, the "BANK LENDERS"), the Bank Lenders have provided to the Company certain credit facilities in a current aggregate principal amount of up to $240,000,000.

         C. The Company may from time to time enter into Swap Contracts (as defined in the Bank Credit Agreement) with one or more Bank Lenders or affiliates thereof (collectively with the successors and assigns thereof the "SWAP PROVIDERS").

         D. Pursuant to the Bank Credit Agreement each of the entities listed on the attached Annex II (collectively, together with each other entity that shall at any time be a Guarantor under a Guaranty, as hereinafter defined, the "GUARANTORS") will enter into a guaranty agreement pursuant to which the Guarantors will guaranty to the Bank Agent, the Bank Lenders and the Swap Providers the payment of the Bank Obligations and the Swap Obligations and the payment and performance of all other obligations of the Company under the Bank Credit Agreement and any Swap Contract (as modified, amended, renewed or replaced, the "BANK OBLIGATION GUARANTY").

         E. Pursuant to the Note Agreement, the Guarantors will enter into a guaranty agreement pursuant to which the Guarantors will guaranty to the Noteholders the payment of the Noteholder Obligations and the payment and performance of all other obligations of the Company under the Note Agreement and the Senior Notes (as modified, amended, renewed or replaced, the "NOTE OBLIGATION GUARANTY").

         F. The Bank Obligation Guaranty and the Note Obligation Guaranty are each hereinafter referred to as a "GUARANTY."

         NOW, THEREFORE, in consideration of the premises and other good and valuable consideration, the sufficiency and receipt of which are hereby acknowledged, the parties hereto agree as follows:

SECTION 1.        DEFINITIONS.

         The following terms shall have the meanings assigned to them below in this Section 1 or in the provisions of this Agreement referred to below:

         "BANK AGENT" has the meaning assigned in the introductory paragraph.

         "BANK CREDIT AGREEMENT" has the meaning assigned in the Recitals.

         "BANK OF AMERICA" has the meaning assigned in the introductory paragraph.

         "BANK LENDERS" has the meaning assigned in the Recitals.

         "BANK OBLIGATION GUARANTY" has the meaning assigned in the Recitals.

         "BANK OBLIGATIONS" means all outstanding obligations of the Company from time to time owing under the Bank Credit Agreement consisting of principal, interest, letter of credit obligations (including Contingent L/C Obligations), break-funding amounts, fees, expenses (including all reasonable costs of collecting amounts payable under the Bank Credit Agreement, the Bank Obligation Guaranty or any related document) and indemnities.

         "BANKRUPTCY PROCEEDING" means, with respect to any Person, a general assignment of such Person for the benefit of its creditors, or the institution by or against such Person of any proceeding seeking relief as debtor, or seeking to adjudicate such Person as bankrupt or insolvent, or seeking reorganization, arrangement, adjustment or composition of such Person or its debts, under any law relating to bankruptcy, insolvency, reorganization or relief of debtors, or seeking appointment of a receiver, trustee, custodian or other similar official for such Person or for any substantial part of its property.

         "COMPANY" has the meaning assigned in the Recitals.

         "CONTINGENT L/C OBLIGATIONS" means any and all contingent obligations of the Company to reimburse the issuers of Letters of Credit for drawings under such Letters of Credit.

         "CREDITOR" means each Noteholder, each Bank Lender, each Swap Provider and the Bank Agent.

         "EXCESS GUARANTY PAYMENT" means, as to any Creditor, an amount equal to the Guaranty Payment received by such Creditor less the Pro Rata Share of Guaranty Payments to which such Creditor is then entitled.

         "GUARANTORS" has the meaning assigned in the Recitals.

         "GUARANTY" has the meaning assigned in the Recitals.

         "GUARANTY PAYMENT" has the meaning assigned in Section 2.

         "LETTER OF CREDIT" means a letter of credit issued by a Bank Lender, or an issuing bank on behalf of a Bank Lender, for the account of the Company pursuant to the Bank Credit Agreement.

         "NOTE AGREEMENT" has the meaning assigned in the Recitals.

         "NOTEHOLDER" has the meaning assigned in the introductory paragraph.

         "NOTEHOLDER OBLIGATIONS" means all outstanding obligations of the Company from time to time owing under the Note Agreement and the Senior Notes consisting of principal, interest, make-whole amounts, fees, expenses (including all reasonable costs of collecting amounts payable under the Note Agreement, the Senior Notes, the Note Obligation Guaranty or any related document) and indemnities.

         "NOTE OBLIGATION GUARANTY" has the meaning assigned in the Recitals.

         "PERSON" means any individual, corporation, company, voluntary association, partnership, joint venture, limited liability company, trust, unincorporated organization or government (or any agency, instrumentality or political subdivision thereof).

         "PRO RATA SHARE OF GUARANTY PAYMENTS" means, as of the date any Guaranty Payment is received by a Creditor, an amount equal to the product obtained by multiplying (a) the amount of all Guaranty Payments received by all Creditors on such date by (b) a fraction, the numerator of which is the Specified Amount then owing to such Creditor and the denominator of which is the aggregate amount of all outstanding Subject Obligations (without giving effect in the denominator to the application of any such Guaranty Payment).

         "RECEIVING CREDITOR" has the meaning assigned in Section 2.

         "SENIOR NOTES" has the meaning assigned in the Recitals.

         "SPECIFIED AMOUNT" means, as to any Creditor, the aggregate amount of the Subject Obligations owed to such Creditor.

         "SUBJECT OBLIGATIONS" means the Bank Obligations, the Swap Obligations and the Noteholder Obligations.

         "SWAP OBLIGATIONS" means all obligations of the Company arising under or in connection with any Swap Contract entered into with any Swap Provider.

         "SWAP PROVIDERS" has the meaning assigned in the Recitals.

         "TRIGGERING EVENT" means (a) the occurrence and continuation of a Bankruptcy Proceeding with respect to the Company or any Guarantor, (b) the unpaid principal amount of the obligations under the Bank Credit Agreement or the Note Agreement, as applicable, and all interest accrued and unpaid thereon have been declared to be then due and payable or (c) the receipt or recovery of any amounts by any Creditor through any exercise of any right of setoff or banker's lien (whether by law, contract or otherwise).

SECTION 2.        SHARING OF RECOVERIES.

                  (a) Each Creditor agrees with each other Creditor that all payments received from or on behalf of a Guarantor in connection with a Guaranty or pursuant to any Creditor's right of set-off or banker's lien against any Guarantor (whether based on common law, statute, contract or otherwise) (any of the foregoing, a "GUARANTY PAYMENT") (i) within 45 days prior to a Triggering Event or (ii) following the occurrence of a Triggering Event, shall be shared so that each Creditor shall receive its Pro Rata Share of Guaranty Payments. Accordingly, each Creditor agrees that in the event (a) an event described in clause (i) or (ii) above has occurred, (b) any Creditor receives an Excess Guaranty Payment (a "RECEIVING CREDITOR"), and (c) any other Creditor does not concurrently receive its Pro Rata Share of Guaranty Payments, then the Receiving Creditor shall promptly remit such portion of the Excess Guaranty Payment to each other Creditor who is then entitled thereto so that after giving effect to such payment (and any other payments then being made by any other Receiving Creditor pursuant to this Section 2) each Creditor shall have received its Pro Rata Share of Guaranty Payments. In the event that any Guaranty Payment or part thereof received by any Creditor is recovered thereafter from such Creditor by any Guarantor (including any trustee in bankruptcy of any Guarantor or any creditor thereof), then such Guaranty Payment or part thereof shall, for purposes of this Section 2, be deemed to have not been received.

                  (b) Any such payments shall be deemed to be and shall be made in consideration of the purchase for cash at face value, but without recourse, ratably from the other Creditors such amount of Subject Obligations (or interest therein) to the extent necessary to cause such Creditor to share such Excess Guaranty Payment with the other creditors as hereinabove provided; provided that if any such purchase or payment is made by any Receiving Creditor and if such Excess Guaranty Payment or part thereof is thereafter recovered from such Receiving Creditor by any Guarantor (including, without limitation, by any trustee in bankruptcy of any Guarantor or any creditor thereof), the related purchase from the other Creditors shall be rescinded ratably and the purchase price restored to the Receiving Creditor as to the portion of such Excess Guaranty Payment so recovered, but without interest; and provided further nothing herein contained shall obligate any Creditor to resort to any setoff, application of deposit balance or other means of payment under any Guaranty or avail itself of any recourse by resort to any property of the Company or any Guarantor, the taking of any such action to remain within the absolute discretion of such Creditor without obligation of any kind to the other Creditors to take any such action.

                  (c) Notwithstanding anything to the contrary set forth herein, any Guaranty Payments which, pursuant to Section 2(a) above, are to be remitted to the Bank Agent or any Bank Lender on account of Bank Obligations which are Contingent L/C Obligations shall not be remitted to the Bank Agent or such Bank Lender in accordance with Section 2(a), but instead shall be remitted to the Bank Agent and held in a separate cash collateral account (the "L/C ACCOUNT") by the Bank Agent and distributed by the Bank Agent only in accordance with this Section 2(c). In the event, and upon the condition that, any Contingent L/C Obligation becomes an absolute obligation of the Company upon the honoring of a draw under any Letter of Credit, the Bank Agent shall withdraw from the L/C Account and shall pay over to the Bank Lender (or issuing bank on behalf of such Bank Lender) that honored such draw an amount equal to the Withdrawal Amount with respect to the amount of such draw together with interest on such Withdrawal Amount at the rate earned while on deposit in the L/C Account. In the event that any Contingent L/C Obligation lapses on account of the expiration or other termination of the applicable Letter of Credit, an amount equal to the Withdrawal Amount with respect to such lapsed Contingent L/C Obligation, together with interest on account of such amount at the rate earned while on deposit in the Payment Account, shall be released from the L/C Account and shall be distributed by the Bank Agent to the Creditors as a Guaranty Payment in accordance with Section 2(a). As used herein "WITHDRAWAL AMOUNT" means the product of (a) the quotient of (i) the amount of a Contingent L/C Obligation which has then become an absolute obligation on account of a draw or the amount of a Contingent L/C Obligation which has lapsed on account of the expiration or termination of the applicable Letter of Credit, as the case may be, over (ii) the total amount of all Contingent L/C Obligations and (b) the total amount then deposited in the L/C Account.

SECTION 3.        AGREEMENT AMONG THE CREDITORS.

         SECTION 3.1 INDEPENDENT ACTIONS BY CREDITORS. Nothing contained in this Agreement shall prohibit any Creditor from accelerating the maturity of, or demanding payment from any Guarantor on, any Subject Obligation of the Company to such Creditor or from instituting legal action against the Company or any Guarantor to obtain a judgment or other legal process in respect of any Subject Obligation, but any funds received from any Guarantor in connection with any recovery therefrom shall be subject to the terms of this Agreement.

         SECTION 3.2 RELATION OF CREDITORS. This Agreement is entered into solely for the purposes set forth herein, and no creditor assumes any responsibility to any other party hereto to advise such other party of information known to such other party regarding the financial condition of the Company or any Guarantor or of any other circumstance bearing upon the risk of nonpayment of any Subject Obligation. Each Creditor specifically acknowledges and agrees that nothing contained in this Agreement is or is intended to be for the benefit of the Company or any Guarantor and nothing contained herein shall limit or in any way modify any of the obligations of the Company or any Guarantor to the Creditors.

         SECTION 3.3 ACKNOWLEDGMENT OF GUARANTY. Each party expressly acknowledges the existence and validity of the Note Obligation Guaranty and the Bank Obligation Guaranty, agrees not to contest or challenge the validity of the Note Obligation Guaranty or the Bank Obligation Guaranty and agrees that the judicial or other determination of the invalidity of the Note Obligation Guaranty or the Bank Obligation Guaranty shall not affect the provisions of this Agreement.

         SECTION 3.4 NOTICE OF CERTAIN EVENTS. Each Creditor agrees that upon (i) the occurrence of a Triggering Event or (ii) the receipt, or deemed receipt, of a Guaranty Payment, it shall promptly notify each other Creditor (in the case of notices to each Bank Lender and the Bank Agent, by notice to the Bank Agent) of the occurrence of such Triggering Event or the receipt of such Guaranty Payment. In addition, each Creditor agrees to provide to the other Creditors (in the case of notices to each Bank Lender and the Bank Agent, by notice to the Bank Agent) the amount of its Subject Obligations at such reasonable times as may be necessary to determine such Creditor's Pro Rata Share of Guaranty Payments.

SECTION 4.        MISCELLANEOUS.

         SECTION 4.1 ENTIRE AGREEMENT. This Agreement represents the entire Agreement among the Creditors and, except as otherwise provided, this Agreement may not be altered, amended, modified or terminated except in a writing executed by all the parties to this Agreement.

         SECTION 4.2 NOTICES. Notices hereunder shall be given to the Creditors in the manner and at their addresses as set forth in the Note Agreement, as to the Noteholders, and to the Bank Agent at the address set forth below, as to the Bank Lenders and the Bank Agent, or at such other address as may be designated by each Creditor in a written notice to the other parties hereto.

         SECTION 4.3 SUCCESSORS AND ASSIGNS. This Agreement shall be binding upon and inure to the benefit of each of the Creditors and their respective successors and assigns, whether so expressed or not, and, in particular, shall inure to the benefit of and be enforceable against any future holder or holders of any Subject Obligations, and the term "Creditor" shall include any such subsequent holder of Subject Obligations, wherever the context permits.

         SECTION 4.4 CONSENTS, AMENDMENT, WAIVERS. All amendments and waivers of or consents with respect to any provision of this Agreement shall be effective only if the same shall be in writing and signed by all of the Creditors.

         SECTION 4.5 GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the laws of the State of New York.

         SECTION 4.6 COUNTERPARTS. This Agreement may be executed in any number of counterparts, all of which taken together shall constitute one Agreement, and any of the parties hereto may execute this Agreement by signing any such counterpart.

         SECTION 4.7 SALE OF INTEREST. No Creditor will sell, transfer or otherwise dispose of any interest in the Subject Obligations unless such purchaser or transferee shall agree, in writing, to be bound by the terms of this Agreement, other than (a) the sale of a participation in the Bank Credit Agreement, and (b) the assignment and pledge of all or any portion of the Subject Obligations of any Bank Lender to any Federal Reserve Bank as collateral security pursuant to Regulation A and any Operating Circular issued by such Federal Reserve Bank, but no such assignment shall release the assigning Bank Lender from its obligations hereunder.

         SECTION 4.8 SEVERABILITY. In case any one or more of the provisions contained in this Agreement shall be invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions of this Agreement shall not in any way be affected or impaired thereby.

         SECTION 4.9 CERTAIN EXPENSES. The Company agrees to pay directly each Creditor's out-of-pocket expenses in connection with the preparation, execution and delivery of this Agreement and the transactions contemplated hereby and all such expenses of any Creditor relating to any proposed amendment, waiver or consent, whether or not consummated, pursuant to the provisions hereof.

         SECTION 4.10 EFFECTIVENESS. Notwithstanding anything contained herein to the contrary, this Agreement shall not be effective until it shall have been executed and delivered by the Bank Agent and each of the Noteholders.

         SECTION 4.11 HEADINGS. The headings of the sections and subsections of this Agreement are inserted for convenience only and do not constitute a part of this Agreement.

         SECTION 4.12 EFFECT OF BANKRUPTCY OR INSOLVENCY. This Agreement shall continue in effect notwithstanding the bankruptcy or insolvency of any party hereto or the Company or any Guarantor.

         SECTION 4.13 BANK AGENT REPRESENTATION. Bank of America hereby represents and warrants that it has been duly authorized by each Person that is a Bank Lender or Swap Provider as of the date hereof, and that it will be duly authorized by each Person that becomes a Bank Lender or Swap Provider after the date hereof, to execute and deliver this Agreement on behalf of such Bank Lender or such Swap Provider and that the execution and delivery of this Agreement by Bank of America on behalf of such Bank Lender or such Swap Provider binds such Bank Lender and Swap Provider to the terms hereof with the same effect as if such Bank Lender or such Swap Provider had itself executed and delivered this Agreement.

                             [SIGNATURES TO FOLLOW]

         IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

                                BANK OF AMERICA, N.A., as Bank Agent, on behalf of itself, each Bank Lender and each Swap Provider

                                By:

                                     Name:  David L. Catherall
                                     Title: Vice President

                                Address:

                                Bank of America, N.A.
                                231 S. LaSalle Street, 10th Floor
                                Chicago, Illinois 60697
                                Attention: David L. Catherall
                                Telephone: (312) 828-7169

                                THE PRUDENTIAL INSURANCE COMPANY
                                OF AMERICA

                                By:
                                    Name: Stephen J. DiMartini
                                    Title: Vice President

                                TRANSAMERICA LIFE INSURANCE AND
                                ANNUITY COMPANY

                                By:
                                    Name: Frederick B. Howard
                                    Title: Vice President

Acknowledged and agreed to, including,
without limitation, as to the provisions of Sections 2(b) and 4.9:

                                DREYER'S GRAND ICE CREAM, INC.

                                By:
                                    Name: William C. Collett
                                    Title: Treasurer

                                DREYER'S GRAND ICE CREAM HOLDINGS, INC.

                                By:
                                    Name: William C. Collett
                                    Title: Treasurer

                                NESTLE ICE CREAM COMPANY, LLC

                                By:
                                    Name: William C. Collett
                                    Title: Treasurer

                                EDY'S GRAND ICE CREAM

                                By:
                                    Name: William C. Collett
                                    Title: Treasurer

                                     ANNEX I

                             Holders of Senior Notes

                   THE PRUDENTIAL INSURANCE COMPANY OF AMERICA

                 TRANSAMERICA LIFE INSURANCE AND ANNUITY COMPANY

                                   Annex I-1

                                    ANNEX II

                                   Guarantors

                     DREYER'S GRAND ICE CREAM HOLDINGS, INC.

                          Nestle ICE CREAM COMPANY, LLC

                              EDY'S GRAND ICE CREAM

                                   Annex II-1